PARTICIPATION AGREEMENT
LLOG MC 489 / 490 PROSPECT

This Participation Agreement ("Agreement") is entered into and made effective this 1st day of July, 2007 ("Effective Date") by and between **LLOG Exploration Offshore, Inc.** ("LLOG"), whose mailing address is 11700 Old Katy Road, Suite 295, Houston, Texas 77079 and **Ridgewood Energy Corporation,** ("Ridgewood"), whose mailing address is 11700 Old Katy Road, Suite 280, Houston, Texas 77079, herein referred to collectively as "Parties" and individually as a "Party".

WITNESSETH

WHEREAS, LLOG has acquired leasehold interests to OCS Oil and Gas leases: (a) OCS-G 21762 covering Mississippi Canyon Block 489, pursuant to that certain Letter Agreement dated June 14, 2005, by and between Kerr-McGee Oil & Gas Corporation, Hunt Oil Company and LLOG (the "MC 489 Agreement") and (b) OCS-G 27276 covering Mississippi Canyon Block 490, acquired by LLOG at OCS Lease Sale 175, which collectively make up the LLOG MC 489 / 490 Prospect (hereinafter referred to as the "Prospect"), and

WHEREAS, pursuant to that certain Confidentiality Agreement dated April 3, 2007 by and between LLOG and Ridgewood covering the Prospect, Ridgewood has advised LLOG of its election to participate in the drilling of the initial exploratory well on the Prospect, and

WHEREAS, LLOG and Ridgewood desire to set forth the terms and conditions under which Ridgewood shall participate in the initial exploratory well and receive an assignment of an interest in the Leases comprising the Prospect, all as more fully provided for herein, and

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, together with the mutual covenants, conditions, and obligations contained herein, LLOG and Ridgewood do hereby enter into this Agreement under the following terms and conditions:

ARTICLE I
DEFINITIONS

1.1 AFE: shall mean the Authorization for Expenditure for the initial exploratory well on the Prospect, a copy of which is attached hereto as Exhibit "A-1".

1.2 Contract Area: shall mean the Mississippi Canyon Blocks 489 and 490.

1.3 Initial Exploratory Well ("IEW"): shall mean the first well or its substitute well(s), as provided for in Article III below, to be drilled within the Contract Area to the Objective Depth.

1.4 Lease(s): shall mean the Federal OCS Oil and Gas Leases described as OCS-G 21762, Mississippi Canyon Block 489 and OCS-G 27276, Mississippi Canyon Block 490.

1.5 Objective Depth: shall mean a true vertical depth of at least 13,884 feet true vertical depth, or to a depth sufficient to test the Upper Miocene 'Cat Mex' Formation, as defined hereinafter, whichever is deeper. For the purposes of this Agreement, the Upper Miocene 'Cat Mex' Formation shall be deemed drilled to a sufficient depth when the IEW has been drilled to a depth at least 200' below the seismic trough amplitude event observed at 4.110 seconds on Inline 4787 and Crossline 6086 of the full-offset processed version of the CGG 'MC-AV' 3-D Seismic Survey.

1.6 Operating Agreement: shall mean the Mississippi Canyon Blocks 489 / 490 Operating Agreement attached hereto as Exhibit "B" to be executed among the working interest owners effective as of July 1, 2007.

1.7 Well Plan: shall mean the Well Plan for the IEW attached hereto as Exhibits "A-2", "A-3", "A-4" and"A-4"5".

1.8 Capitalized terms used throughout this Agreement and not defined in Sections 1.1 through 1.7 above, shall have the meanings ascribed to them elsewhere in this Agreement or in the Exhibits attached hereto.

Article II
EXHIBITS

The following Exhibits are attached hereto and made a part of this Agreement:

Exhibit "A-1"	Authority for Expenditure OCS-G 21762 #4 Well
Exhibit "A-2"	Well Schematic for OCS-G 21762 #4 Well
Exhibit "A-3_	Directional Survey for OCS-G 21762 #4 Well
Exhibit "A-4"	Pore Pressure, Fracture Pressure for OCS-G 21762 #4 Well
Exhibit "A-5"	Days v. Depth Chart for OCS_G 21762 #4 Well
Exhibit "B"	Operating Agreement
Exhibit "C"	Geologic and Data Information Requirements of Ridgewood
Exhibit "D"	Form of Assignment of Record Title Interest
Exhibit "E"	Existing Burdens on the Contract Area

Article III
IEW Participation and Contractual Working Interest Unit Approach

3.1 Subject to rig availability, permitting and any regulatory approvals by the MMS, on or before September 30, 2007, LLOG as Operator shall commence the drilling of the IEW at a location that is 585' FEL and 3055' FSL of OCS-G 21762, Mississippi Canyon Block 489 and drill the IEW to the Objective Depth in accordance with the AFE and Well Plan. Ridgewood

shall bear and pay twenty-five percent (25%) of the costs and expenses of the IEW. Ridgewood, having reviewed the Well Plan and AFE with all particulars (i.e. casing program, mud system, logging/evaluation program, and TD criteria), hereby acknowledges its agreement with the IEW well design, including but not limited to, well location (surface and bottom-hole) and the projected penetration point into the objective interval and does hereby approve such Well Plan and AFE for the IEW and elects to participate therein for its 25% working interest. Further Ridgewood acknowledges that LLOG's drilling contract with Diamond Offshore Company, Inc. for the Ocean Saratoga rig provides for a dayrate escalation on or about October 27, 2007 and that the contracted dayrate will increase to $300,000.00. Ridgewood agrees to bear its proportionate share of this rate increase.

3.2 LLOG may submit to the Minerals Management Service ("MMS") an application for the formation of an Exploration, Development and Production Unit for the area comprising the Mississippi Canyon Block 489 / 490 Prospect. If directed by LLOG to do so, Ridgewood hereby agrees to execute and deliver all documents, forms, ratifications, agreements, designations or any other instrument requested for Ridgewood to support LLOG's unit application. Regardless of whether LLOG is granted the unit by the MMS, LLOG and Ridgewood agree to treat the Prospect as a contractual working interest unit with each block contributing an equal weighting to the contractual working interest unit. As a result, LLOG and Ridgewood agree that the net revenue interest for each block in the contractual working interest unit shall be treated as having an 80.375% net revenue interest (7.125% of 8/8ths total overriding royalty burdens) that will be applicable to all wells drilled and all hydrocarbons produced from the contractual working interest unit area. LLOG and Ridgewood acknowledge that the Leases are burdened by the overriding royalty interests listed on Exhibit "E" that are being affected by the contractual working interest unit.

Article IV
Operating Agreement

4.1 All operations on the Contract Area shall be governed by the Operating Agreement attached hereto as Exhibit "B". The Parties to the Operating Agreement may, by agreement amongst them, amend the Operating Agreement from time to time. The Parties agree that all provisions of the Operating Agreement shall apply to all operations conducted after the Effective Date within the Contract Area, except as otherwise provided in this Agreement. Should any conflict or inconsistency exist between the Operating Agreement and this Agreement as to the matters addressed herein, or in the event this Agreement addresses matters not included in the Operating Agreement, this Agreement shall prevail.

4.2 LLOG shall provide Ridgewood with any and all raw well data and information obtained and/or results of analyses performed through the conduct of the drilling of any wells by LLOG on the Contract Area in which Ridgewood is a participant, as further provided for in Exhibit "C", and any additional data and/or information that Ridgewood may become entitled to pursuant to the terms of the Operating Agreement. All data delivered to Ridgewood as provided in this Section 4.3 shall be delivered to Ridgewood pursuant to the Operating Agreement.

Article V.
Reimbursement of Land Sunk Costs and Assignment of Leases

5.1 Within five (5) business days of Ridgewood's execution of this Participation Agreement, Ridgewood agrees to pay LLOG $1,048,250.00, which represents Ridgewood's proportionate share of the Lease(s) bonuses, rentals and geological and geophysical costs ("Land Sunk Costs") incurred by LLOG prior to the Effective Date for each Prospect.

5.2 Within five (5) business days of the receipt by LLOG of Ridgewood's payment as set forth in Article 5.1 above, LLOG shall execute and deliver or cause to be executed and delivered to Ridgewood an assignment of an undivided twenty-five percent (25%) record title interest in Lease OCS-G 27276 covering Mississippi Canyon Block 490. As for Lease OCS-G 21672 covering Mississippi Canyon Block 489, LLOG has requested assignments of the leasehold interest from Kerr-McGee Oil & Gas Corporation and Hunt Oil Company pursuant to the MC 489 Agreement and will deliver an assignment to Ridgewood of its interest in such Lease within five (5) days of the receipt of such assignments. Thereafter ownership of the Leases in the Contract Area shall-be as follows:

LLOG	75%
Ridgewood Energy Corporation	25%

The form of assignments into Ridgewood shall be similar to the form of Assignment attached hereto as Exhibit "D". Ridgewood shall bear its proportionate 25% share of the Lease royalty and its proportionate 25% share of the overriding royalty burdens on the Leases, such overriding royalty interest burdens being more fully described on Exhibit "E" attached hereto.

5.3 Any assignment(s) of record title interest delivered by the Parties pursuant to this Agreement shall be delivered without warranty of title, whether express or implied, except as to persons lawfully claiming by, through or under the assignor, but not otherwise, and shall be free and clear of all burdens or other encumbrances on the leasehold, except for the assignor's share of the lessor's royalty, overriding royalty and those existing burdens as set forth in Exhibit "E" attached hereto. Further, any such assignment(s) delivered by the Parties pursuant to this Agreement shall be subject to the terms of this Agreement, the MC 489 Agreement and the Operating Agreement.

5.4 The assignment(s) of record title interest executed pursuant to this Agreement require approval by the MMS. The assignee under any assignment(s) of record title interest executed pursuant to this Agreement shall promptly (i) file of record any assignment of record title interest in the appropriate governmental records and (ii) file for approval with the MMS (or other applicable governmental agencies) all assignment documents for the assigned interest. Should approval of the MMS (or any other similar governmental agency having jurisdiction) be denied, the Party receiving notice of such denial agrees to provide the other Party with written notice of such occurrence, along with a copy of all associated written communications, and the Parties agree to develop a revised form of assignment in an effort to meet the MMS' or other

appropriate agency's requirements for approval. In the alternative, each Party shall execute and deliver, or cause to be executed and delivered, such other documents and take such other actions as a Party may reasonably request in an effort to comply with any such approval requirements. Ridgewood shall execute the necessary "Designation of Operator" form (MMS Form 1123) designating LLOG as the operator of the Leases and as designated applicant for oil spill financial responsibility for the Leases, along with any other documents required to allow LLOG to serve as operator of the Leases.

5.5 Either Party's rights and obligations hereunder may be assigned to a willing and financially able party subject to the terms and conditions of the Operating Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, representatives and assigns and shall constitute a covenant running with the lease comprising the Contract Area.

ARTICLE VI
APPLICABLE LAW

6.1 THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID APPLICABLE LAWS, RULES, REGULATIONS AND ORDERS, INCLUDING ALL FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW"). TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY. THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, EXCLUSIVE OF ANY PROVISIONS THAT WOULD DIRECT THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

ARTICLE VII
NOTICES

7.1 Any notices, communications, or documents that either of the Parties desire to give to the other Party or that may be required to be delivered to the other Party pursuant to this Agreement shall be in writing and sent via telecopy, delivered in person or sent certified mail, postage prepaid, return receipt requested, addressed to the Parties at the following respective addresses stated for each:

LLOG Exploration Offshore, Inc.
11700 Old Katy Road, Suite 295
Houston, Texas 77079
Attention: Michael Altobelli
Telephone: (281) 752-1105
Facsimile: (281) 296-0219

Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079
Attention: Randy Bennett
Telephone: (281) 293-9384
Facsimile (281) 203-7705

For purposes hereof, if facsimile or personal delivery is not possible, refusal by any Party hereto to accept correspondence sent by certified mail or two (2) unsuccessful attempts by the U.S. Postal Service to serve any communication sent by certified mail shall be deemed receipt of such correspondence. Any notice delivered on Saturday, Sunday, a legal holiday or after 4:15 p.m. on any other day, in the office of the recipient, shall be deemed to have been delivered on the business day next following the date of actual receipt. Either Party may change its address for notices by written notice to the other of them in accordance with this Section.

ARTICLE VIII
TERM

8.1 The term of this Agreement shall commence on the Effective Data, and shall terminate upon the earlier of: (i) September 30, 2007 should the IEW not be commenced by such date, or (ii) the date the IEW reaches the Objective Depth, or (iii) the expiration of the Operating Agreement, or (iv) by the mutual agreement of the Parties, whichever event occurs first. Upon termination of this Agreement any and all future operations to be conducted on the Lease(s) for the joint benefit of the Parties shall be conducted under the Operating Agreement.

ARTICLE IX
RENTALS

9.1 LLOG shall make all rental payments on behalf of the Parties for the Contract Area during the term of this Agreement. LLOG shall use reasonable care to make proper and timely payment of all rentals accruing under the terms of the lease(s) in the Contract Area. Upon receipt by Ridgewood of proper evidence of any such payments and LLOG's invoice for Ridgewood's twenty-five percent (25%) interest share of such rental payments accruing from and after the Effective Date, Ridgewood shall reimburse LLOG for its twenty-five percent (25%) interest share of such rentals. In the event LLOG fails to make proper payment of any rental accruing under the terms of the Lease(s) where such payment is required to continue the Lease(s) in force, LLOG shall not be liable to Ridgewood for any resulting damages or any loss which results from such non-payment, unless such non-payment results from LLOG's gross negligence or willful misconduct. After the execution and delivery of the assignments referenced in Article V, the applicable terms in the Operating Agreement shall control as to the payment of rentals.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1 This Agreement together with the instruments referred to herein and the Exhibits attached hereto, embody the entire agreement between the Parties with regard to the subject matter hereof, and supersede all other prior agreements, arrangements, understandings, negotiations and discussions, whether oral or written between the Parties relating to the subject matter hereof and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or in subsequent documents delivered pursuant thereto. This Agreement may be supplemented, altered, amended, modified or revoked only in writing, signed by all Parties hereto.

10.2 Except for the definition headings contained in Article 1, all of the captions, numbering sequences and paragraph headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor shall they have any legal effect other than to aid in a reasonable interpretation of this Agreement.

10.3 Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be considered for all purposes as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other events of negotiation, drafting or execution hereof.

10.4 Each of the Exhibits attached to this Agreement are incorporated into this Agreement by reference as fully as if the text of each Exhibit were set forth within the body of this Agreement.

10.5 In the event of any conflicts or inconsistencies between the provisions of this Agreement and any other agreement, including any agreement referenced herein to be executed by the Parties hereafter, the provisions of this Agreement shall control to the extent of such conflict.

10.6 The Parties agree that prior to making any public announcement or statement with respect to the transactions or operations contemplated by this Agreement, the Party desiring to make such public announcement shall obtain the prior written approval of the other Party to the text of such announcement or statement, which approval shall not be unreasonably withheld; provided, however, that any Party shall have the right, for any reason, to deny approval in the event the announcement or statement specifically names or otherwise identifies said Party. Nothing contained in this Article 10.6 shall be construed to require any Party to obtain approval to disclose information to any State or Federal governmental authority or agency, to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction, or as necessary to comply with any disclosure requirements of applicable securities laws or any applicable stock exchanges, or if otherwise permitted under the terms of the Operating Agreement.

10.7 This Agreement may be executed by signing the original or a counterpart hereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all Parties had signed the same instrument. This Agreement may also be ratified by separate instrument referring to this Agreement and adopting by reference all the provisions of this Agreement. A ratification shall have the same effect as an execution of the original Agreement.

10.8 This Agreement is subject to the arbitration provisions of the Operating Agreement.

10.9 If any provision of this Agreement is for any reason held to violate any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable or unconscionable, then such provision shall be deemed null and void; but the invalidity of that specific provision shall not be held to invalidate the remaining provisions of this Agreement. All other provisions in the entirety of this Agreement (including all Exhibits) shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled and terminated. In the event any provision of this Agreement is or shall become unenforceable because of changes in applicable laws, or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected. If those circumstances should arise, the Parties shall negotiate in good faith the required modifications to this Agreement to place themselves in the same position (insofar as possible), as they would have been in but for the change in applicable laws or interpretations thereof. If they cannot agree, the matter shall be submitted to arbitration.

10.10 This Agreement does not benefit or create any rights in any person or entity not a party to this Agreement. It is expressly agreed that the duties, obligations and liabilities of the Parties are several and not joint, and nothing contained herein shall be construed to create or impose a partnership duty, obligation or liability on any of the Parties. Further, each Party represents that upon execution of this Agreement it has secured all necessary management approvals or other corporate approvals necessary to make this Agreement a fully binding contract.

10.11 Waiver: No waiver by either Party of any default by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the other Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the other Party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

EXECUTED as of the dates shown below, but effective for all purposes as of the Effective Date.

LLOG Exploration Offshore, Inc.

By: Michael Autobelli

Name: MICHAEL AUTOBELLI

Title: LAND MANAGER - GOM DEEPWATER

Date: SEPT. 5, 2007

Ridgewood Energy Corporation

By W. G. Tabor

Name: W. GREG TABOR

Title: EXECUTIVE VICE PRESIDENT

Date: September 5, 2007

EXHIBIT "A-1"

AUTHORITY FOR EXPENDITURE

FIELD OR AREA MISSISSIPPI CANYON 489/490 **AFE #**

WELL NAME OCS-G 27276 WELL NO. 1 **PROP. TD** 15,548' MD / 13,884' TVD

STATE LA **PARISH** OFFSHORE

SCOPE: Ocean Saratoga MIRU 12 point mooring system. Jet 36" or 30" structural casing to 2,500' (250' SP). Drill 26" hole riserless to 3,700' MD/TVD. R&C 20" conductor. Run and land SS BOPE. Drill 20" hole to 5,700' MD/TVD. R&C 16" surface casing. Drill 17" hole to tansition @ 9,000' MD/TVD. R&C 13 5/8" intermediate casing. Displace to SBM. Directionally drill 12 1/4" hole to 11,500' TVD. R&C drlg liner. Drill 10 1/2" hole to 15,548' MD/13,884' TVD. Log & eval This well AFE has a 9 5/8" drilling liner included in it that has a 70% chance that it may not be required

SUMMARY OF ESTIMATED COST

INTANGIBLE COST - DESCRIPTION			DRILLING	COMPLETION	TOTAL
Drilling Rig	50 Days @	$210,000 $/Day	10,500,000	-	10,500,000
Turnkey Drilling			-	-	-
Drill Rig Completion	- Days @	$0 $/Day	-	-	-
Completion Rig	- Days @	$0 $/Day	-	-	-
Permits & Surveying			35,000	-	35,000
Location Construction / Cleanup/Dredging			-	-	-
MOB / DEMOB Anchor Handling			810,000	-	810,000
Engineering / Supervision		$3,500 $/Day	175,000	-	175,000
Dock Service / Dispatcher		$1,700 $/Day	85,000	-	85,000
Communications		$300 $/Day	15,000	-	15,000
Hammer, Casing Crews & Tools, Specialized Services			352,500	-	352,500
Bits			125,000	-	125,000
Directional Services (includes MWD/LWD)			838,750	-	838,750
Drill Pipe Rental			-	-	-
Other Rentals (ROV)		$12,650 $/Day	632,500	-	632,500
Cement & Cement Services			715,000	-	715,000
Drilling / Completion Fluids (includes Cuttings Dryer)			1,490,000	-	1,490,000
Filter Unit			-	-	-
Electric Line Services			700,000	-	700,000
Slickline Services			-	-	-
Perforating			-	-	-
Stimulation - Tools			-	-	-
Stimulation - Pumping			-	-	-
Nitrogen / Coil Tubing			-	-	-
Testing			-	-	-
Fishing Services			-	-	-
Disposal			230,000	-	230,000
Fuel, Water, Power		$6,750 $/Day	337,500	-	337,500
Transportation - Land		$2,000 $/Day	100,000	-	100,000
Transportation - Marine		$42,250 $/Day	2,112,500	-	2,112,500
Helicopter Service			300,000	-	300,000
Other Drilling Costs (10%)			1,655,363	-	1,655,363
				-	
Insurance			405,622	-	405,622
Overhead			-	-	-

Exhibit "A-2"

Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

WELL SCHEMATIC FOR OCS-G 21762 #4



Elevations:
WD: 2,170'
THF:
CHF:
RKB: 72' +/-
MSL - Water Depth =2,170'
Mudline
WELL COORDINATES
SL x= 775,575 y = 10,330,735
3,055' FSL & 585' FEL of MC Blk 489
Lat 28 26 27.018 Long 89 41 29.235
Well Deviations:
MD: TVD: Angle Azmiuth:
2,500' - 36" 1 1/2'WT Franks DDS (250' SP)
3,700' MD/TVD - 20" 133# N80 BTC conductor
5,700' MD/TVD - 16" 84# HCN 80 BTC surf csg
9,000' MD/TVD - 13 5/8" 72.0# P110 SLX
Cement Volume Calculations
20" TOC @ Mudline w/ 100% excess in open hole
4814 ft3
16" TOC @ Mudline w/ 50% excess in open hole
3270 ft3
13 5/8" TOC @ 4,500' w/ 0% excess in open hole
2536 ft3
9 5/8" TOC @ 5000' w/ 0% excess in open hole
2265 ft3
12,000' MD/ 11,500' TVD - 9 5/8" 53.5# P110 SLX
Target
Upper Miocene Sands
14,774' MD/13,384' TVD
TD: 15,511' MD/ 13,884' TVD

REV.	DATE		
		Proposed Well Schematic	DRAWN #
		OCS-G 21762 Well No. 4	APP'D
		Mississippi Canyon Block 489	SCALE
		Offshore, Louisiana	DATE
			SHEETS SHEET

LLOG EXPLORATION OFFSHORE INC.

Exhibit "A-3"

Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

LLOG EXPLORATION COMPANY

BAKER HUGHES INTEQ

DIRECTIIONAL SURVEY FOR OCS-G 21762 #4

Location: OFFSHORE LOUISIANA
Field: MISSISSIPPI CANYON BLOCK 489
Facility: OCS-G-27276

Slot: 1
Well: 1
Wellbore: 1

Well Profile Data

Design Comment	MD (ft)	Inc (°)	Az (°)	TVD (ft)	Local N (ft)	Local E (ft)	DLS (°/100ft)	VS (ft)
Tie On	0.00	0.000	335.184	0.00	0.00	0.00	0.00	0.00
KOP	9200.00	0.000	335.184	9200.00	0.00	0.00	0.00	0.00
End of Build	11089.82	47.246	335.184	10882.82	668.04	-308.90	2.50	736.00
TGT	14774.22	47.246	335.184	13384.00	3123.58	-1444.34	0.00	3441.34
PBHL	15510.75	47.246	335.184	13884.00	3614.45	-1671.32	0.00	3982.16



Scale 1 cm = 200 ft
Easting (ft)
-1800
-1600
-1200
-800
-600
-300
0
100' RADIUS TARGET
T1 NW
Northing (ft)
0

Bottom Hole Location

MD (ft)	Inc (°)	Az (°)	TVD (ft)	Local N (ft)	Local E (ft)	Grid East (USft)	Grid North (USft)	Latitude	Longitude
[illegible]	47.246	335.184	[illegible]	3614.45	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

Targets

Name	MD (ft)	TVD (ft)	Local N (ft)	Local E (ft)	Grid East (USft)	Grid North (USft)	Latitude	Longitude
T1 NW	14774.22	13384.00	3123.58	-1444.34	[illegible]	[illegible]	[illegible]	[illegible]



EST. RKB TO MSL = 84'
13.375in Casing : 0.00° Inc, 9084.00ft MD, 9084.00ft TVD, 0.00ft VS
KOP : 0.00° Inc, 9200.00ft MD, 9200.00ft TVD, 0.00ft VS
2.50°/100ft
End of Build : 47.25° Inc, 11089.82ft MD, 10882.82ft TVD, 736.00ft VS
T1 NW
TGT : 47.25° Inc, 14774.22ft MD, 13384.00ft TVD, 3441.34ft VS
PBHL : 47.25° Inc, 15510.75ft MD, 13884.00ft TVD, 3982.16ft VS
True Vertical Depth (ft)
Vertical Section (ft)
Azimuth 335.18° with reference 0.00 N, 0.00 E from wellhead

Location Information

Facility Name			Grid East (USft)	Grid North (USft)	Latitude	Longitude
OCS-G-27276			[illegible]	10330735.000	[illegible]	[illegible]
Slot	Local N (ft)	Local E (ft)	Grid East (USft)	Grid North (USft)	Latitude	Longitude
1	0.00	0.00	[illegible]	10330735.000	[illegible]	[illegible]
Rig on 1 (RT) to Mud line (Facility - OCS-G-27276)					[illegible]	
Mean Sea Level to Mud line (Facility - OCS-G-27276)					2170ft	
Rig on 1 (RT) to Mean Sea Level					84ft	

llo1mc289sc0
6/14/07

Exhibit "A-4"

Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

PORE PRESSURE, FRACTURE PRESSURE FOR OCS-G 21762 #4



PORE PRESSURE
PROPOSED MW
SAND FRAC GRADIENT
SHALE FRAC GRADIENT
CASING POINTS
2,175' WD
26" HOLE RISERLESS
TEST SHOE TO 11.5 ppg
17 1/2" x 20" HOLE
TEST SHOE TO 13.0 ppg
14 3/4" x 17" HOLE
TEST SHOE TO 14.8 ppg
12 1/4" x 13 1/2" HOLE
TEST SHOE TO 17.2 ppg
10 5/8" or 8 1/2" x 9 7/8" HOLE
TRUE VERTICLE DEPTH, feet
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
9,000
10,000
11,000
12,000
13,000
14,000
15,000
16,000
8
9
10
11
12
13
14
15
16
17
18
19
20
MUD WEIGHT

PROPOSED CASING POINTS:
30" @ 2,500'; 20" @ 3,700' MD /TVD; 16" @ 5,700' MD / TVD;
13 3/8" @ 9,000' MD / TVD; 11 3/4" L or 9 5/8" @ 11,500' MD/TVD

Exhibit "A-5"
Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.
DAYS V. DEPTH CHART FOR OCS-G 21762 #4

PLANNED DAYS VS DEPTH MISSISSIPPI CANYON BLOCK 489 OCS-G 21762 NO. 4



MIRU SET ANCHORS
JET IN 30" STRUCTURAL
26" HOLE
R&C 20" CONDUCTOR CSG, RUN
17 1/2" x 20"
R&C 16" SURFACE CSG
14 3/4" x 17 " HOLE
R&C 13 3/8" CSG -DISPLACE TO SBM
12 1/4 " HOLE
R&C 9 5/8" INTERMEDIATE CSG
8 1/2 "x 9 7/8" HOLE
LOG AND EVALUATE
MEASURED DEPTH, feet
0
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2,000
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4,000
5,000
6,000
7,000
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0 5 10 15 20 25 30 35 40 45 50 55 60 65 70
DAYS
MISSISSIPPI CANYON BLOCK 489 NO.4 PROPOSED

PPFGDVDMC490NO4
Version 2.0

Exhibit "B"

Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

OFFSHORE DEEPWATER OPERATING AGREEMENT

LLOG EXPLORATION OFFSHORE, INC., as Operator,

And

RIDGEWOOD ENERGY CORPORATION, as Non-Operator

Dated effective July 1, 2007

MC 489 / 490 Prospect

TABLE OF CONTENTS

Operating Agreement
Outer Continental Shelf – Gulf of Mexico

ARTICLE 1 – CONTRACT APPLICATION 1
1.1 Application in General 1
1.2 Application to the Contract Area 1

ARTICLE 2 – DEFINITIONS 2
2.1 Additional Testing, Logging, or Sidewall Coring 2
2.2 Affiliate 2
2.3 Agreement 2
2.4 Annual Operating Plan 2
2.5 Appraisal Operation 2
2.6 Appraisal Well 3
2.7 Authorization for Expenditure (AFE) 3
2.8 Complete Recoupment 3
2.9 Confidential Data 3
2.10 Contract Area 3
2.11 Costs 4
2.12 Deepen or Deepening 4
2.13 Deeper Drilling 4
2.14 Deepest Producible Reservoir 4
2.15 Development Operation 4
2.16 Development Phase 4
2.17 Development Plan 4
2.18 Development System 4
2.19 Development Well 4
2.20 Disproportionate Spending 5
2.21 Election, Elect, Elects, Elected, Electing 5
2.22 Exploratory Operation 5
2.23 Exploratory Well 5
2.24 Fabrication AFE 5
2.25 Facilities 5
2.26 Final Design AFE 6
2.27 Force Majeure 6
2.28 Gross Negligence or Willful Misconduct 6
2.29 Hydrocarbon Recoupment 6
2.30 Hydrocarbons 6
2.31 Joint Account 7
2.32 Lease 7
2.33 MMS 7
2.34 Non-Consent Operation 7
2.35 Non-Operating Party 7
2.36 Non-Participating Party 7
2.37 Non-Participating Interest Share 7
2.38 Objective Depth 8

2.39 OCS ... 8
2.40 Offsite Host Facilities ... 8
2.41 Operator ... 8
2.42 Overinvested Party ... 8
2.43 Participating Interest Share ... 8
2.44 Participating Party ... 8
2.45 Producible Reservoir ... 9
2.46 Producible Well ... 9
2.47 Production System ... 9
2.48 Production Testing ... 10
2.49 Project Team ... 10
2.50 Project Team AFE ... 10
2.51 Recompletion ... 10
2.52 Sidetracking ... 10
2.53 Transfer of Interest ... 10
2.54 Underinvested Party ... 10
2.55 Underinvestment ... 10
2.56 Vote ... 11
2.57 Well Plan ... 11
2.58 Working Interest ... 11
2.59 Workover ... 11

ARTICLE 3 – EXHIBITS ... 12
3.1 Exhibits ... 12

ARTICLE 4 – SELECTION OF OPERATOR ... 12
4.1 Designation of the Operator ... 12
4.2 Substitute Operator ... 13
4.2.1 Circumstances Under Which the Operator Must Conduct a Non-Consent Operation ... 13
4.2.2 Operator's Conduct of a Non-Consent Operation in Which it is a Non-Participating Party ... 14
4.2.3 Appointment of a Substitute Operator ... 14
4.2.4 Redesignation of Operator ... 14
4.3 Resignation of Operator ... 15
4.4 Removal of Operator ... 15
4.4.1 Removal Upon Assignment ... 15
4.4.2 Removal for Cause by Vote ... 15
4.4.3 Timing of Vote to Remove Operator ... 16
4.5 Selection of Successor Operator ... 16
4.6 Effective Date of Resignation or Removal ... 17
4.7 Delivery of Property ... 17

ARTICLE 5 – RIGHTS AND DUTIES OF OPERATOR ... 18
5.1 Exclusive Right to Operate ... 18
5.2 Workmanlike Conduct ... 18
5.3 Drilling ... 18
5.4 Liens and Encumbrances ... 19
5.5 Records ... 19
5.6 Reports to Government Agencies ... 20

5.7 **Information to Participating Parties** **20**
5.8 **Completed Well Information** **21**
5.9 **Information to Non-Participating Parties** **21**

ARTICLE 6 – EXPENDITURES AND ANNUAL OPERATING PLAN **22**
6.1 **Basis of Charges to the Parties** **22**
6.2 **AFEs** **22**
6.2.1 AFE Overrun Notice 23
6.2.2 Supplemental AFEs 23
6.2.2.1 Supplemental AFE for Cost Overruns on Wells and Well Operations At Objective Depth 24
6.2.2.2 Supplemental AFE for Cost Overruns on Project Team AFE 24
6.2.2.3 Supplemental AFE for Cost Overruns on Final Design AFE 24
6.2.2.4 Supplemental AFE for Cost Overruns on Fabrication AFE 24
6.2.2.5 Supplemental AFE for Cost Overruns on All Other AFEs 24
6.2.3 Further Operations During a Force Majeure 25
6.3 **Security Rights** **25**
6.4 **Annual Operating Plan** **25**
6.4.1 Effect and Content of Annual Operating Plan 25
6.4.1.1 Capital Budget 25
6.4.1.2 Expense Budget 26
6.4.1.3 Operator Forecasts and Informational Items 26
6.4.2 Submission of Draft Annual Operating Plan 27
6.4.3 Review of Draft Annual Operating Plan 27

ARTICLE 7 – CONFIDENTIALITY OF DATA **28**
7.1 **Confidentiality Obligation** **28**
7.1.1 Exceptions to Confidentiality 28
7.1.2 Permitted Disclosures 28
7.1.3 Limited Releases to Offshore Scout Association 30
7.1.4 Continuing Confidentiality Obligation 30
7.2 **Ownership of Confidential Data** **30**
7.2.1 Trades of Confidential Data 30
7.2.2 Ownership of Non-Consent Data 30
7.3 **Access to the Lease and Rig** **31**
7.4 **Development of Proprietary Information and/or Technology** **31**

ARTICLE 8 – APPROVALS AND NOTICES **31**
8.1 **Classes of Matters** **31**
8.1.1 Voting and Electing Interest 32
8.2 **Voting and Election Procedures** **32**
8.2.1 Approval by Vote 32
8.2.2 Approval by Election 33
8.3 **Second Opportunity to Participate** **33**
8.4 **Participation by Fewer Than All Parties** **33**
8.5 **Approval by Unanimous Agreement** **35**
8.6 **Response Time for Notices** **35**
8.6.1 Well Proposals, Recompletions, and Workovers 35
8.6.2 Development System Construction 36
8.6.3 Other AFE Related Operations 36
8.6.4 Other Proposals 36

8.6.5 Failure to Vote or Make an Election 36
8.6.6 Suspensions of Operations and Suspensions of Production 37
8.6.7 Standby Charges 37
8.7 Giving and Receiving Notices and Responses 37
8.8 Content of Notices 38
8.9 Designation of Representatives 38
8.10 Meetings 38
8.11 Obligations of Well Participation 39

ARTICLE 9 – NEWS RELEASES 39
9.1 Proposal of News Releases 39
9.1.1 Operator's News Release 39
9.1.2 Non-Operating Party's News Release 40
9.2 Emergency New Releases 40

ARTICLE 10 – EXPLORATORY OPERATIONS 40
10.1 Proposal of Exploratory Wells 40
10.1.1 Revision of Well Plan 40
10.1.2 Automatic Revision of the Well Plan 41
10.1.3 Timely Operations 42
10.1.4 AFE Overruns and Substitute Well 42
10.2 Exploratory Operations at Objective Depth 43
10.2.1 Response to Operator's Proposal 45
10.2.2 Response to Highest Priority Proposal 46
10.2.3 Response on Next Highest Priority Proposal 46
10.2.4 Non-Participating Parties in Exploratory Operations at Objective Depth 46
10.2.5 Participation in a Sidetrack or Deepening by a Non-Participating Party in an Exploratory Well at Initial Objective Depth 47
10.3 Permanent Plugging and Abandonment and Cost Allocation 47
10.4 Conclusion of Exploratory Operations 48

ARTICLE 11 – APPRAISAL OPERATIONS 49
11.1 Proposal of Appraisal Wells 49
11.1.1 Revision of Well Plan 49
11.1.2 Automatic Revision of the Well Plan 49
11.1.3 Timely Operations 49
11.1.4 AFE Overruns and Substitute Well 50
11.2 Appraisal Operations at Objective Depth 51
11.2.1 Response to Operator's Proposal 52
11.2.2 Response to Highest Priority Proposal 53
11.2.3 Response on Next Highest Priority Proposal 54
11.2.4 Non-Participating Parties in Appraisal Operations at Objective Depth 54
11.2.5 Participation in a Sidetrack or Deepening by a Non-Participating Party in an Appraisal Well at Initial Objective Depth 54
11.3 Appraisal Well Proposals That Include Drilling Below the Deepest Producible Reservoir 55
11.4 Permanent Plugging and Abandonment and Cost Allocation 55
11.5 Conclusion of Appraisal Operations 56
11.6 Operations Before the Approval of the Development Plan 57

ARTICLE 12 – DEVELOPMENT PLAN 57
12.1 Phased Development Plans 57
12.2 Project Team Proposal 58
12.2.1 Project Team Approval 58
12.2.2 Project Team Termination 59
12.3 Proposal of a Development Plan 59
12.4 Content of the Development Plan 59
12.5 Alternative Development Plans 62
12.6 Approval of Operator's Development Plan Submitted During its Exclusive Period 62
12.6.1 Approval of a Development Plan After the Conclusion of the Operator's Exclusive Period 63
12.6.2 Approval of a Development Plan by Vote 63
12.6.3 Approval of a Development Plan if One is Not Approved by Vote 63
12.7 Approved Development Plan 64
12.8 Pre-Development AFEs 64
12.9 Fabrication AFE 65
12.9.1 Approval of a Fabrication AFE 65
12.10 Assignment of Interest 65
12.11 Minor Modifications to Development Plans 65
12.12 Major Modifications to Development Plans 66
12.12.1 Major Modifications to Development Plans Prior to the Approval of the Fabrication AFE 66
12.12.2 Major Modifications to Development Plans after a Party Elects to Participate in the Fabrication AFE 67
12.12.3 Approval of Major Modifications 68
12.13 Termination of a Development Plan 68
12.13.1 Termination Prior to Fabrication AFE Approval 68
12.13.2 Termination After Fabrication AFE Approval 68
12.14 Timely Operations for Development Systems 68
12.15 Subsequent Development Phases 69
12.15.1 Proposal of a Subsequent Development Phase 69
12.15.2 Further Appraisal Operations Needed Notwithstanding the Earlier Conclusion of Appraisal Operations 69
12.15.3 Development Plan in a Subsequent Development Phase 69
12.15.4 Fabrication AFE in a Subsequent Development Phase 70
12.16 Access to Existing Facilities 70

ARTICLE 13 – DEVELOPMENT OPERATIONS 71
13.1 Proposal of Development Wells and Development Operations 71
13.1.1 Proposal of Development Wells Included in a Development Plan 71
13.1.2 Proposal of Development Operations Not Included in a Development Plan 71
13.1.3 Timely Operations 72
13.1.4 AFE Overruns and Substitute Well 72
13.2 Development Operations at Objective Depth 73
13.2.1 Response to Operator's Proposal 75
13.2.2 Response to Highest Priority Proposal 75
13.2.3 Response on Next Highest Priority Proposal 76
13.2.4 Non-Participating Parties in Development Operations 76

13.2.5 Participation in a Sidetrack or Deepening by a Non-Participating Party in a Development Well at Initial Objective Depth 77

13.3 Development Well Proposals That Include Drilling Below the Deepest Producible Reservoir 77

13.3.1 Multiple Completion Alternatives Above and Below the Deepest Producible Reservoir 78

13.3.2 Completion Attempts At or Above the Deepest Producible Reservoir .. 79

13.4 Recompletions and Workovers 80

13.5 Permanent Plugging and Abandonment and Cost Allocation 80

ARTICLE 14 – FACILITIES AND GATHERING SYSTEMS 81

14.1 Facilities as a Part of Development Plan 81

14.2 Use of Offsite Host Facilities 82

14.3 Use of Development Systems 82

14.4 Processing Hydrocarbon Production from Outside the Contract Area 82

14.5 Approval of Additional Facilities 83

14.6 Expansion or Modification of Existing Production System 83

14.7 Additions, Expansion or Modification of Production System or Facilities for Health, Safety or Environmental Reasons 84

14.8 Repairs of Production System or Facilities 84

ARTICLE 15 – DISPOSITION OF HYDROCARBON PRODUCTION 84

15.1 Duty to Take in Kind 84

15.2 Facilities to Take in Kind 84

15.3 Failure to Take Oil or Condensate in Kind 85

15.4 Gas Balancing Provision 85

15.5 Expenses of Delivery in Kind 85

ARTICLE 16 – NON-CONSENT OPERATIONS 86

16.1 Conduct of Non-Consent Operations 86

16.1.1 Costs 86

16.1.2 Multiple Completions 87

16.2 Acreage Forfeiture Provisions 87

16.2.1 First Exploratory Well 88

16.2.2 Fabrication AFE 88

16.3 Costs and Liabilities of Prior Operations 89

16.4 Non-Consent Operations to Maintain Contract Area 89

16.4.1 Acreage Forfeiture in the Entire Contract Area 90

16.4.2 Acreage Forfeiture in a Portion of a Contract Area 90

16.4.3 Limitations on Acreage Forfeiture 91

16.5 Percentage Hydrocarbon Recoupment for Non-Consent Operations 91

16.5.1 Non-Consent Exploratory Operations down to Objective Depth in the First Exploratory Well 92

16.5.1.1 Non-Consent Exploratory Operations At Objective Depth..... 92

16.5.2 Non-Consent Appraisal Operations 92

16.5.3 Non-Consent Proprietary Geophysical Operation *(if checked below and Exhibit "L" is attached to this Agreement)*, Project Team Proposals, Pre-Development AFEs or Development Plan 92

16.5.4 Non-Consent Development Operations 93

16.5.5 Non-Consent Subsequent Development System and Additional Facilities ... 93
16.5.6 Additional Hydrocarbon Recoupment ... 93
16.5.7 Hydrocarbon Recoupment From Production ... 93
16.5.7.1 Non-Consent Exploratory Operations, Non-Consent Appraisal Operations, and Non-Consent Development Operations That Discover or Extend a Producible Reservoir 93
16.5.7.2 Non-Consent Development Operations in an Existing Producible Reservoir ... 94
16.5.7.3 Non-Consent Subsequent Development Systems ... 95
16.6 Restoration of Interests to Non-Participating Party ... 95
16.6.1 Dry Hole Reversion ... 96
16.6.2 Sidetracking or Deepening a Non-Consent Well ... 96
16.7 Operations From a Subsequent Non-Consent Development System ... 97
16.8 Allocation of Development System Costs to Non-Consent Operations ... 97
16.8.1 Investment Charges ... 97
16.8.2 Payments ... 99
16.8.3 Operating and Maintenance Charges ... 99
16.9 Settlement of Underinvestments ... 99
16.9.1 Cash Settlement of Underinvestment ... 100

ARTICLE 17 – WITHDRAWAL FROM AGREEMENT ... 100
17.1 Right to Withdraw ... 100
17.2 Response to Withdrawal Notice ... 101
17.2.1 Unanimous Withdrawal ... 101
17.2.2 No Additional Withdrawing Parties ... 101
17.2.3 Acceptance of the Withdrawing Parties' Interests ... 102
17.2.4 Effects of Withdrawal ... 102
17.3 Limitation Upon and Conditions of Withdrawal ... 102
17.3.1 Prior Expenses ... 102
17.3.2 Confidentiality ... 103
17.3.3 Emergencies and Force Majeure ... 104

ARTICLE 18 – ABANDONMENT AND SALVAGE ... 104
18.1 Abandonment of Wells ... 104
18.2 Abandonment of Facilities and Production Systems ... 105
18.3 Disposal of Surplus Material ... 106
18.4 Abandonment Operations Required by Governmental Authority ... 106

ARTICLE 19 – RENTALS, ROYALTIES, AND MINIMUM ROYALTIES ... 106
19.1 Burdens on Hydrocarbon Production ... 106
19.1.1 Subsequently Created Lease Burdens ... 107
19.2 Payment of Rentals and Royalties ... 107
19.2.1 Non-Participation in Payments ... 108
19.2.2 Royalty Payments ... 108

ARTICLE 20 – TAXES ... 108
20.1 Internal Revenue Provision ... Error! Bookmark not defined.
20.2 Other Taxes and Assessments ... 109
20.2.1 Property Taxes ... 109

20.2.2 Production and Severance Taxes 110

ARTICLE 21 – INSURANCE AND BONDS 110

21.1 Insurance 110
21.2 Bonds 110

ARTICLE 22 – LIABILITY, CLAIMS, AND LAWSUITS 110

22.1 Individual Obligations 110
22.2 Notice of Claim or Lawsuit 111
22.3 Settlements 111
22.4 Defense of Claims and Lawsuits 111
22.5 Liability for Damages 112
22.6 Indemnification for Non-Consent Operations 112
22.7 Damage to Reservoir, Loss of Reserves, and Loss of Profits 112
22.8 Non-Essential Personnel 113
22.9 Dispute Resolution Procedure 113

ARTICLE 23 – CONTRIBUTIONS 113

23.1 Contributions from Third Parties 113
23.2 Methods of Obtaining Contributions 114
23.3 Counteroffers 114
23.4 Approval of Contributions 114
23.5 Cash Contributions 114
23.6 Acreage Contributions 114
23.6.1 Two or More Parties Own 100% of the Acreage Contribution 115
23.6.2 Two or More Parties Own Less Than 100% of the Acreage Contribution 115

ARTICLE 24 – TRANSFER OF INTEREST AND PREFERENTIAL RIGHT TO PURCHASE 115

24.1 Transfer of Interest 115
24.1.1 Exceptions to Transfer Notice 116
24.1.2 Effective Date of Transfer of Interest 116
24.1.3 Minimum Transfer of Interest 116
24.1.4 Form of Transfer of Interest 117
24.1.5 Warranty 117
24.2 Preferential Right to Purchase 117
24.2.1 Notice of Proposed Transfer of Interest 117
24.2.2 Exercise of Preferential Right to Purchase 117
24.2.3 Transfer of Interest Not Affected by the Preferential Right to Purchase 118
24.2.4 Completion of Transfer of Interest 119

ARTICLE 25 – FORCE MAJEURE 119

25.1 Force Majeure 119

ARTICLE 26 – ADMINISTRATIVE PROVISIONS 120

26.1 Term 120
26.2 Waiver 120
26.3 Waiver of Right to Partition 120

26.4 Compliance With Laws and Regulations....................121
26.4.1 Applicable Law....................121
26.4.2 Severance of Invalid Provisions....................121
26.4.3 Fair and Equal Employment....................121
26.5 Construction and Interpretation of this Agreement....................122
26.5.1 Headings for Convenience....................122
26.5.2 Article References....................122
26.5.3 Gender and Number....................122
26.5.4 Joint Preparation....................122
26.5.5 Integrated Agreement....................122
26.5.6 Binding Effect....................123
26.5.7 Further Assurances....................123
26.5.8 Counterpart Execution....................123
26.6 Restricted Bidding....................123

OPERATING AGREEMENT
OUTER CONTINENTAL SHELF – GULF OF MEXICO

This Agreement, effective as of July 1, 2007 (the "Effective Date"), is between LLOG Exploration Offshore, Inc. ("LLOG") and Ridgewood Energy Corporation ("Ridgewood"), the signers of this Agreement, each referred to individually as a "Party" and collectively as the "Parties."

Whereas, the Parties own one or more Leases, identified in Exhibit "A" *(Description of Leases),* and desire to explore, appraise, develop, and operate the Leases for the production of Hydrocarbons.

Now, therefore, in consideration of the premises and mutual promises in this Agreement, the Parties agree to explore, appraise, develop, and operate the Contract Area under the following provisions:

ARTICLE 1 – CONTRACT APPLICATION

1.1 Application in General

This Agreement governs the rights and obligations of the Parties relating, without limitation, to the exploration, appraisal, development, operation, production, treatment, gathering, and storage of Hydrocarbons. This Agreement does not apply to the fabrication or installation of export pipelines. As of the Effective Date, this Agreement supersedes and cancels all previously entered into operating agreements, insofar as these agreements affect any Lease.

1.2 Application to the Contract Area

This Agreement applies to the entire Contract Area. For purposes of this Agreement, activities or operations affecting one Lease are considered activities or operations affecting all Leases. Unless otherwise provided in this Agreement, the Parties according to their respective Working Interests own all rights and obligations in and under the Leases, all property acquired with funds from the Joint Account, and all Hydrocarbons.

ARTICLE 2 – DEFINITIONS

2.1 Additional Testing, Logging, or Sidewall Coring

Testing, (excluding Production Testing), logging, or sidewall coring that is in addition to that approved by virtue of a previously approved well or subsequent operation.

2.2 Affiliate

A corporation, company, limited liability company, partnership, or other legal entity that:

(a) is owned or controlled by a Party,

(b) is owned or controlled by another corporation, company, limited liability company, partnership, or other legal entity that is owned or controlled by a Party,

(c) owns or controls a Party, or

(d) is owned or controlled by a corporation, company, limited liability company, partnership, or other legal entity that owns or controls a Party.

For the purposes of this definition, ownership or control means: a) the ownership, directly or indirectly, of fifty percent (50%) or more of the shares, voting rights, or interest in a corporation, company, limited liability company, partnership, or other legal entity, or b) a limited liability company whereby the Party is its designated general manager having full, exclusive and complete discretion in the management and control of said entity.

2.3 Agreement

This operating agreement, together with its attached Exhibits.

2.4 Annual Operating Plan

The operational plan and estimate of Costs for activities and operations, as described in Article 6.4 *(Annual Operating Plan)*.

2.5 Appraisal Operation

An operation (including, but not limited to, an operation after an Appraisal Well has reached its Objective Depth but before the attempted or successful

completion of the well) conducted under Article 11 (*Appraisal Operations*) or Article 12.15.2 *(Fűrther Appraisal Operations Needed Notwithstanding the Earlier Conclusion of Appraisal Operations).*

2.6 <u>Appraisal Well</u>

A well proposed and drilled as an Appraisal Operation [including, but not limited to, a substitute well for an Appraisal Well abandoned under Article 11.1.4 *(AFE Overruns and Substitute Well)*].

2.7 <u>Authorization for Expenditure (AFE)</u>

A written description and Cost estimate of a proposed activity or operation accompanying a proposal for that activity or operation.

2.8 <u>Complete Recoupment</u>

The point in time when the Participating Parties have been reimbursed, through Hydrocarbon Recoupment, through Disproportionate Spending, or through a lump sum cash settlement, an amount equal to the Non-Participating Party's Non-Participating Interest Share of the Costs of the Non-Consent operation multiplied by the applicable percentage provided in Article 16 *(Non-Consent Operations).*

2.9 <u>Confidential Data</u>

All proprietary geophysical, geological, geochemical, drilling, or engineering data acquired or derived from operations conducted under this Agreement and all analyses, compilations, maps, models, interpretations, and other documents that reflect or incorporate that data. The term also includes, but is not limited to:

(a) the provisions of this Agreement, subject to Exhibit "I;" and

(b) commercial, contractual and financial information acquired or derived from activities or operations conducted under this Agreement.

The term excludes "Confidential Information" as that term is defined in Exhibit "G."

2.10 <u>Contract Area</u>

The OCS blocks, or portions thereof, listed on Exhibit "A."

2.11 Costs

The monetary amount of all expenditures (or indebtedness) incurred by the Operator and the Participating Parties in the conduct of activities and operations, determined under this Agreement.

2.12 Deepen or Deepening

An operation to drill an existing well (including sidetracking a well) deeper than the stratigraphic equivalent of the Objective Depth of any prior operation conducted in the well.

2.13 Deeper Drilling

The drilling of an Appraisal Well or Development Well below the Deepest Producible Reservoir in existence when the well is proposed.

2.14 Deepest Producible Reservoir

The deepest Producible Reservoir in existence when a drilling or Deeper Drilling proposal is made.

2.15 Development Operation

An operation (including, but not limited to, a Recompletion, a Workover, the attempted or successful completion of an Exploratory Well or an Appraisal Well, or an operation after a Development Well has reached its Objective Depth) conducted under Article 13 *(Development Operations)*.

2.16 Development Phase

The proposals, activities, and operations associated with the design, fabrication or other acquisition, and installation of a Development System.

2.17 Development Plan

The plan for a Development Phase, as described in Article 12 *(Development Plan)*.

2.18 Development System

A Production System and its associated Facilities.

2.19 Development Well

A well proposed and drilled as a Development Operation [including, but not limited to, a substitute well for a Development Well abandoned under Article 13.1.4 *(AFE Overruns and Substitute Well)*].

2.20 Disproportionate Spending

The payment of the Costs of an activity or operation by a Participating Party in excess of its Participating Interest Share of the Costs of that activity or operation in order to settle an Underinvestment previously incurred by that Participating Party.

2.21 Election, Elect, Elects, Elected, Electing

A response or deemed response by a Party to a proposal requiring approval under Article 8.2.2 *(Approval by Election)*, or the act by a Party of responding to a proposal requiring approval under Article 8.2.2 *(Approval by Election)*.

2.22 Exploratory Operation

An operation (including, but not limited to, an operation after an Exploratory Well has reached its Objective Depth but before the attempted or successful completion of the well) conducted under Article 10 *(Exploratory Operations)*.

2.23 Exploratory Well

A well proposed and drilled as an Exploratory Operation [including, but not limited to, a substitute well for an Exploratory Well abandoned under Article 10.1.4 *(AFE Overruns and Substitute Well)*].

2.24 Fabrication AFE

The AFEs collectively submitted for the construction, fabrication or other acquisition, and installation of a Development System, which shall be deemed, proposed, and approved or not approved as one AFE.

2.25 Facilities

Production equipment beyond the wellhead connections that is installed on or outside the Contract Area under this Agreement in order to handle or process Hydrocarbon production. Facilities include, but are not limited to, injection and disposal wells and the flowlines and gathering lines that transport Hydrocarbons from the wellhead. Facilities exclude (1) Production Systems, (2) pipelines used to transport Hydrocarbons or produced water to shore or to pipeline interconnections downstream of the Production System, and (3) the facilities to take in kind provided in Article 15.2 *(Facilities to Take in Kind)*.

2.26 Final Design AFE

The AFE submitted to the Parties as part of a Development Plan, which sets forth the Costs of designing the Development System for a Development Phase.

2.27 Force Majeure

A flood, storm, hurricane, loop current/eddy, or other act of God; a fire, loss of well control, oil spill, or other environmental catastrophe; a war; a civil disturbance; a labor dispute; a strike; a lockout; compliance with a law, order, rule, or regulation; governmental action or delay in granting necessary permits or permit approvals; the inability to secure materials or a rig; or any other event or cause, whether similar or dissimilar to those enumerated in this definition, that is reasonably beyond the control of the Party claiming the existence of that event or cause.

2.28 Gross Negligence or Willful Misconduct

Conscious and intentional disregard or reckless disregard, not justifiable by special circumstances, by a Party's corporate officer or a member of a Party's regular salaried supervisory staff (or a member of a Party's non-supervisory staff functioning at an equivalent level) of (a) a provision of this Agreement, (b) an applicable law, (c) an approved well proposal, (d) an approved Development Plan, or (e) any other operational plan approved under this Agreement. The defined term Gross Negligence or Willful Misconduct excludes errors of judgment and mistakes by the persons mentioned above while they are exercising, in good faith, any function, authority, or discretion conferred upon them under this Agreement.

2.29 Hydrocarbon Recoupment

An amount to be recovered by the Participating Parties from all or part of the Non-Participating Interest Share of the proceeds from the sale of future Hydrocarbon production equal to the Non-Participating Interest Share of the Costs of the Non-Consent Operation multiplied by the applicable percentage in Article 16 *(Non-Consent Operations)*.

2.30 Hydrocarbons

The oil, gas, and associated liquid and gaseous by-products (except helium) that may be produced from a well bore on the Contract Area.

2.31 Joint Account

The account maintained by the Operator under this Agreement, showing the charges paid and credits received in connection with the activities and operations conducted under this Agreement.

2.32 Lease

Each OCS federal oil and gas lease (or portion thereof) identified in Exhibit "A" and each oil and gas lease covering one or more OCS blocks, or portions thereof, in the Contract Area that is acquired during the term of this Agreement by the Operator and the Non-Operating Parties (including substitutions for and replacements of existing Leases).

2.33 MMS

The Minerals Management Service, United States Department of Interior, or its successor agency.

2.34 Non-Consent Operation

Except when an activity or operation is approved by Vote and the approval binds all Parties, an activity or operation proposed and approved under this Agreement in which one or more Parties, having the contractual right to do so, Elect or Vote not to participate.

2.35 Non-Operating Party

A Party other than the Operator.

2.36 Non-Participating Party

Except when an activity or operation is approved by Vote and the approval binds all Parties, a Party who, having the contractual right to do so, Elects or Votes not to participate in sharing the Costs, risks, and benefits (including the rights to Hydrocarbons) of an activity or operation proposed and approved under this Agreement.

2.37 Non-Participating Interest Share

The percentage of participation in the Costs, risks, and benefits (including rights to Hydrocarbons) that a Non-Participating Party would have had in a proposed activity or operation if all Parties had participated in that proposed activity or operation.

2.38 Objective Depth

For each well, the shallower of the total footage to be drilled by that well (as measured in true vertical subsea depth) or the penetration by the drill bit to the base of the deepest target formation or interval in that well, as that depth or target formation or interval is stated in the AFE for the well.

2.39 OCS

The Outer Continental Shelf of the Gulf of Mexico.

2.40 Offsite Host Facilities

Processing and handling facilities that are (a) located off the Contract Area and (b) either owned by one or more third parties or by one or more Participating Parties in a Development System, whose interests in the processing and handling facilities are not exactly the same as their respective Participating Interest Shares in the Development System.

2.41 Operator

The Party designated in Article 4.1 *(Designation of the Operator)*, a successor Operator selected under Article 4.5 *(Selection of Successor Operator)*, and, if applicable, a substitute Operator selected under Article 4.2 *(Substitute Operator)*.

2.42 Overinvested Party

A Party entitled to receive its Participating Interest Share of an Underinvestment.

2.43 Participating Interest Share

A Participating Party's percentage of participation in:

(a) the Costs, risks, and benefits (including rights to Hydrocarbons) of an approved activity or operation; or,

(b) if applicable, interests to be assigned to the Parties.

A Participating Party's percentage of participation is either the proportion, expressed as a percentage, that the Participating Party's Working Interest bears to the total Working Interests of all Participating Parties or such different basis for Cost sharing or assignment as the Participating Parties agree upon.

2.44 Participating Party

A Party who, having the contractual right to do so, participates in the sharing of:

(a) the Costs, risks, and benefits (including rights to Hydrocarbons) of an approved activity or operation; or,

(b) if applicable, the interests to be assigned to the Parties.

The term includes a Party who does not Vote to participate in a proposed activity or operation, but is nonetheless bound to participate in that proposed activity or operation if it is approved by Vote.

2.45 Producible Reservoir

A Hydrocarbon accumulation into which a Producible Well has been drilled and that is separated from, and not in oil or gas communication with, any other Hydrocarbon accumulation.

2.46 Producible Well

A well on the Contract Area that:

(a) produces Hydrocarbons;

(b) meets, according to the MMS, the "well producibility criteria" in Title 30 CFR 250.111 or any succeeding order or regulation issued by an appropriate governmental authority; or

(c) the Participating Parties unanimously agree is a Producible Well.

2.47 Production System

A system to develop and produce Hydrocarbons. The term includes:

(a) an offshore surface structure, whether fixed, compliant, or floating;

(b) an offshore subsea structure or template capable of accommodating one or more wells;

(c) any combination of the items mentioned in clauses (a) and (b);

(d) any other type of system designed to develop and produce Hydrocarbons; and

(e) all associated components of the items mentioned above.

The term excludes Facilities, mobile offshore drilling units, and the facilities referred to in Article 15.2 *(Facilities to Take in Kind)*.

2.48 <u>Production Testing</u>

Operations for the controlled flow of Hydrocarbons to the surface for the purpose of measuring flow rates or flowing pressures, or gaining other subsurface data.

2.49 <u>Project Team</u>

A group of employees or contractors of the Participating Parties or their respective Affiliates established to help the Operator (a) prepare a Development Plan and (b) plan for the design, engineering, fabrication, transportation, installation, and operation of a Development System.

2.50 <u>Project Team AFE</u>

The AFE submitted for the formation and Costs of the Project Team.

2.51 <u>Recompletion</u>

A Development Operation in a single well bore in which a completion in one Producible Reservoir is abandoned in order to attempt a completion in a different Producible Reservoir. To "Recomplete" means to conduct a Recompletion.

2.52 <u>Sidetracking</u>

An operation to directionally control or intentionally deviate a well to change the bottomhole location to another bottomhole location not deeper than the stratigraphic equivalent of the Objective Depth of an operation previously conducted in the well, unless the intentional deviation is done to straighten the hole, drill around junk, or overcome other mechanical difficulties. To "Sidetrack" means to conduct a Sidetracking.

2.53 <u>Transfer of Interest</u>

A conveyance, assignment, transfer, farmout, exchange, or other disposition of all or part of a Party's undivided Working Interest.

2.54 <u>Underinvested Party</u>

A Party with an Underinvestment.

2.55 <u>Underinvestment</u>

A monetary obligation incurred under this Agreement to be settled under Article 16.9 *(Settlement of Underinvestments)*.

2.56 Vote

As a noun, a response or deemed response by a Party to a proposal requiring approval under Article 8.2.1 *(Approval by Vote)*; as a verb, to respond to a proposal requiring approval under Article 8.2.1 *(Approval by Vote)*.

2.57 Well Plan

A detailed written description of a proposed Exploratory Well, Appraisal Well, or Development Well, which must include, at a minimum:

(a) the surface and target bottomhole locations;

(b) the expected spud date and the anticipated time necessary to conclude drilling, evaluation, and abandonment operations;

(c) the total vertical subsea depth to be drilled, along with the specified Objective Depth (and the target zones to be penetrated);

(d) the proposed drilling plan, including the casing program and directional details;

(e) details of all coring, logging, and other evaluation operations to be conducted; and

(f) information about the drilling rig to be used, including day rates, water depth rating, and other limitations relevant to the drilling operations to be conducted.

2.58 Working Interest

The record title leasehold interest or, where applicable, the operating rights of each Party in and to each Lease (expressed as the percentage provided in Exhibit "A"). If a Party's record title interest is different from its operating rights, the Working Interest of each Party is the interest provided in Exhibit "A."

2.59 Workover

A Development Operation conducted in an existing well after the well has been completed in one or more Producible Reservoirs to restore, maintain, or improve production from one or more of those Producible Reservoirs.

ARTICLE 3 – EXHIBITS

3.1 Exhibits

All references in this Agreement to "Exhibits" without further qualification mean the Exhibits listed below and attached to this Agreement. Each Exhibit is made a part of this Agreement and is incorporated into this Agreement by this reference. If any provision of an Exhibit conflicts with any provision of the body of this Agreement, the provision of the body of this Agreement shall prevail, with the exception of Exhibits "C," "D," and "G," each provision of which shall prevail over any provision of the body of this Agreement. If any provision of Exhibit "C" conflicts with any provision of Exhibit "G," the provision of Exhibit "G" shall prevail. If any provision of Exhibit "C" conflicts with any provision of Exhibit "D," the provision of Exhibit "C" shall prevail.

Exhibit "A"	Description of Leases, Working Interests of the Parties, and Representatives
Exhibit "B"	Insurance Provisions
Exhibit "C"	Accounting Procedure
Exhibit "D"	Gas Balancing Agreement
Exhibit "E"	Certification of Non-segregated Facilities
Exhibit "F"	Security Interest Provisions
Exhibit "G"	Project Team and Technology Sharing
Exhibit "H"	Dispute Resolution Procedure
Exhibit "I"	Memorandum of Operating Agreement
Exhibit "J"	Tax Partnership
Exhibit "K"	Financing Statement

ARTICLE 4 – SELECTION OF OPERATOR

4.1 Designation of the Operator

LLOG Exploration Offshore, Inc. is designated as the Operator of the Contract Area. The Parties shall promptly execute and file all documents required by the MMS in connection with the designation of LLOG Exploration Offshore, Inc. as

Operator or with the designation of any other Party as a substitute or successor Operator. Unless agreed otherwise by all the Parties, the Operator shall be classified as the designated applicant for oil spill financial responsibility purposes, and each Non-Operating Party shall promptly execute the appropriate documentation reflecting that classification and promptly provide that documentation to the Operator for filing with the MMS.

4.2 Substitute Operator

4.2.1 Substitute Operator if Operator is a Non-Participating Party

Except as otherwise provided in Article 4.2.2 *(Circumstances Under Which the Operator Must Conduct a Non-Consent Operation)*, if the Operator becomes a Non-Participating Party in a Non-Consent Operation, the Participating Parties may approve by Vote the designation of any Participating Party as the substitute Operator. The substitute Operator shall serve as the Operator only (a) for the Non-Consent Operation (if the Non-Consent Operation is the drilling of a well through the release of the drilling rig for that well), (b) of the Lease affected by the Non-Consent Operation, and (c) with the same authority, rights, obligations, and duties as the Operator, subject to the limitations in (a) and (b). If a Non-Operating Party is the only Participating Party in a Non-Consent Operation, then the Non-Operating Party shall be designated as the substitute Operator for that Non-Consent Operation, with no Vote required, unless the Non-Operating Party elects not to accept the designation. No Non-Operating Party, who is a Participating Party, shall ever be designated as a substitute Operator against its will. If a substitute Operator is not designated under the foregoing procedures, the Operator shall, upon the unanimous agreement of the Participating Parties, conduct the Non-Consent Operation on behalf of the Participating Parties and at the Participating Parties' sole Cost and risk under Article 16 *(Non-Consent Operations)*.

4.2.2. Circumstances Under Which the Operator Must Conduct a Non-Consent Operation

If:

(a) a drilling rig is on location and the Operator becomes a Non-Participating Party in a supplemental AFE for an Exploratory

Operation, Appraisal Operation, or Development Operation, or a subsequent Exploratory Operation, a subsequent Appraisal Operation, or a subsequent Development Operation, or

(b) the Operator becomes a Non-Participating Party in an operation to be conducted from a Development System operated by the Operator,

the Operator, as a Non-Participating Party, shall conduct the Non-Consent Operation on behalf of the Participating Parties and at the Participating Parties' sole Cost and risk under Article 16 *(Non-Consent Operations)*.

4.2.3 Operator's Conduct of a Non-Consent Operation in Which it is a Non-Participating Party

When, under Article 4.2 *(Substitute Operator)* or Article 4.2.2 *(Circumstances Under Which the Operator Must Conduct a Non-Consent Operation)*, the Operator conducts a Non-Consent Operation in which it is a Non-Participating Party, it shall follow the practices and standards in Article 5 *(Rights and Duties of Operator)*. The Operator shall not be required to proceed with the Non-Consent Operation until the Participating Parties have advanced the Costs of the Non-Consent Operation to the Operator. The Operator shall never be obligated to expend any of its own funds for the Non-Consent Operation.

4.2.4 Appointment of a Substitute Operator

After expiration of all applicable response periods for the Non-Consent Operation and selection of a substitute Operator, each Party shall promptly provide the substitute Operator with the appropriate MMS designation of operator forms. The Operator and the substitute Operator shall coordinate the change of operatorship to avoid interfering with ongoing activities and operations, if any, including but not limited to, lease maintenance activities and operations.

4.2.5 Redesignation of Operator

Within fifteen (15) days after conclusion of the Non-Consent Operation, all Parties shall execute and provide the Operator with the appropriate MMS designation of operator forms to return operatorship to the Operator,

thereby superseding the Parties' designation of the substitute Operator under Article 4.2.4 *(Appointment of a Substitute Operator)*.

4.3 Resignation of Operator

The Operator may resign at any time by giving written notice to the Parties, except that the Operator may not resign during a Force Majeure or an emergency that poses a threat to life, safety, property, or the environment. If the Operator ceases to own a Working Interest, the Operator automatically shall be deemed to have resigned as the Operator without any action by the Non-Operating Parties.

4.4 Removal of Operator

The Operator may be removed under the following circumstances:

4.4.1 Removal Upon Assignment

If the Operator assigns part of its Working Interest (excluding an interest assigned to an Affiliate) and the assignment reduces the Operator's Working Interest to less than fifty percent (50%) the Working Interest of a Non-Operating Party, whether accomplished by one or more assignments, then the removal of the Operator requires approval by Vote.

4.4.2 Removal for Cause by Vote

Under the following circumstances, the removal of the Operator shall be approved by Vote, excluding the Vote of the Operator:

(a) the Operator is found liable by a final judicial decision or a final decision under binding arbitration for an act of Gross Negligence or Willful Misconduct;

(b) the Operator commits a substantial breach of a material provision of this Agreement and fails to cure the breach within thirty (30) days after receipt of written notice of the breach from a Non-Operating Party. If the breach specified in the notice reasonably cannot be corrected within the thirty (30) day period, but the Operator within said period begins action to correct the breach and thereafter diligently carries the corrective action to completion, the Operator shall not be removed. The Operator

shall not be removed under this Article 4.4.2 if the Operator is able to prove the non-existence of the alleged breach within 30 days after receipt of written notice of the alleged breach;

(c) the Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of its creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

(d) a receiver is appointed for the Operator or for substantially all of its property or affairs; or

(e) the Operator fails to timely commence the Development System in accordance with Article 12.14 *(Timely Operations for Development Systems)*.

4.4.3 Timing of Vote to Remove Operator

A Vote to remove the Operator for cause as provided in this Article 4.4 shall be taken within ninety (90) days after the Non-Operating Party's actual knowledge of the cause.

4.5 Selection of Successor Operator

Upon the resignation or removal of the Operator, a successor Operator shall be approved by Vote, subject to this limitation on the Voting right of Operator: if the resigned or removed Operator is not entitled to Vote, fails to Vote, or Votes only to succeed itself, then the successor Operator shall be approved by Vote after excluding the Vote of the resigned or removed Operator. If the Operator assigns all or a part of its Working Interest, then under Article 4.3 *(Resignation of Operator)* or Article 4.4.1 *(Removal Upon Assignment)* the Party who acquired all or a part of the former Operator's Working Interest shall not be excluded from Voting for a successor Operator. If there are only two Parties to this Agreement when the Operator resigns or is removed, then the Non-Operating Party automatically has the right, but not the obligation, to become the Operator. If no Party is willing to become the Operator, this Agreement shall terminate under Article 26.1 *(Term)*.

4.6 Effective Date of Resignation or Removal

The resignation or removal of the Operator shall become effective as soon as practical but no later than 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of resignation or removal, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator by the MMS. The resignation or removal of the outgoing Operator shall not prejudice any rights, obligations, or liabilities resulting from its operatorship. The successor Operator may charge the Joint Account for the reasonable Costs incurred in connection with the change of operatorship.

4.7 Delivery of Property

On the effective date of resignation or removal of the Operator, the outgoing Operator shall deliver to the successor Operator possession of all items purchased for the Joint Account under this Agreement, all Hydrocarbons that are not the separate property of a Party, all equipment, materials, and appurtenances purchased for the Joint Account under this Agreement, and all books, records, and inventories relating to the Joint Account (other than those books, records, and inventories maintained by the outgoing Operator as the owner of a Working Interest). The outgoing Operator shall distribute or return all funds related to the Joint Account to the Parties who contributed the funds or are otherwise entitled to receive the funds under this Agreement. The outgoing Operator shall further use its reasonable efforts to transfer to the successor Operator, as of the effective date of the resignation or removal, its rights as Operator under all contracts exclusively relating to the activities or operations conducted under this Agreement, and the successor Operator shall assume all obligations of the Operator that are assignable under the contracts. The Parties may audit the Joint Account and conduct an inventory of all property and all Hydrocarbons that are not the separate property of a Party, and the inventory shall be used in the return of, and the accounting by the outgoing Operator of, the property and the Hydrocarbons that are not the separate property of a Party. The inventory and audit shall be conducted under Exhibit "C."

ARTICLE 5 – RIGHTS AND DUTIES OF OPERATOR

5.1 Exclusive Right to Operate

Except as otherwise provided, the Operator has the exclusive right and duty to conduct (or cause to be conducted) all activities or operations under this Agreement. In performing services under this Agreement for the Non-Operating Parties, the Operator is an independent contractor, not subject to the control or direction of Non-Operating Parties, except as provided in Article 8.2 *(Voting and Election Procedures)* or Article 8.5 *(Unanimous Agreement)*. The Operator is not the agent or fiduciary of the Non-Operating Parties. With the exception of any Project Team formed under this Agreement, the number of employees or contractors used by the Operator in conducting activities or operations under this Agreement, their selection, and the hours of labor and the compensation for services rendered shall be determined by the Operator. All of these employees or contractors shall be the employees or contractors of the Operator. The Operator shall contract for and employ any drilling rigs, tools, machinery, equipment, materials, supplies, and personnel reasonably necessary for the Operator to conduct the activities or operations provided for in this Agreement.

5.2 Workmanlike Conduct

The Operator shall timely commence and conduct all activities or operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. The Operator shall not be liable to the Non-Operating Parties for losses sustained or liabilities incurred, except as may result from Operator's Gross Negligence or Willful Misconduct. Unless otherwise provided in this Agreement, Operator shall consult with the Non-Operating Parties and keep them informed of important matters. The Operator shall never be required to conduct an activity or operation under this Agreement that it believes would be unsafe or would endanger persons, property or the environment.

5.3 Drilling

The Operator may have drilling operations conducted by qualified and responsible independent contractors who are not an Affiliate of the Operator and are employed under competitive contracts. A competitive contract is a contract (a) that was entered into within two (2) years before the commencement of drilling operations and (b) that contains terms, rates, and provisions that, when the contract was entered into, did not exceed those generally prevailing on the

OCS for operations involving drilling rigs of an equivalent type, operating in similar environments and water depths, equipped to the Operator's standard conditions, and capable of drilling the proposed well or conducting other required operations within the schedule in the well AFE. The Operator may employ its own or its Affiliate's equipment, personnel, drilling rig, Workover rig, and snubbing unit in the conduct of those operations, either under Exhibit "C" or under a written agreement among the Participating Parties. If the Operator's or its Affiliate's equipment, personnel, drilling rig, Workover rig, or snubbing unit is employed in conducting operations under this Agreement, the terms, conditions, and rates for that employment shall be consistent with those currently prevailing in competitive contracts for the deepwater OCS.

5.4 Liens and Encumbrances

The Operator shall endeavor to keep the Leases, Production Systems, Facilities, and other equipment purchased for the Joint Account under this Agreement and the Hydrocarbons free from liens and encumbrances (except those provided in Exhibit "F") that might arise by reason of the activities or operations conducted under this Agreement. If a lien is placed on the Leases, Production Systems, Facilities, other equipment, or any Hydrocarbons, the Operator shall make reasonable efforts to remove the lien.

5.5 Records

The Operator shall keep accurate books, accounts, and records of activities or operations under this Agreement in compliance with the Accounting Procedure in Exhibit "C." Unless otherwise provided in this Agreement, all records of the Joint Account shall be available to a Non-Operating Party at all reasonable times during the Operator's normal office hours under Exhibit "C." The Operator shall use good-faith efforts to ensure the settlements, billings, and reports rendered to each Party under this Agreement are complete and accurate. The Operator shall notify the other Parties promptly upon the discovery of any error or omission pertaining to the settlements, billings, and reports rendered to each Party. This provision does not affect a Party's audit rights under this Agreement. This provision shall also apply to each Non-Operating Party's books, accounts, and records kept to support its charges to a Project Team.

5.6 Reports to Government Agencies

The Operator shall make timely reports to all governmental authorities to which it has a duty to make reports and shall furnish copies of the reports to the Participating Parties. The Operator shall provide each Non-Operating Party with a copy of each notice, order, and directive received from the MMS. As soon as reasonably practicable, each Party shall give written notice to the other Parties before each meeting with government authorities of which it has notice and that affects the Contract Area.

5.7 Information to Participating Parties

The Operator shall, as soon as reasonably practicable and to the extent that the information has then been obtained or received by the Operator, furnish each Participating Party the following information about well operations:

(a) copy of each application for a permit to drill and all amendments to that application;

(b) drilling and Workover reports, which shall include, but not be limited to, the current depth, the corresponding lithological information, data on drilling fluid characteristics, information about drilling difficulties or delays (if any), mud checks, mud logs, and Hydrocarbon information, casing and cementation tallies, and estimated cumulative Costs to be sent by facsimile or electronic transmission within twenty-four (24) hours (exclusive of Saturdays, Sundays, and federal holidays) of well operations conducted in the preceding twenty-four (24) hour period;

(c) complete report of all core data and analyses;

(d) copies of logs and surveys as run, including all digitally recorded data;

(e) copies of well test results, bottomhole pressure surveys, Hydrocarbon analyses, and other similar information, including PVT analyses;

(f) copies of reports made to regulatory agencies;

(g) forty-eight (48) hours' advance notice of logging, coring, or testing operations (or, if conditions do not permit that much advance notice, as much advance notice as is reasonably possible);

(h) upon written request, and if sufficient quantities are available, samples of cutting and sidewall cores, marked as to depth, to be packaged and shipped at the expense of the requesting Party;

(i) copies of drilling prognoses;

(j) if conventional cores are taken, a Participating Party shall be allowed access to the rig to inspect and evaluate said cores; and

(k) samples of Hydrocarbons, if sufficient quantities are available, after performing routine tests.

Upon written request, the Operator shall use reasonable efforts to furnish to a requesting Participating Party any additional available information (including a complete slabbed section of all recovered cores, if requested and available), acquired by the Operator for the Participating Parties, not otherwise furnished under this Article (not including any derivative information independently developed at Operator's sole cost and risk). The Costs of gathering and furnishing the additional available information shall be charged to the Participating Party that requested it.

5.8 **Completed Well Information**

Operator shall as soon as reasonably practicable, furnish to each Participating Party the following information pertaining to each completed well:

(a) monthly report of production and injection;

(b) copies of routine reports made to regulatory agencies;

(c) report on the status of wells not producing and not abandoned;

(d) report on Hydrocarbons produced during Production Testing;

(e) bottomhole pressure data and surface pressure data; and

(f) composite of all logs run (for example, TDT, Carbon-Oxygen, Spinner Surveys, and Casing Collar).

5.9 **Information to Non-Participating Parties**

The Operator shall furnish to each Non-Participating Party:

(a) as soon as reasonably practicable, copies of all non-confidential reports made to regulatory agencies, and

(b) if applicable, after Complete Recoupment, the information specified in Articles 5.7 *(Information to Participating Parties)* and 5.8 *(Completed Well Information)*.

ARTICLE 6 – EXPENDITURES AND ANNUAL OPERATING PLAN

6.1 Basis of Charges to the Parties

Except as otherwise provided in this Agreement, the Operator shall pay all Costs of all activities and operations under this Agreement, and each Participating Party shall reimburse the Operator in proportion to its Participating Interest Share for the Costs of these activities and operations. All charges, credits, and accounting for expenditures shall be made under Exhibit "C." Funds received by the Operator under this Agreement may be commingled with the Operator's own funds.

6.2 AFEs

The Operator shall not make any single expenditure or undertake an activity or operation costing Two Hundred Fifty Thousand Dollars ($250,000.00) or more, unless an AFE has been included in a proposal for an activity or operation and the proposal has been approved by Vote, Election, or unanimous agreement, whichever is applicable, or the Operator is exercising one of its discretionary powers under this Agreement. An approved proposal grants the Operator authority to commit or expend funds on the approved proposal for the account of the Participating Parties. For a single expenditure in excess of One Hundred Thousand Dollars ($100,000.00), but less than Two Hundred Fifty Thousand Dollars ($250,000.00), the Operator need not submit a proposal and an associated AFE, but shall furnish written information describing the expenditure to each of the Participating Parties. Notwithstanding the foregoing, in an emergency that poses a threat to life, safety, property, or the environment, the Operator may immediately make those expenditures for the Joint Account as, in its opinion as a reasonable and prudent operator, are necessary to deal with the emergency. The Operator shall report to the Participating Parties, as promptly

as possible, the nature of the emergency, the action taken, and the Costs incurred.

6.2.1 AFE Overrun Notice

For informational purposes only, the Operator shall provide an AFE overrun notice to all the Participating Parties if it appears (based upon Operator's reasonable estimate) that the actual total Costs associated with a separate AFE will exceed the original approved AFE or the latest approved supplemental AFE by more than ten percent (10%), but will not require the submission of a supplemental AFE under Article 6.2.2 (*Supplemental AFEs*).

6.2.2 Supplemental AFEs

Except as provided in Article 6.2.3 (*Further Operations During a Force Majeure*), if it appears (based upon the Operator's reasonable estimate) that the actual Costs associated with an original AFE, or its latest approved supplemental AFE, will exceed the relevant Permitted Over-expenditure, as defined below, the Operator shall promptly submit a supplemental AFE to the Participating Parties. Subject to Article 8.6.1 *(Well Proposals, Recompletions, and Workovers)*, after receipt of the supplemental AFE each Participating Party has the right to make an Election as to its further participation in the approved activity or operation. If a proposed supplemental AFE is approved by Election, the Operator shall continue to conduct the approved activity or operation associated with the supplemental AFE at the sole Cost and risk of the Participating Parties in the supplemental AFE. Any Participating Party Electing not to participate in an approved supplemental AFE becomes a Non-Participating Party in the activity or operation associated with the original AFE once the actual Costs expended on the activity or operation exceed the Permitted Over-expenditure amount of the last AFE in which the Non-Participating Party Elected to participate, without regard to whether all the activities or operations (including plugging and abandonment) in the original AFE have been conducted at the time of its Election not to participate. A Non-Participating Party in a supplemental AFE is subject to the same Hydrocarbon Recoupment premium, Underinvestment, or acreage forfeiture provision in Article 16 *(Non-Consent Operations)* that would

apply to a Party Electing or Voting not to participate in the originally approved activity or operation, except a Hydrocarbon Recoupment premium or an Underinvestment shall apply only to the Costs of the approved activity or operation not borne by the Non-Participating Party. If a supplemental AFE is not approved by Election, the Operator shall conclude the activity or operation as soon as practical, and each Participating Party will be responsible for its Participating Interest Share of the Costs of the activity or operation, including Costs in excess of the Permitted Over-expenditure amount.

6.2.2.1 **Supplemental AFE for Cost Overruns on Wells and Well Operations At Objective Depth**

The Permitted Over-expenditure for an Exploratory Well, an Appraisal Well, or a Development Well, or for operations in that well after it has reached its Objective Depth, is an amount equal to twenty percent (20%) of the original approved AFE for the well or subsequent operation,.

6.2.2.2 **Supplemental AFE for Cost Overruns on Project Team AFE**

The Permitted Over-expenditure for the Project Team is an amount equal to fifteen percent (15%) of the original approved Project Team AFE.

6.2.2.3 **Supplemental AFE for Cost Overruns on Final Design AFE**

The Permitted Over-expenditure for the Final Design AFE is an amount equal to fifteen percent (15%) of the original approved Final Design AFE.

6.2.2.4 **Supplemental AFE for Cost Overruns on Fabrication AFE**

The Permitted Over-expenditure for the Fabrication AFE is an amount equal to fifteen percent (15%) of the original approved Fabrication AFE.

6.2.2.5 **Supplemental AFE for Cost Overruns on All Other AFEs**

The Permitted Over-expenditure for all other AFEs is amount equal to fifteen percent (15%) of the original approved AFE for the activity or operation.

6.2.3 Further Operations During a Force Majeure

No Party is permitted to make an Election not to participate in further activities or operations under Article 6.2.2 *(Supplemental AFEs)* during a Force Majeure or during an emergency that poses a threat to life, safety, property, or the environment, but may make an Election not to participate in further activities or operations that are to be conducted after the termination of the Force Majeure or emergency. Notwithstanding any contrary provision of this Agreement, if Costs arising as a result of Force Majeure or emergency cause the amount of the latest approved AFE to be exceeded by more than the Permitted Over-expenditure in Article 6.2.2 *(Supplemental AFEs)*, no supplemental AFE will be required; however, once stabilization takes place and Force Majeure or emergency expenditures are no longer being incurred, the Operator shall submit to the Participating Parties a supplemental AFE for the activities or operations that are to be conducted after termination of the Force Majeure or emergency in order for them to make an Election under Article 6.2.2 *(Supplemental AFEs)* as to their participation in the activities or operations that are to be conducted after termination of the Force Majeure or emergency.

6.3 Security Rights

Exhibit "F" (LOUISIANA)", as applicable, applies.

6.4 Annual Operating Plan

6.4.1 Effect and Content of Annual Operating Plan

The Annual Operating Plan is for informational and planning purposes and does not obligate any Party to any course of action or expenditures or constitute a Vote, Election or unanimous agreement to participate in any specific activity or operation. To the extent known on the date of submission of the Annual Operating Plan, the Annual Operating Plan shall include the following items, without limitation:

6.4.1.1 Capital Budget

(a) a list of proposed wells to be drilled including their anticipated order, drilling time, depths, surface and bottomhole locations, objective sands, type of well

(Development, Appraisal), purpose of well (production, injection), and estimated Costs;

(b) capital Workovers, which are defined as any Workover operation conducted to Recomplete a well to a new zone or install artificial lift, listed by well, with their estimated Cost;

(c) other capital projects requiring a gross expenditure greater than Three Million Dollars ($3,000,000.00). The term "capital project" includes addition of new equipment, expansion or upgrades of existing equipment; and

(d) an estimated total amount (in aggregate) for capital projects.

6.4.1.2 <u>Expense Budget</u>

(a) expense Workovers, which are defined as any anticipated Workover operation that is not a capital Workover (such as repair work or reworks within the same zone), listed by well, with their estimated Cost;

(b) expense projects requiring a gross expenditure greater than Three Million Dollars ($3,000,000.00). The term "expense project" includes repair, replacement, inspection, and maintenance of existing equipment;

(c) an estimated total amount (in aggregate) for expense projects; and

(d) estimated Operations and Maintenance (O&M) expenditures for the year may be shown in the aggregate. O&M expenses include the ongoing, everyday expenditures necessary to operate the field.

6.4.1.3 <u>Operator Forecasts and Informational Items</u>

(a) production forecasts;

(b) injection forecasts;

(c) fuel gas forecasts;

(d) scheduled or planned downtime exceeding three (3) days;

(e) data collection programs;

(f) geochemical or geophysical survey(s) or special test(s) that might be contemplated; and

(g) other areas deemed of significance by the Operator.

6.4.2 **Submission of Draft Annual Operating Plan**

Beginning in the year in which a Development Plan is approved, and in each subsequent year, the Operator shall develop and submit to the Non-Operating Parties, by August 1st, a draft Annual Operating Plan for the next calendar year. The Annual Operating Plan process will be used (a) as a reporting mechanism by which the Operator will inform the Non-Operating Parties of results of the previous year's activities and operations, (b) to review ongoing activities and operations, and (c) for the remainder of the current year and the next succeeding calendar year, to forecast and plan activities and operations and to forecast anticipated Hydrocarbon production volumes, operating expenses, and capital expenditures.

6.4.3 **Review of Draft Annual Operating Plan**

The Non-Operating Parties may provide suggested changes, additions or deletions to the Annual Operating Plan to the Operator and all other Parties in writing before September 1st of each year. The Operator will then make changes that it deems necessary (if any) and submit the final Annual Operating Plan to the Non-Operating Parties no later than October 1st of each year, at which time the Annual Operating Plan is deemed adopted by all Parties.

ARTICLE 7 – CONFIDENTIALITY OF DATA

7.1 Confidentiality Obligation

Confidential Data acquired or obtained by a Party shall be kept confidential during the term of this Agreement and for an additional period of two (2) years after termination of this Agreement and shall not be disclosed to a third party, unless disclosed under Article 7.1.1 *(Exception to Confidentiality)* or 7.1.2 *(Permitted Disclosure)*. Each Party shall maintain the secrecy of the Confidential Data, using the standard of care it normally uses in protecting its own confidential information and trade secrets.

7.1.1 Exceptions to Confidentiality

The confidentiality obligation shall not apply to Confidential Data that is:

(a) now or later become part of the public domain (other than as a result of a wrongful act or omission by a Party);

(b) now or later become available to a Party on a non-confidential basis from a source, other than a Party, that is legally permitted to disclose the item of Confidential Data;

(c) known to a Party on a non-confidential basis before disclosure of the Confidential Data to it under this Agreement or to which that Party was otherwise entitled at the time of disclosure; or

(d) independently developed by employees or contractors of a Party who have not had access to the Confidential Data.

7.1.2 Permitted Disclosures

The Operator may disclose items of Confidential Data to those third parties as may be necessary to conduct activities and operations under this Agreement, if the third parties are bound by written agreement to keep the Confidential Data secret for a period not less than the period provided in this Agreement or, if all Parties agree, a lesser period. The Operator shall promptly inform the other Parties of the names of the third parties and list the items of Confidential Data disclosed. Notwithstanding any contrary provision of this Agreement and subject to the restrictions that: the Confidential Data shall not be removed from

the custody and premises of the Party making such disclosure, excepting disclosure made under items (a), (c), (d), and (e) below; and that third party shall be bound by written agreement not to use or disclose the Confidential Data, except for the express purpose for which the disclosure is to be made, a Party may disclose, in whole or in part, the Confidential Data:

(a) to its Affiliate provided that Affiliate is bound by the confidentiality provision in this Agreement;

(b) to a bona fide, financially responsible, prospective assignee of any portion of the Party's Working Interest (including but not limited to an entity with whom a Party or its Affiliates is conducting bona fide negotiations directed toward a merger, consolidation or a sale of a Party's or an Affiliate's shares or substantially all of its -assets on the OCS);

(c) to potential contractors, professional consultants, or outside legal counsel engaged by or on behalf of the Party and acting in a capacity where that disclosure is essential to the contractor's, consultant's, or outside legal counsel's work; -

(d) to a bank or other financial institution to the extent appropriate to a Party arranging financing for its obligations under this Agreement;

(e) to the extent required by a Lease, or by law, order, decree, regulation, or rule (including without limitation, those of any regulatory agency, securities commission, stock exchange, judicial or administrative proceeding). If a Party is required to disclose Confidential Data under this Article 7.1.2(e), the Party shall promptly provide all other Parties to this Agreement written notice of those proceedings so that the non-disclosing Parties may seek a protective order or other remedy. A disclosing Party shall furnish only such Confidential Data as is legally required and will use its reasonable efforts to obtain confidential treatment for any Confidential Data disclosed; and

(f) to an entity desiring to transport or purchase Hydrocarbons produced under this Agreement for the purpose of making Hydrocarbon reserve estimates and other technical evaluations.

7.1.3 Limited Releases to Offshore Scout Association

The Operator may disclose Confidential Data to the Offshore Oil Scouts Association at their weekly meetings. The Confidential Data that may be disclosed is limited to information concerning well locations, well operations, and well completions to the extent reasonable and customary in industry practice or required under the by-laws of the Offshore Oil Scouts Association.

7.1.4 Continuing Confidentiality Obligation

A Party who ceases to own a Working Interest remains bound by the confidentiality and use obligations of this Agreement as to Confidential Data-obtained through this Agreement under Article 7.1 *(Confidentiality Obligation)*.

7.2 Ownership of Confidential Data

Except as otherwise provided for in this Article 7, all Confidential Data produced as a result of an activity or operation shall be the property of all Participating Parties in that activity or operation. A Non-Participating Party has no rights in or access to Confidential Data produced or derived from a Non-Consent Operation unless and until Complete Recoupment has taken place.

7.2.1 Trades of Confidential Data

Any Participating Party may propose the exchange or trade of any Confidential Data or other similar data and information owned by a third party. Upon approval of said exchange or trade by Vote of the Participating Parties, that approval shall bind all Participating Parties, and the Operator shall consummate that exchange or trade with the third party. The Operator shall promptly provide all Participating Parties copies of the third party data obtained along with copies of any agreement relating to that exchange or trade.

7.2.2 Ownership of Non-Consent Data

After Complete Recoupment has taken place and a Non-Participating Party has become a Participating Party in an activity or operation, that

Non-Participating Party shall become an owner of the Confidential Data and information resulting from that activity or operation. Within fifteen (15) days after Complete Recoupment, the Operator shall furnish that Confidential Data and information to the former Non-Participating Party.

7.3 Access to the Lease and Rig

Except as provided in Article 6.3(b) *(Default)*, each Participating Party may attend meetings between the Operator and any contractors constructing the Production System or Facilities specified in the Fabrication AFE as well as access to the construction sites. Except as otherwise provided in Article 6.3(b) *(Default)*, each Participating Party shall have access to all drilling rigs, Production Systems, and Facilities to observe and inspect operations and wells in which it participates (and the pertinent records and other data). Access by the Participating Party to a drilling rig, Production System, or Facility serving a Contract Area shall be scheduled through the Operator at least forty-eight (48) hours in advance (or, if conditions do not permit that much advance scheduling, with as much advance scheduling as is reasonably possible). Each Party's access will be at reasonable times and may not unreasonably interfere with operations at the site.

7.4 Development of Proprietary Information and/or Technology

The ownership, use, treatment, and disclosure of proprietary information or technology, including, but not limited to, drilling technology, production technology, production systems and facilities, and their transportation and installation, pipelines, flowlines, and offshore oil and gas transportation that are charged to the Joint Account shall be handled under Exhibit "G."

ARTICLE 8 – APPROVALS AND NOTICES

8.1 Classes of Matters

Action will be taken on a proposed activity or operation only after the procedures and approval requirements in this Agreement have been satisfied. There are four general classes of activities or operations under this Agreement: (a) those requiring approval by Vote, (b) those requiring approval by Election, (c) those requiring approval by unanimous agreement, and (d) those within the discretion of the Operator.

8.1.1 **<u>Voting and Electing Interest</u>**

Subject to Article 6.3(b) *(Default)* in Exhibit "F," each Party has a Voting interest or an Electing interest equal to its Working Interest or its Participating Interest Share, as applicable.

8.2 <u>Voting and Election Procedures</u>

The Parties shall Vote or make an Election on proposals requiring a Vote or Election in the order in which those proposals are submitted, except as specified in Articles 10.2 *(Exploratory Operations at Objective Depth)*, 11.2 *(Appraisal Operations at Objective Depth)*, and 13.2 *(Development Operations at Objective Depth)*. Subject to Article 6.2 *(AFEs)*, after receipt of a notice properly given for an activity or operation requiring a Vote or Election, the Parties entitled to make that Vote or Election (a) may Vote or make an Election in accordance with this Article 8.2 *(Voting and Election Procedures)* and Article 8.7 *(Giving and Receiving Notices and Responses)* or (b) shall be deemed to have Voted or made an Election as provided in Article 8.6.5 (*Failure to Vote or Make an Election*).

A Vote or Election to participate in a proposal is evidenced by a Party making a written affirmative response to the proposal or by a Party's execution of the AFE associated with the proposal. Except as otherwise provided in this Agreement, a Vote or Election not to participate in a proposal is evidenced by a Party's written negative response to the proposal, a Party's failure to make a timely written affirmative response to the proposal or to timely execute the AFE associated with the proposal, or a Party's failure to timely make a subsequent Vote or Election under Article 8.3 (*Second Opportunity*).

8.2.1 **<u>Approval by Vote</u>**

Approval by Vote shall be decided by a Vote of the Parties as follows:

(a) when one Party or two Parties are entitled to Vote, approval by Vote shall require an affirmative Vote of one or more Parties with a Voting interest of fifty-one percent (51%) or more, or if two Parties entitled to Vote have the same Voting interest, the affirmative Vote of all Parties entitled to Vote; and

(b) when more than two Parties are entitled to Vote, approval by Vote shall require an affirmative Vote of two (2) or more Parties entitled

to Vote with a combined Voting interest of fifty-one percent (51%) or more.

8.2.2 **Approval by Election**

Approval by Election shall be decided by an affirmative Election by one or more Parties, entitled to make an Election, with a combined Electing interest of twenty-five percent (25%) or more.

8.3 **Second Opportunity to Participate**

Unless otherwise provided to the contrary in this Agreement, if an activity or operation is approved by Vote or Election but is not approved by all of the Parties, a Party who Voted or Elected not to participate in the approved activity or operation may make a subsequent Vote or Election to participate in the approved activity or operation within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of its receipt of the original Voting or Election results from the Operator. If a Party does not exercise its right to make a subsequent Vote or Election to participate, it shall become a Non-Participating Party in the approved activity or operation. If (a) all the Parties entitled to do so make an original Vote or Election or a subsequent Vote or Election to participate in a proposed activity or operation or (b) an approval by Vote is binding on all Parties, then the Operator shall commence the activity or operation in accordance with the applicable timely operations provisions of this Agreement.

8.4 **Participation by Fewer Than All Parties**

If, after the period in which a Party may make a subsequent Vote or Election to participate, there is at least one Non-Participating Party in the approved activity or operation, each Party who made an original or a subsequent Vote or Election to participate in the approved activity or operation shall, within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of its receipt of the subsequent Voting or Election results,

(a) limit its participation in the approved activity or operation to its Working Interest share, or

(b) agree to bear its Participating Interest Share of the approved activity or operation

by written correspondence to the Operator. Failure to submit that written correspondence shall be deemed a written correspondence under (a). If a Party, who made an original or a subsequent Vote or Election to participate in the approved activity or operation, submits or is deemed to have submitted a written correspondence under (a) and the other Parties who made an original or a subsequent Vote or Election to participate in the approved activity or operation do not agree to bear all of the remaining Costs of the approved activity or operation within thirty (30) days after the written correspondence period, the proposal of the approved activity or operation and all Votes and Elections in regard to the approved activity or operation shall be deemed withdrawn. Once the Parties, who made an original or a subsequent Vote or Election to participate in an approved activity or operation in which there is a Non-Participating Party, agree to bear all of the Costs of the approved activity or operation, the Operator shall commence the activity or operation at the sole Cost and risk of the Participating Parties in accordance with the applicable timely operations provisions of this Agreement. Notwithstanding the foregoing, the election periods in Articles 10.2.1 *(Exploratory Operations at Objective Depth)*, 11.2.1 *(Appraisal Operations at Objective Depth)*, and 13.2.1 *(Development Operations at Objective Depth)* shall govern in the event of a conflict. However, if

(a) A proposal for a well operation under Article 10 *(Exploratory Operations)*, Article 11 *(Appraisal Operations)*, or Article 13 *(Development Operations)*, which requires an Election, is made in accordance with this Article 8 *(Approvals and Notices)* and is the proposal with the highest priority under the provisions of Article 10.2 *(Exploratory Operations at Objective Depth)*, Article 11.2 *(Appraisal Operations at Objective Depth)*, or Article 13.2 *(Development Operations at Objective Depth)*, and

(b) the Operator is entitled to make an original Election or a subsequent Election to participate in the proposed well operation and does so, and

(c) the Operator's Election meets the approval threshold required in Article 8.2.2 *(Approval by Election)*, and

(d) the Operator is willing to bear one hundred percent (100%) of the Cost and risk of the proposed well operation prior to the Election of the other Parties entitled to make an Election,

then the Operator may commence the well operation prior to the Election of those other Parties.

8.5 Approval by Unanimous Agreement

After receipt of a notice properly given for an activity or operation requiring unanimous agreement, each Party entitled to approve (or disapprove) that activity or operation may indicate its approval or disapproval by providing a written statement in accordance with Article 8.7 *(Giving and Receiving Notices and Responses)*. Unless otherwise specifically provided, failure of a Party to give its response in accordance with Article 8.7 *(Giving and Receiving Notices and Responses)* is deemed its disapproval.

8.6 Response Time for Notices

After receipt of an AFE or notice under this Article 8, the Parties may (a) submit their Vote or (b) make an Election or (c) submit a written statement as described in Article 8.5 *(Approval by Unanimous Agreement)*, whichever is applicable. If requested in writing by a Party entitled to (a) submit their Vote or (b) make an Election or (c) submit a written statement on an AFE or notice, the Operator shall give prompt notice of the results of those Votes, Elections or written statements to each Party entitled to (a) submit their Vote or (b) make an Election or (c) submit a written statement, as applicable. Except as otherwise provided in this Agreement, the response times for each type of proposal shall be as follows:

8.6.1 Well Proposals, Recompletions, and Workovers

When a proposed well, Recompletion or Workover does not require construction of a Development System, each Party entitled to Vote or make an Election or submit a written statement as described in Article 8.5 *(Approval by Unanimous Agreement)*, whichever is applicable, has thirty (30) days after receipt of the proposal (inclusive of Saturdays, Sundays, and federal holidays) to respond to it. When a drilling rig is on location and standby charges are accumulating and if a Party who is entitled to do so has proposed a substitute well or a supplemental AFE to a well or a subsequent operation, or a Recompletion or Workover in or through the same well bore in which the previous operation was conducted, a Party entitled to Vote or make an Election or submit a written statement as described in Article 8.5 *(Approval by Unanimous Agreement)*, has forty-eight (48) hours after receipt of the proposal

(inclusive of Saturdays, Sundays, and federal holidays) to respond to it. The response times for operations at Objective Depth are provided in Article 10.2 *(Exploratory Operations at Objective Depth)*, Article 11.2 *(Appraisal Operations at Objective Depth)*, and Article 13.2 *(Development Operations at Objective Depth)*.

8.6.2 <u>Development System Construction</u>

Each Party entitled to make an Election on a Fabrication AFE has forty-five (45) days after the date of its receipt of the Fabrication AFE to make that Election.

8.6.3 <u>Other AFE Related Operations</u>

Except as otherwise provided in Articles 8.6.1 *(Well Proposals, Recompletions, and Workovers)* and 8.6.2 *(Development System Construction)*, the response time to a proposed activity or operation will depend upon the gross AFE amount. Response times will be as follows:

(a) AFE of $250,000.00 or more but less than $25,000,000.00; response will be made within thirty (30) days after receipt of said proposal;

(b) AFE of $25,000,000.00 or more but less than $50,000,000.00; response will be made within ninety (90) days after receipt of said proposal; and

(c) AFE of $50,000,000.00 or more; response will be made within one hundred twenty (120) days after receipt of said proposal.

8.6.4 <u>Other Proposals</u>

For all other proposals requiring notice, and all supplemental AFEs other than those subject to Article 8.6.1 *(Well Proposals, Recompletions, and Workovers)*, each Party has thirty (30) days after receipt of the proposal to respond to it.

8.6.5 <u>Failure to Vote or Make an Election</u>

Unless otherwise specifically provided, failure of a Party to Vote or make an Election, whichever is applicable, within the period required by this Agreement is deemed to be a Vote or Election not to participate.

8.6.6 **Suspensions of Operations and Suspensions of Production**

Notwithstanding any contrary provision in Article 8.6 *(Response Time for Notices)*, if the MMS grants a Suspension of Production ("SOP"), a Suspension of Operations ("SOO"), or similar regulatory grant, for all or part of the Contract Area, and if the SOP, SOO, or grant requires the commencement of an activity or operation before the expiration of the period for Voting, making an Election, or submitting a written statement, as provided in Article 8.5 *(Approval by Unanimous Agreement)* for that activity or operation, the Parties shall cast their Votes, make their Elections, or submit their written statement on the activity or operation at least ten (10) days before the commencement date required in the SOO, SOP, or grant.

8.6.7 **Standby Charges**

The Participating Parties in a well or well operation conducted immediately prior to the submission of (a) a proposal for a substitute well or a subsequent operation in a well or (b) a supplemental AFE are responsible for charges associated with the well or well operation that accrue before that submission. All charges that accrue after that submission are the responsibility of the Participating Parties in the substitute well, subsequent operation or supplemental AFE. If (a) the proposal of a substitute well or subsequent operation or (b) the supplemental AFE is not approved, the Participating Parties in the well or well operation conducted immediately prior to the submission of that proposal or supplemental AFE are responsible for the charges that accrue after that submission.

8.7 **Giving and Receiving Notices and Responses**

Except as otherwise provided in this Agreement, all notices and responses required or permitted by this Agreement shall be in writing and shall be delivered in person or by mail, courier service, or facsimile transmission, with postage and charges prepaid, addressed to the Parties at the addresses in Exhibit "A." A notice is deemed delivered only when received by the Party to whom it was directed, and the period for a Party to deliver a response begins on the date the notice is received. "Receipt" of a written notice, means actual delivery of the notice to the Party's address or transmission to the facsimile number provided in Exhibit "A." A response is deemed delivered when it is deposited in the United

States mail, delivered to a courier, transmitted by facsimile transmission, or is personally delivered to a Party.

However, when a drilling rig is on location and standby charges are accumulating, notices or responses pertaining to operations utilizing a drilling rig shall be given orally or by telephone. "Receipt" of an oral or telephone notice means actual and immediate communication to the Party to be notified. All telephone or oral notices or responses permitted by this Agreement shall be confirmed immediately thereafter by facsimile transmission. A message left on an answering machine or with an answering service or other third person is not adequate telephone or oral notice or response. If a Party is unavailable to receive a notice or response required to be given orally or by telephone, the notice or response may be delivered by facsimile transmission.

8.8 <u>Content of Notices</u>

A notice requiring a response shall indicate the appropriate response time specified in Article 8.6 *(Response Time for Notices)*. A well proposal notice shall include the type of well being proposed, (for example, Exploratory Well, Appraisal Well, or Development Well), a Well Plan, and an AFE that includes the Costs of permanently plugging and abandoning the well. If a proposed activity or operation is subject to Article 16.4 *(Non-Consent Operations to Maintain Contract Area)*, the notice shall specify that the proposal is a Lease maintenance activity or operation.

8.9 <u>Designation of Representatives</u>

The names, addresses, and telephone and facsimile numbers of a designated representative and alternate for each Party to whom notices or responses shall be directed, are provided in Exhibit "A." The designated representative and the alternate may be changed by written notice to the other Parties.

8.10 <u>Meetings</u>

Any Party may call a meeting. Except in an emergency, no meeting shall be called on less than seven (7) days' advance notice, and the notice shall include a proposed agenda. The Operator shall be chairman of each meeting and take minutes of each meeting. Only matters included in the agenda may be voted on at a meeting unless unanimously agreed to by the Parties entitled to Vote on those additional proposed items.

8.11 Obligations of Well Participation

Subject to Article 6.2 *(AFEs)*, a Participating Party in an Exploratory Well, an Appraisal Well or a Development Well is responsible for its Participating Interest Share of all necessary Costs in the original well AFE, which shall include only the Cost to drill, test (except Production Testing), and log the well to its Objective Depth, or shallower depth if applicable, and to plug and abandon the well.

ARTICLE 9 – NEWS RELEASES

9.1 Proposal of News Releases

Any Party may propose a news release to the media about activities or operations covered by this Agreement, and the proposal shall require approval by Vote.

9.1.1 Operator's News Release

The Operator has an exclusive seven (7) day period, beginning immediately after a proposed news release is not approved by Vote, to issue a basic news release to the news media. A basic news release does not require approval by Vote and its content is restricted to the following information:

(a) name of well and water depth;

(b) location of well by area, block, and adjacent state;

(c) lease bonus paid and lease acquisition date;

(d) tested interval(s), if applicable;

(e) test(s) results, if applicable;

(f) participants and percentages of working interest; and

(g) acreage controlled.

The Operator will transmit the basic news release to the Non-Operating Parties not less than seventy-two (72) hours (exclusive of Saturdays, Sundays, and federal holidays) before it is to be issued to the news media. Any Party may have its name excluded from the proposed

basic news release by notifying the Operator of that desire within forty-eight (48) hours of its receipt of the proposed basic news release.

9.1.2 Non-Operating Party's News Release

If the Operator does issue a basic news release to the media within its exclusive period provided in Article 9.1.1 *(Operator's News Release)*, any Participating Party may prepare and issue its own basic news release, using the content guidelines and procedures provided in Article 9.1.1 *(Operator's News Release)*, simultaneously with or following the Operator's basic news release. If the Operator does not issue a basic news release to the media within its exclusive period provided in Article 9.1.1 *(Operator's News Release)*, any Participating Party may prepare and issue its own basic news release, using the content guidelines and procedures set provided in Article 9.1.1 *(Operator's News Release)*.

9.2 Emergency New Releases

In an emergency involving extensive property damage, loss of human life, or other clear emergency and where there is insufficient time to obtain approval from the other Parties, the Operator may furnish factual information necessary to satisfy legitimate public interest or governmental authorities having jurisdiction. The Operator shall immediately notify the Parties of the information furnished in response to the emergency.

ARTICLE 10 – EXPLORATORY OPERATIONS

10.1 Proposal of Exploratory Wells

Any Party may propose drilling an Exploratory Well within the Contract Area by giving notice of the proposal (along with the associated AFE and Well Plan) to the other Parties. Each proposed Exploratory Well requires approval by Election.

Each Non-Participating Party in an Exploratory Well will be subject to either an acreage forfeiture or Hydrocarbon Recoupment as provided in Article 16 *(Non-Consent Operations)*.

10.1.1 Revision of Well Plan

Any revisions to an approved Well Plan or AFE proposed prior to the commencement of actual drilling operations on an Exploratory Well

require the unanimous agreement of the Participating Parties. In the absence of unanimous agreement on a proposed revision to the Well Plan or AFE, the Well Plan and AFE will stand as approved. Only a major revision to an approved Well Plan or AFE will give a Non-Participating Party an additional opportunity to participate in an Exploratory Well. A revision is deemed a major revision if the Objective Depth of an Exploratory Well is changed or the bottomhole location is moved more than five hundred feet (500'); in which case each Non-Participating Party in the well may, for a period of fifteen (15) days after receipt of the revised Well Plan and revised AFE, notify the Operator in writing that it will participate in the revised Exploratory Well.

A Non-Participating Party timely submitting its participation notification under this Agreement due to a major revision in a Well Plan (a) shall become an Underinvested Party for Costs incurred on the modified Exploratory Well prior to the approved major modification, and (b) with regard to that well, shall no longer be subject to Article 16 (*Non-Consent Operations*). The Non-Participating Party's Underinvestment obligation, resulting from its participation decision, shall be calculated as follows: actual Costs expended on that Exploratory Well multiplied by the Non-Participating Party's percentage Participating Interest Share in the modified Exploratory Well. If the Non-Participating Party forfeited and assigned its right, title, and interest in the Contract Area by not participating in that Exploratory Well, then within thirty (30) days after the Operator's receipt of the Non-Participating Party's participation notification under this Agreement, the Participating Parties in the original Exploratory Well proposal shall assign to the Non-Participating Party one hundred percent (100%) of the Non-Participating Party's former Working Interest in the Contract Area.

10.1.2 <u>Automatic Revision of the Well Plan</u>

During the drilling of an Exploratory Well, the Well Plan may be revised by the Operator as is necessary for it to employ prudent oilfield practices or to conduct safe operations, and those revisions will not require the approval of the Participating Parties as long as the Operator's revisions carry out the scope and intent of the approved

Well Plan and AFE, except as provided in Article 6.2.2 (*Supplemental AFEs*).

10.1.3 Timely Operations

Actual drilling operations on an Exploratory Well shall be commenced within one hundred eighty (180) days after the end of the period for the approval of an Exploratory Well. However, during such one hundred eighty (180) day period, Operator shall be permitted to extend the commencement date of the approved Exploratory Operation for up to an additional one hundred twenty (120) days in the event that the Operator has contracted for a drilling rig within one hundred twenty (120) days from the date the Exploratory Operation is approved, but such rig will not be available to the Operator to commence said approved Exploratory Operation within the initial one hundred eighty (180) day time period. Except for the occurrence of a Force Majeure, if the Operator does not commence actual drilling operations on an Exploratory Well in a timely manner, the proposal of an Exploratory Well and its approval will be deemed to have been withdrawn. If a proposal for an Exploratory Well is deemed to have been withdrawn, all Costs incurred in the preparation for or in furtherance of that Exploratory Well will be chargeable to the Participating Parties.

10.1.4 AFE Overruns and Substitute Well

Once an Exploratory Well is commenced, the Operator shall drill the well with due diligence to its Objective Depth, subject to:

(a) all supplemental AFEs required under Article 6.2.2 *(Supplemental AFEs),*

(b) the Operator encountering mechanical difficulties, uncontrolled influx of subsurface water, loss of well control, abnormal pressures, pressured or heaving shale, granite or other practicably impenetrable substances or other similar conditions in the well bore or damage to the well bore that render further well operations impractical, and

(c) the unanimous agreement of the Participating Parties to cease drilling an Exploratory Well before reaching Objective Depth.

If an Exploratory Well is abandoned due to the conditions described under Article 10.1.4(b), then any Participating Party in the abandoned Exploratory Well may, within sixty (60) days after abandonment of that Exploratory Well, propose the drilling of a substitute well for the abandoned Exploratory Well by giving notice of the proposal (along with the associated AFE and Well Plan) to all other Participating Parties in the abandoned Exploratory Well, and that proposal requires approval by Election of the Participating Parties in the abandoned Exploratory Well. Notwithstanding any contrary provision of Article 10.4 *(Conclusion of Exploratory Operations)*, the substitute well shall be an Exploratory Well. The Well Plan for the substitute Exploratory Well shall be substantially the same as the Well Plan for the abandoned Exploratory Well and shall also take into account the conditions that rendered further drilling of the abandoned Exploratory Well impractical.

If the bottomhole location is moved more than five hundred feet (500'), each Non-Participating Party in the abandoned well may, for a period of fifteen (15) days after receipt of the approved substitute Exploratory Well proposal and its associated AFE, notify the Operator, in writing, that it will participate in the substitute Exploratory Well. If the Non-Participating Party forfeited and assigned its right, title, and interest in the Contract Area by not participating in the abandoned Exploratory Well, then within thirty (30) days after the Operator's receipt of the Non-Participating Party's participation notification under this Agreement, the Participating Parties in the abandoned Exploratory Well shall assign to the Non-Participating Party one hundred percent (100%) of the Non-Participating Party's former Working Interest in the Contract Area.

Each Non-Participating Party in a substitute Exploratory Well or an approved supplemental AFE for an Exploratory Well will be subject to either an acreage forfeiture or Hydrocarbon Recoupment, as provided in Article 16 *(Non-Consent Operations*.

10.2 <u>Exploratory Operations at Objective Depth</u>

After an Exploratory Well has been drilled to its Objective Depth and all operations in the controlling AFE have been conducted or terminated (except permanent plugging and abandonment) and all logs and test results have been

distributed to the Participating Parties, the Operator shall promptly notify the Parties entitled to make an Election on an operation proposed under this Article 10.2, of its proposal to conduct subsequent operations in the well. Except for a proposal to permanently plug and abandon the well, the Operator's proposal shall include an associated AFE and a plan for the operation. The Parties entitled to make that Election are:

(a) the Participating Parties, and

(b) the Non-Participating Parties if the proposal is to Sidetrack or Deepen the well at its initial Objective Depth only, and if Article 16.2 *(Acreage Forfeiture Provisions)* was not applicable to the drilling of that Exploratory Well.

The Operator's proposal shall be for one of the following operations:

(a) conduct Additional Testing, Sidewall Coring or Logging of the formations encountered prior to setting production casing;

(b) Deepen the well to a new Objective Depth;

(c) Sidetrack the well (however, if in the Operator's sole opinion a casing string is required to Deepen the well, then option "c" shall have priority over Deepening the well to a new Objective Depth);

(d) conduct Production Testing;

(e) conduct other operations on the well not listed;

(f) temporarily abandon the well; or

(g) permanently plug and abandon the well.

If an Exploratory Well is temporarily abandoned under (f), then any additional operation in that well shall be proposed as a new well operation. A proposal to complete an Exploratory Well that has been temporarily abandoned under clause (f) shall be deemed a Development Operation proposal.

If the Operator fails to submit its proposal to the Participating Parties within forty-eight (48) hours (inclusive of Saturdays, Sundays, and federal holidays) after receipt of all logs and test results from an Exploratory Well by the Participating

Parties, then any Participating Party may make a proposal. In that event, the procedures in this Article 10.2 shall apply to that proposal, and any reference in this Article 10.2 to the "Operator's proposal" shall include a proposal made by a Participating Party.

10.2.1 <u>Response to Operator's Proposal</u>

A Participating Party may, within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) of its receipt of the Operator's proposal, make a separate proposal (along with an associated AFE and a plan for the operation, except if the proposal is to permanently plug and abandon the well) for one of the operations in Article 10.2 *(Exploratory Operations at Objective Depth)*, and the Operator, immediately after the expiration of the twenty-four (24) hour period for making a separate proposal shall provide the Parties entitled to make an Election with a copy of all separate proposals so made. If no separate proposal is made, the Parties entitled to make an Election shall, within forty-eight (48) hours (inclusive of Saturdays, Sundays, and federal holidays) of its receipt of the Operator's proposal, make an Election on the Operator's proposal (except for a proposal to permanently plug and abandon). If a separate proposal is made, the Parties entitled to make an Election shall make an Election under the procedure in Article 10.2.2 *(Response to Highest Priority Proposal)*. If a proposal to permanently plug and abandon the well is the only operation proposed, then the approval and Cost allocation provisions of Article 10.3 (*Permanent Plugging and Abandonment and Cost Allocation*) shall apply to that proposal. If Article 8.3 *(Second Opportunity to Participate)* or Article 8.4 *(Participation by Fewer than All Parties*), or both, apply to any Election in Article 10.2 *(Exploratory Operations at Objective Depth)*, then the response period in those articles shall be twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) instead of forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays). Notwithstanding any contrary provision of this Agreement, if one or more operations are proposed before the distribution of information resulting from the previously approved operation, then the response periods set forth above shall not commence until the Parties entitled to

make an Election have received the information from the previously approved operation.

10.2.2 Response to Highest Priority Proposal

If a separate proposal is made, each Party entitled to make an Election shall, within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) after its receipt from the Operator of a complete copy of all separate proposals, make its Election on the highest priority proposal (except a proposal to permanently plug and abandon the well). Article 10.2(a) has the highest priority, and Article 10.2(f) has the lowest priority. If different depths or locations are proposed for the same type of operation, preference shall be given to the deepest depth, or the location farthest from the existing well bore, as applicable. If the proposal with the highest priority is approved, then the lower priority proposals shall be deemed withdrawn. Once the approved operation is completed, the Parties shall follow the procedure provided in this Article 10.2 *(Exploratory Operations at Objective Depth)* for all other proposals for operations in the well bore until such time as the well is temporarily abandoned or permanently abandoned.

10.2.3 Response on Next Highest Priority Proposal

If the proposal with the highest priority is not approved, then the next highest priority proposal shall be deemed the highest priority proposal and it shall be subject to the approval procedure in Article 10.2.2 *(Response to Highest Priority Proposal)*. This process will continue until a proposal is approved to either temporarily abandon or permanently plug and abandon an Exploratory Well.

10.2.4 Non-Participating Parties in Exploratory Operations at Objective Depth

A Non-Participating Party in an Exploratory Operation at Objective Depth [as provided for in this Article 10.2 *(Exploratory Operations at Objective Depth)*] is subject to Article 16.5.1.1 *(Non-Consent Exploratory Operations at Objective Depth)* and is relieved of the Costs and risks of that Exploratory Operation, except that a Non-Participating Party in the Exploratory Operation at Objective Depth remains responsible for its Participating Interest Share of the Costs of plugging

and abandoning an Exploratory Well, less and except all Costs of plugging and abandoning associated solely with the subsequent Exploratory Operation in which it was a Non-Participating Party.

10.2.5 <u>Participation in a Sidetrack or Deepening by a Non-Participating Party in an Exploratory Well at Initial Objective Depth</u>

If an Exploratory Well is drilled to its initial Objective Depth and a Non-Participating Party in an Exploratory Well becomes a Participating Party in an approved Sidetracking or Deepening under Article 10.2(b) or (c), that former Non-Participating Party shall become an Underinvested Party in an amount equal to its Non-Participating Interest Share of the Costs of that Exploratory Well prior to that Sidetracking or Deepening. The original Participating Parties in an Exploratory Well are Overinvested Parties in that amount. A former Non-Participating Party in an Exploratory Well that becomes a Participating Party in an approved Sidetracking or Deepening, remains a Non-Participating Party in that Exploratory Well to initial Objective Depth until (a) its Underinvestment is eliminated under Article 16.9 *(Settlement of Underinvestments)*, and (b) the Hydrocarbon Recoupment recoverable under Article 16.5.1 *(Non-Consent Exploratory Operations)*, less the amount of the Underinvestment, has been recovered by the original Participating Parties. If a former Non-Participating Party becomes a Participating Party in more than one approved Sidetracking or Deepening in the same Exploratory Well, that former Non-Participating Party shall become an Underinvested Party only with regard to the first Sidetracking or Deepening it approves; however, that Underinvestment shall not be relieved by an Underinvested Party's subsequent participation.

10.3 <u>Permanent Plugging and Abandonment and Cost Allocation</u>

The permanent plugging and abandonment of an Exploratory Well that:

(a) is to be plugged due to mechanical difficulties or impenetrable conditions before the well has been drilled to its Objective Depth under Article 10.1.4 (b),

(b) is to be plugged under Article 10.2 (*Exploratory Operations at Objective Depth)*, or

(c) has been previously temporarily abandoned under Article 10.2 (*Exploratory Operations at Objective Depth*)

and has not produced Hydrocarbons (other than as a result of Production Testing), requires the approval of the Participating Parties by Vote. Approval to plug and abandon an Exploratory Well that has produced Hydrocarbons (other than as a result of Production Testing) shall be governed by Article 18.1 (*Abandonment of Wells*). If a proposal to plug and abandon an Exploratory Well receives approval by Vote, the approved proposal binds all Parties. If any Participating Party fails to respond within the applicable response period for a proposal to plug and abandon an Exploratory Well, that Participating Party shall be deemed to have approved the plugging and abandonment of that Exploratory Well. If a rig is on location, a proposal to plug and abandon an Exploratory Well under either Article 10.3(a) or 10.3(b) does not receive approval by Vote, and if within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) after receipt of that proposal no other operation is proposed (and subsequently approved) for the well by a Party entitled to make a proposal, the Operator may nevertheless proceed to plug and abandon that Exploratory Well, and shall give each Participating Party notice of that fact. If the proposal to plug and abandon an Exploratory Well that has not produced Hydrocarbons (other than as a result of Production Testing) does not receive approval by Vote, but the Operator deems the well bore not to be safe or in sound enough condition for it to perform further operations, the Operator may nevertheless proceed to plug and abandon that Exploratory Well, and shall give each Participating Party notice of that fact.

The Participating Parties in an Exploratory Well proposal shall pay all Costs of plugging and abandoning that Exploratory Well, except all increased plugging and abandoning Costs associated solely with a Non-Consent Operation approved under Article 10.2 *(Exploratory Operations at Objective Depth)* or Article 6.2.2 *(Supplemental AFEs)*. The Participating Parties in that Non-Consent Operation are responsible for the increased plugging and abandoning Costs attributable to that Non-Consent Operation.

10.4 <u>Conclusion of Exploratory Operations</u>

Except as provided in Article 10.1.4 *(AFE Overruns and Substitute Well)* after the permanent or temporary abandonment of the first Producible Well and the

release of the rig from that Producible Well, Exploratory Operations conclude, and all subsequent operations in the Contract Area are either Appraisal Operations or Development Operations.

ARTICLE 11 – APPRAISAL OPERATIONS

11.1 Proposal of Appraisal Wells

After the conclusion of Exploratory Operations, any Party may propose drilling an Appraisal Well by giving notice of the proposal (along with the associated AFE and Well Plan) to the other Parties. Each proposed Appraisal Well requires approval by Election.

Each Non-Participating Party in an Appraisal Well will be subject to either an acreage forfeiture or Hydrocarbon Recoupment as provided in Article 16 *(Non-Consent Operations)*.

11.1.1 Revision of Well Plan

Any revisions of the Well Plan or AFE for an Appraisal Well shall take place under the same terms and conditions as those set forth for an Exploratory Well in Article 10.1.1 *(Revision of Well Plan)*.

11.1.2 Automatic Revision of the Well Plan

The Well Plan for an Appraisal Well shall automatically be revised under the same terms and conditions as those set forth for an Exploratory Well in Article 10.1.2 *(Automatic Revision of the Well Plan)*.

11.1.3 Timely Operations

Actual drilling operations on an Appraisal Well shall be commenced within one hundred eighty (180) days after the end of the period for the approval of an Appraisal Well. However, during such one hundred eighty (180) day period, Operator shall be permitted to extend the commencement date of the approved Appraisal Operation for up to an additional one hundred twenty (120) days in the event that the Operator has contracted for a drilling rig within one hundred twenty (120) days from the date the Appraisal Operation is approved, but such rig will not be available to the Operator to commence said approved Appraisal Operation within the initial one hundred eighty (180) day time period.

Except for the occurrence of a Force Majeure, if the Operator does not commence actual drilling operations on an Appraisal Well in a timely manner, the proposal of an Appraisal Well and its approval will be deemed to have been withdrawn. If a proposal for an Appraisal Well is deemed to have been withdrawn, all Costs incurred in the preparation for or in furtherance of that Appraisal Well will be chargeable to the Participating Parties.

11.1.4 <u>AFE Overruns and Substitute Well</u>

Once an Appraisal Well is commenced, the Operator shall drill the well with due diligence to its Objective Depth, subject to:

(a) all supplemental AFEs required under Article 6.2.2 *(Supplemental AFEs)*;

(b) the Operator encountering mechanical difficulties, uncontrolled influx of subsurface water, loss of well control, abnormal pressures, pressured or heaving shale, granite or other practicably impenetrable substances or other similar conditions in the well bore or damage to the well bore that render further well operations impractical; and

(c) the unanimous agreement of the Participating Parties to cease drilling an Appraisal Well before reaching Objective Depth.

If an Appraisal Well is abandoned due to the conditions described under Article 11.1.4(b), then any Participating Party in the abandoned Appraisal Well may, within sixty (60) days after abandonment of that Appraisal Well, propose the drilling of a substitute well for the abandoned Appraisal Well by giving notice of the proposal (along with the associated AFE and Well Plan) to all other Participating Parties in the abandoned Appraisal Well, and that proposal requires approval by Election of the Participating Parties in the abandoned Appraisal Well. Notwithstanding any contrary provision of Article 11.6 *(Conclusion of Appraisal Operations)*, the substitute well shall be an Appraisal Well. The Well Plan for the substitute Appraisal Well shall be substantially the same as the abandoned Appraisal Well's Well Plan and shall also

take into account the conditions that rendered further drilling of the abandoned Appraisal Well impractical.

If the bottomhole location is moved more than five hundred feet (500'), each Non-Participating Party in the abandoned well may, for a period of fifteen (15) days after receipt of the approved substitute Appraisal Well proposal and its associated AFE, notify the Operator, in writing, that it will participate in the substitute Appraisal Well.

Each Non-Participating Party in a substitute Appraisal Well or an approved supplemental AFE for an Appraisal Well will be subject to either an acreage forfeiture or Hydrocarbon Recoupment, as provided in Article 16 *(Non-Consent Operations)*.

11.2 <u>Appraisal Operations at Objective Depth</u>

After an Appraisal Well has been drilled to its Objective depth and all operations in the controlling AFE have been conducted or terminated (except permanent plugging and abandonment) and all logs and test results have been distributed to the Participating Parties, the Operator shall promptly notify the Parties entitled to make an Election on an operation proposed under this Article 11.2 *(Appraisal Operations at Objective Depth)*, of its proposal to conduct subsequent operations in the well. Except for a proposal to permanently plug and abandon the well, the Operator's proposal shall include an associated AFE and a plan for the operation. The Parties entitled to make that Election are:

(a) the Participating Parties, and

(b) the Non-Participating Parties if its proposal is to Sidetrack or Deepen the well at its initial Objective Depth only, and if Article 16.4 *(Non-Consent Operations to Maintain the Contract Area)* was not applicable to the drilling of that Appraisal Well.

The Operator's proposal shall be for one of the following operations:

(a) conduct Additional Testing, Sidewall Coring or Logging of the formations encountered prior to setting production casing;

(b) Sidetrack the well;

(c) Deepen the well to a new Objective Depth;

(d) conduct Production Testing;

(e) conduct other operations on the well not listed;

(f) temporarily abandon the well; or

(g) permanently plug and abandon the well.

If the Appraisal Well is temporarily abandoned under (f), then any additional operation in that well shall be proposed as a new well operation. A proposal to complete an Appraisal Well that has been temporarily abandoned under clause (f) shall be deemed a Development Operation proposal.

If the Operator fails to submit its proposal to the Participating Parties within forty-eight (48) hours (inclusive of Saturdays, Sundays, and federal holidays) after receipt by the Participating Parties of all logs and test results from an Appraisal Well, then any Participating Party may make a proposal. In that event, the procedures in this Article 11.2 shall apply to that proposal, and any reference in this Article 11.2 to the "Operator's proposal" shall include a proposal made by a Participating Party.

11.2.1 <u>Response to Operator's Proposal</u>

A Participating Party may, within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) of its receipt of the Operator's proposal, make a separate proposal (along with an associated AFE and a plan for the operation, except if the proposal is to permanently plug and abandon the well) for one of the operations in Article 11.2 *(Appraisal Operations at Objective Depth)*, and the Operator, immediately after the expiration of the twenty-four (24) hour period for making a separate proposal shall provide the Parties entitled to make an Election with a copy of all separate proposals so made. If no separate proposal is made, the Parties entitled to make an Election shall, within forty-eight (48) hours (inclusive of Saturdays, Sundays, and federal holidays) of its receipt of the Operator's proposal, make an Election on the Operator's proposal (except for a proposal to permanently plug and abandon). If a separate proposal is made, the Parties entitled to make an Election shall make an Election under the

procedure in Article 11.2.2 (*Response to Highest Priority Proposal*). If a proposal to permanently plug and abandon the well is the only operation proposed, then the approval and Cost allocation provisions of Article 11.4 (*Permanent Plugging and Abandonment and Cost Allocation*) shall apply to that proposal. If Article 8.3 *(Second Opportunity to Participate)* or Article 8.4 *(Participation by Fewer than All Parties*), or both, apply to any Election in Article 11.2 *(Appraisal Operations at Objective Depth)*, then the response period in those articles shall be twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) instead of forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays). Notwithstanding any contrary provision of this Agreement, if one or more operations are proposed before the distribution of information from the previously approved operation, then the response periods provided above shall not begin until the Parties entitled to make an Election have received the information from the previously approved operation.

11.2.2 <u>Response to Highest Priority Proposal</u>

If a separate proposal is made, each Party entitled to make an Election shall, within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) after its receipt from the Operator of a complete copy of all separate proposals, make its Election on the highest priority proposal (except a proposal to permanently plug and abandon the well). Article 11.2(a) has the highest priority, and Article 11.2(f) has the lowest priority. If different depths or locations are proposed for the same type of operation, preference shall be given to the shallowest depth, or the location nearest to the existing well bore, as applicable. If the proposal with the highest priority is approved, then the lower priority proposals shall be deemed withdrawn. Once the approved operation is completed, the Parties shall follow the procedure provided in Article 11.2 *(Appraisal Operations at Objective Depth)* for all other proposals for operations in the well bore until such time as the well is temporarily abandoned or permanently abandoned.

11.2.3 Response on Next Highest Priority Proposal

If the proposal with the highest priority is not approved, then the next highest priority proposal shall be deemed the highest priority proposal and it shall be subject to the approval procedure in Article 11.2.2 (*Response to Highest Priority Proposal*). This process will continue until a proposal is approved to either temporarily abandon or permanently plug and abandon an Appraisal Well.

11.2.4 Non-Participating Parties in Appraisal Operations at Objective Depth

A Non-Participating Party in an Appraisal Operation at Objective Depth [as provided for in this Article 11.2 *(Appraisal Operations at Objective Depth)*] is subject to Article 16.5.2 *(Non-Consent Appraisal Operations)* and is relieved of the Costs and risks of that Appraisal Operation, except that a Non-Participating Party in the Appraisal Operation at Objective Depth remains responsible for its Participating Interest Share of the Costs of plugging and abandoning an Appraisal Well, less and except all Costs of plugging and abandoning associated solely with the subsequent Appraisal Operation in which it was a Non-Participating Party.

11.2.5 Participation in a Sidetrack or Deepening by a Non-Participating Party in an Appraisal Well at Initial Objective Depth

If an Appraisal Well is drilled to its Objective Depth and a Non-Participating Party in an Appraisal Well becomes a Participating Party in an approved Sidetracking or Deepening under Article 11.2(b) or (c), that former Non-Participating Party shall become an Underinvested Party in an amount equal to its Non-Participating Interest Share of the Costs of that Appraisal Well to its Objective Depth prior to that Sidetracking or Deepening. The original Participating Parties in that Appraisal Well are Overinvested Parties in that amount. A former Non-Participating Party in an Appraisal Well that becomes a Participating Party in an approved Sidetracking or Deepening, remains a Non-Participating Party in the Appraisal Well to initial Objective Depth until (a) its Underinvestment is eliminated under Article 16.9 *(Settlement of Underinvestments)*, and (b) the Hydrocarbon Recoupment recoverable under Article 16.5.2 *(Non-Consent Appraisal Operations)* less the

Underinvestment, has been recovered by the original Participating Parties. If a former Non-Participating Party becomes a Participating Party in more than one approved Sidetracking or Deepening in the same Appraisal Well, that former Non-Participating Party shall become an Underinvested Party only with regard to the first Sidetracking or Deepening it approves; however, that Underinvestment shall not be relieved by an Underinvested Party's subsequent participation.

11.3 <u>Appraisal Well Proposals That Include Drilling Below the Deepest Producible Reservoir</u>

Any Party may propose an Appraisal Well with an Objective Depth below the Deepest Producible Reservoir, and in response to that well proposal each Party may in writing limit its participation in the drilling of that Appraisal Well to the base of the Deepest Producible Reservoir to be penetrated by that Appraisal Well. A Party who limits its participation in an Appraisal Well to the base of the Deepest Producible Reservoir shall bear its Participating Interest Share of the Cost and risk of drilling that Appraisal Well to the base of the Deepest Producible Reservoir (including abandonment), and it shall be a Non-Participating Party for the Deeper Drilling and shall be subject to Article 16.5.2 *(Non-Consent Appraisal Operations)* in regard to drilling between those depths.

11.4 <u>Permanent Plugging and Abandonment and Cost Allocation</u>

The permanent plugging and abandonment of an Appraisal Well that:

(a) is to be plugged due to mechanical difficulties or impenetrable conditions before the well has been drilled to its Objective Depth under Article 11.1.4 (b),

(b) is to be plugged under Article 11.2 (*Appraisal Operations at Objective Depth*), or

(c) has been previously temporarily abandoned under Article 11.2 (*Appraisal Operations at Objective Depth*)

and has not produced Hydrocarbons (other than as a result of Production Testing), requires the approval of the Participating Parties by Vote. Approval to plug and abandon an Appraisal Well that has produced Hydrocarbons (other than as a result of Production Testing) shall be governed by Article 18.1

(Abandonment of Wells). If a proposal to abandon an Appraisal Well receives approval by Vote, the approved proposal binds all Parties. If any Participating Party fails to respond within the applicable response period for a proposal to plug and abandon an Appraisal Well, that Participating Party shall be deemed to have approved the plugging and abandonment of that Appraisal Well. If a rig is on location and a proposal to plug and abandon an Appraisal Well under either Article 11.4(a) or 11.4(b) does not receive approval by Vote, and if within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) from receipt of that proposal no other operation is proposed (and subsequently approved) for the well by a Party entitled to make a proposal, the Operator may nevertheless proceed to plug and abandon that Appraisal Well, and shall give each Participating Party notice of that fact. If the proposal to plug and abandon an Appraisal Well that has not produced Hydrocarbons (other than as a result of Production Testing) does not receive approval by Vote, but the Operator deems the well bore not to be safe or in sound enough condition for it to perform further operations, the Operator may nevertheless proceed to plug and abandon that Appraisal Well, and shall give each Participating Party notice of that fact.

The Participating Parties in an Appraisal Well proposal shall pay all Costs of plugging and abandoning that Appraisal Well, except all increased plugging and abandoning Costs associated solely with a Non-Consent Operation approved under Article 11.2 *(Appraisal Operations at Objective Depth)* or Article 6.2.2 *(Supplemental AFEs)*. The Participating Parties in that Non-Consent Operation are responsible for the increased plugging and abandoning Costs attributable to that Non-Consent Operation.

11.5 <u>Conclusion of Appraisal Operations</u>

Except as provided in Article 11.6 *(Operations Before the Approval of the Development Plan)* and in Article 12.15.2 *(Further Appraisal Operations Needed Notwithstanding the Earlier Conclusion of Appraisal Operations)*, upon the earlier of:

(a) the approval of the conclusion of Appraisal Operations by Vote; or

(b) the point in time when no Appraisal Operation has been approved within a period of twelve (12) months from the rig release (or cessation of operations) from the previous Appraisal Operation; or

(c) the abandonment of the first Appraisal Well, whether permanent or temporary, and the release of the rig from that Appraisal Well (including any substitute well for that Appraisal Well);

Appraisal Operations for the ensuing Development Phase shall conclude and all subsequent operations in the Contract Area will be Development Operations for the ensuing Development Phase, including operations on temporarily abandoned Appraisal Wells. However, if an Appraisal Operation is being conducted at the occurrence of either (a) or (b) above, Appraisal Operations for the ensuing Development Phase shall conclude when the well bore in which the Appraisal Operation is being conducted is either temporarily or permanently abandoned.

11.6 Operations Before the Approval of the Development Plan

After the occurrence of (a), (b) or (c) in Article 11.5 *(Conclusion of Appraisal Operations)* but before the approval of a Development Plan for the ensuing Development Phase, any Party may propose the drilling of an additional well as an Development Well.

Unless Article 16.4 *(Non-Consent Operations to Maintain the Contract Area)* applies to the proposal of that well, that proposal shall require the unanimous agreement of the Parties. Any substitute well for, and all operations at Objective Depth conducted in or through the well bore of that well shall be deemed Development Operations, and shall be proposed, approved, and conducted accordingly.

ARTICLE 12 – DEVELOPMENT PLAN

12.1 Phased Development Plans

If the results of Exploratory Operations or Appraisal Operations justify the development of one or more Producible Reservoirs within the Contract Area, the Operator may prepare on behalf of the Parties a Development Plan in order to commence the development of the Contract Area. In view of the Costs and scope of each Development Plan for the Contract Area, the Parties may agree to undertake an initial Development Phase and one or more subsequent Development Phases. Each Development Phase will be centered upon the installation of a new Development System for the Contract Area. A separate Development Plan shall be prepared for each Development Phase, and each

Development Plan shall be generated, approved, and implemented under this Article 12 *(Development Plan)*.

12.2 Project Team Proposal

For a period of twelve (12) months following rig release from an Exploratory Well on any of the Prospect Area, the Operator has the exclusive right to propose the formation of a Project Team and submit a Project Team AFE. However, if an Appraisal Operation is approved by the Parties as a General Matter prior to the proposal for the formation of the Integrated Project Team, the Operator's exclusive proposal period shall be extended until six (6) months after rig release of the last approved Appraisal Operation on any of the Prospect Areas. If Operator fails to propose the formation of the Integrated Project Team during its exclusive proposal period(s), then, after expiration of the Operator's exclusive proposal period(s), any Party may propose the formation of the Integrated Project Team. The Project Team AFE shall be accompanied by a memorandum describing, in sufficient detail to allow the Parties to make an informed decision concerning their participation in the Project Team, the anticipated scope of the work to be undertaken by the Project Team, including, but not limited to, the estimated type and number of staff required to complete the Project Team's assignment and the estimated duration of the Project Team. The formation and administration of the Project Team will be handled under Exhibit "G." All Project Team Costs will be handled under Exhibit "C." No Party may propose the formation of a Project Team and submit a Project Team AFE for a Development Phase until such time as any previously formed Project Team for that Development Phase has terminated under Article 12.2.2 *(Project Team Termination)*.

12.2.1 Project Team Approval

The approval of a Project Team proposal shall require approval by Election. If any Party makes an Election not to participate in the Project Team, then each Participating Party shall elect to either: (i) change its Election to become a Non-Participating Party or (ii) proceed with the Project Team with the interest of the Non-Participating Party being shared by the Participating Parties in the proportion which each Participating Party's Working Interest bears to the sum of the Working Interest of all of the Participating Parties, unless a different apportionment of interest is mutually agreed to by the Participating Parties in such operation.

Any Non-Participating Party in the Project Team proposal is subject to Article 16.5.3 *(Non-Consent Proprietary Geophysical Operations, Project Team Proposals, Pre-Development AFEs, or Development Plan)*.

12.2.2 Project Team Termination

A Project Team formed to work on a Development System terminates immediately after the commencement of first production from that Development System, unless it is terminated prior to or allowed to continue beyond that termination point by the unanimous agreement of the Participating Parties.

12.3 Proposal of a Development Plan

The Operator has the exclusive right for a period of twelve (12) months from the conclusion of the response period for an approved Project Team proposal to submit a Development Plan for the Parties' review and approval. If no Party submits a Project Team proposal or if no Project Team proposal is approved, then the Operator has the exclusive right to propose a Development Plan for a period of six (6) months following the occurrence of (a), (b) or (c) in Article 11.5 *(Conclusion of Appraisal Operations)*, whichever occurs first.

12.4 Content of the Development Plan

A Development Plan proposal shall contain sufficient detail to allow the Parties to adequately evaluate the scope, timing, Costs, and capacity of the proposed Development System. If a Project Team is approved and formed under Article 12.2.1 (*Project Team Approval*), any proposed Development Plan shall be based upon the work and recommendations of the Project Team. All Development Plans submitted shall include at a minimum the following information:

(a) **Development System:** Description of the Development System including:

(i) the type of Production System proposed, for example, tension leg well jacket, floating production system, including the Production System's location, configuration (number of well slots or subsea tiebacks), and production capacity;

(ii) the Facilities and their daily processing capacity for Hydrocarbon production and the gathering system necessary to transport the

Hydrocarbons from the well heads to the interconnect with the pipeline or offtake point servicing the Contract Area;

(iii) a projected time schedule for designing, contracting, fabricating, constructing, or otherwise acquiring, transporting, and installing the Development System;

(iv) the estimated date of initial Hydrocarbon production and the estimated initial daily rate of Hydrocarbon production;

(v) the estimated Costs (not in the form of an AFE) of the Development System;

(vi) all proposed hydrate or paraffin control systems or techniques, method of pressure maintenance, or enhanced recovery plan; and

(vii) a description of the proposed well completion techniques, that is, dual versus single;

(b) **Producible Reservoirs:** A description of the Hydrocarbon bearing geological formations expected to be developed under the Development Plan along with the general area and depth of sands or reservoirs to be developed by the Production System;

(c) **Recoverable Reserves and Production Profile:** An estimate of recoverable reserves for the proposed Development Plan and a schedule of the estimated daily rate of Hydrocarbon production thereafter;

(d) **Pre-drilling Operations:** A reasonable description of pre-drilling operations, if any, planned in support of later development, including an estimate of the timing, Cost, and location of each pre-drilling operation;

(e) **Development Wells:** A reasonable description of drilling plans for all Development Wells in the Development Plan and the completion plans for all temporarily abandoned Exploratory Wells or temporarily abandoned Appraisal Wells that are to be completed and all Development Wells in the Development Plan, including an estimate of the timing, Cost, and surface and bottomhole location of each well;

(f) **Tieback Operations:** If the Development Plan requires the tieback or use of Offsite Host Facilities, a commitment from the owner of that Offsite Host Facilities to handle or process Hydrocarbons, the amount of all tariffs, processing or other fees the owner of that Offsite Host Facilities will charge the Participating Parties to handle or process Hydrocarbons, and the guaranteed capacity on the Offsite Host Facilities for the Hydrocarbons;

(g) **Final Design AFE:** An AFE for the completion of the detailed design of the Development System, including final specifications, blueprints, and models with which contractors will be able to formulate their bids on the components of the Development System;

(h) **Field Operating Scheme:** A description of the field operating scheme, its method, requirements, expected frequencies of intervention, and Costs;

(i) **Field Abandonment:** A description of field abandonment plan (if applicable);

(j) **Reservoir Plan:** A reservoir plan that provides strategies, objectives, and methods for developing, managing, and depleting each Producible Reservoir during its producible life and that includes, but is not limited to:

(i) an estimate of the number of wells slots dedicated to each reservoir, including the planned number of producers and injectors;

(ii) the planned bottomhole locations and timing of each anticipated well for each Producible Reservoir;

(iii) a reservoir management and depletion strategy for each Producible Reservoir addressing issues that include, but are not limited to:

(a) estimates of oil and gas in place;

(b) reservoir rock and fluid characteristics;

(c) depletion mechanism;

(d) water and gas injection plans and objectives;

(e) reservoir surveillance programs (for example, cased-hole logging, static pressures) and their objectives;

(f) well performance goals (for example, target production rates, target injection rates, maximum rates or drawdown limits, maximum GOR, maximum water cut, gas-lift targets);

(g) reservoir performance goals (for example, target pressures or pressure profiles, target voidage replacement ratios, gas cap maintenance goals); and

(h) other relevant information;

(k) **Disposal Wells:** The estimated Cost of disposal wells, if applicable;

(l) **Hydrocarbon Transmission System:** the type of Hydrocarbon transmission system to be made available to the Participating Parties (for example, pipeline versus barge); and

(m) **Other Data:** Provided such information is available, any other information reasonably necessary to perform an evaluation of the technical and economic feasibility of the Development System provided for in the Development Plan.

12.5 Alternative Development Plans

If a Development Plan is not timely submitted by the Operator during its exclusive period, any Party may submit a Development Plan to the other Parties for approval.

12.6 Approval of Operator's Development Plan Submitted During its Exclusive Period

The Operator shall have three (3) months to obtain the unanimous agreement of the Parties on any Development Plan proposal submitted by the Operator during its exclusive period. If a Development Plan is timely submitted by the Operator during its exclusive period, but the Operator does not obtain the unanimous agreement of the Parties on that Development Plan, any Party may submit a Development Plan to the other Parties for approval.

12.6.1 Approval of a Development Plan After the Conclusion of the Operator's Exclusive Period

If either

(a) the Operator fails to gain the unanimous agreement of the Parties on the Development Plan it submitted during its exclusive period, or

(b) the Operator fails to submit a Development Plan during its exclusive period,

the Parties shall have a period of three (3) months, commencing with either the expiration of the Operator's exclusive period or its failure to obtain unanimous approval of the Development Plan it submitted during its exclusive period, to unanimously agree to the Operator's Development Plan or an alternative Development Plan.

12.6.2 Approval of a Development Plan by Vote

If the three (3) month period provided in Article 12.6.1 *(Approval of Development Plan after the Conclusion of the Operator's Exclusive Period)* terminates and the Parties still have not unanimously approved a Development Plan, then the Parties shall have a two (2) month period in which to approve a Development Plan by Vote. No new Development Plans shall be submitted during the last month of this two (2) month period.

12.6.3 Approval of a Development Plan if One is Not Approved by Vote

If a Development Plan is not approved by Vote during the two (2) month period provided in Article 12.6.2 *(Approval of a Development Plan by Vote)*, and if there is only one Development Plan submitted and that Development Plan receives an affirmative Vote of at least fifty percent (50%) of the Voting interest, that Development Plan shall be deemed approved by the Parties. If two (2) competing Development Plans each receive an affirmative Vote of fifty percent (50%) of the Voting Interest and one of the Development Plans receiving at least fifty percent (50%) of the Voting Interest has been submitted by the Operator, then the Development Plan submitted by the Operator shall be the one deemed approved by the Working Interest Owners. If the

Operator failed to submit a Development Plan or the Operator's Development Plan did not receive at least fifty percent (50%) of the Voting interest, the Development Plan receiving the largest Voting interest shall be deemed approved by the Working Interest Owners. If two competing Development Plans each receive an affirmative Vote of fifty percent (50%) Voting interest, the Parties shall use reasonable efforts to diligently agree upon a compromise Development Plan. However, in the event a Party proposing a Development Plan believes a compromise cannot be reached in a timely manner, such Party may commence the dispute resolution procedure pursuant to the terms of Exhibit "H" (*Dispute Resolution Procedure)* attached hereto.

12.7 Approved Development Plan

By unanimously agreeing or Voting to approve a Development Plan or subsequently Voting to Participate in an approved Development Plan under Article 8.3 *(Second Opportunity to Participate)*, each Participating Party in an approved Development Plan also agrees or Votes to participate in the Final Design AFE submitted as a part of that approved Development Plan. Any Non-Participating Party in an approved Development Plan is subject to Article 16.5.3 (*Non-Consent Proprietary Geophysical Operations, Project Team Proposals, Pre-Development AFEs or Development Plan*).

12.8 Pre-Development AFEs

In order to facilitate the early and orderly commencement of a Development Plan, the Operator has the right, prior to the submission of the Fabrication AFE, to submit AFEs ("Pre-Development AFEs") for (a) engineering design studies, (b) the acquisition of long lead-time items, (c) preliminary activities related to the construction, fabrication, or installation of the Development System, or (d) any other activity or operation, excluding Development Wells, necessary to assist the Operator in the preparation and completion of the Development Plan; provided, however, a Pre-Development AFE may not be submitted for the aforementioned items (b) and (c) until after the selection of a Development System and the initiation of the detailed design for that Development System. Each Pre-Development AFE requires approval of the Parties by Vote. Any Non-Participating Party in the Pre-Development AFE is subject to Article 16.5.3 *(Non-Consent Proprietary Geophysical Operations, Project Team Proposals, Pre-Development AFEs, or Development Plan)*.

12.9 Fabrication AFE

Within nine (9) months from the date on which a Development Plan is approved, the Operator shall submit a Fabrication AFE for the Development System that conforms to the approved Development Plan to all Parties for approval by Election. The Fabrication AFE shall consist of separate Cost estimates for each major component in the construction, fabrication or other acquisition and installation of the Development System identified in the Development Plan. The Fabrication AFE shall not include any Cost estimates or AFEs for Development Wells. If the Operator does not timely submit the Fabrication AFE, any Party may submit for approval by Election a Fabrication AFE for the Development System that conforms to the approved Development Plan.

12.9.1 Approval of a Fabrication AFE

By Electing to participate in the Fabrication AFE, each Participating Party shall bear its Participating Interest Share of the Costs and risks of the Development System as provided in the Fabrication AFE. The Election regarding the Fabrication AFE shall be a single Election and not an Election as to the individual AFEs comprising the Fabrication AFE.

12.10 Assignment of Interest

Any Non-Participating Party in the initial Development System is subject to Article 16.2 *(Acreage Forfeiture Provisions)*.

12.11 Minor Modifications to Development Plans

In implementing a Development Plan, the Operator shall advise the Participating Parties of its own progress and that of the Project Team. As additional information becomes available to the Operator, the Operator may, prior to the installation of the Development System, make minor modifications to the Development Plan without the approval of the Participating Parties if those minor modifications are both reasonable and prudent. For purposes of this paragraph, a minor modification is

(a) a modification that does not cause the cumulative estimated Cost of the Final Design AFE to increase by more than fifteen percent (15%) or one million dollars ($1,000,000.00), or of the Fabrication AFE to increase by more than fifteen percent (15%) or five million dollars ($5,000,000.00),

whichever is less, and is not a major modification as defined in Article 12.12 *(Major Modifications to Development Plans)*; or

(b) a modification that is necessary for health, safety, or environmental reasons or regulatory requirements and does not exceed fifteen percent (15%) of either amount provided in 12.11 (a), even if that expenditure constitutes a major modification as defined in Article 12.12 *(Major Modifications to Development Plans)*.

If the Operator exercises its discretionary right to make a minor modification for health, safety or environmental reasons or regulatory requirements, the Operator shall give each Participating Party written notice of that fact. A minor modification shall not materially change the risk or timing of the Development Plan and is binding on all the Participating Parties in the Development Plan.

12.12 <u>Major Modifications to Development Plans</u>

A major modification shall be deemed to have occurred when:

(a) the type of Production System, for example, tension leg well jacket, floating production system, is to be changed; or

(b) the number of well slots of the Production System is to be changed by at least twenty-five percent (25); or

(c) the type of Hydrocarbon transmission system is changed (for example, pipeline versus barge).

12.12.1 <u>Major Modifications to Development Plans Prior to the Approval of the Fabrication AFE</u>

Whenever a major modification to a Development Plan is proposed prior to the approval of the Fabrication AFE, the Operator shall furnish the Participating Parties in the Development Plan with the proposed modification to the Development Plan (and associated AFEs). That major modification shall require the unanimous agreement of the Participating Parties in the Development Plan. If a major modification to the Development Plan is approved, the Operator shall immediately provide the modified Development Plan (and associated AFEs) to each Non-Participating Party in the Development Plan. That Non-Participating Party has the right for a period of thirty (30) days, after

receipt of the modified Development Plan (and associated AFEs), in which to notify the Operator in writing that it will participate in the modified Development Plan (and associated AFEs). If that Non-Participating Party participates in the modified Development Plan, it shall be an Underinvested Party in an amount equal to its Non-Participating Interest Share of the actual Costs incurred on activities and operations associated with the original Development Plan (and associated AFEs).

12.12.2 Major Modifications to Development Plans after a Party Elects to Participate in the Fabrication AFE

Whenever a major modification to a Development Plan is proposed after the approval of a Fabrication AFE and prior to the installation of the Development System, the Operator shall furnish the Participating Parties in the Fabrication AFE with the proposed modification to the Development Plan (and associated AFEs). That major modification shall require the unanimous agreement of the Participating Parties in the Fabrication AFE. If a major modification to the Development Plan as provided in Article12.12 (a), Article 12.12 (b), or Article 12.12 (c) is approved, the Operator shall immediately provide the modified Development Plan (and associated AFEs) to each Non-Participating Party in the Fabrication AFE. For a period of thirty (30) days after receipt of the modified Development Plan (and associated AFEs), the Non-Participating Party may notify the Operator in writing that it will participate in the modified Development Plan (and associated AFEs). If the Non-Participating Party participates in the modified Development Plan, it shall be an Underinvested Party in an amount equal to its Non-Participating Interest Share of the actual Costs incurred on activities and operations associated with (a) the original Development Plan (and associated AFEs) if it did not participate in that Development Plan and (b) the Fabrication AFE. Within thirty (30) days of the elimination of the Underinvestment, the Participating Parties in the Fabrication AFE for the initial Development System shall deliver to a Non-Participating Party in the Fabrication AFE for the initial Development System who Elects to participate in a modified Development Plan (and associated AFEs) for the initial Development System an assignment of one hundred percent (100%) of that Non-Participating Party's former

Working Interest in the Contract Area, the wells therein and production therefrom. A Non-Participating Party in the Fabrication AFE for a subsequent Development System who Elects to participate in a modified Development Plan (and associated AFEs) for that subsequent Development System shall not be subject to Article 16.5.5 *(Non-Consent subsequent Development System and Additional Facilities)* in regard to that subsequent Development System.

12.12.3 Approval of Major Modifications

If the major modification of the Development Plan is approved, the Development Plan (and associated AFEs) shall be deemed modified, and the Operator shall carry out the modified Development Plan. If a major modification is not approved, the Operator shall continue to implement the Development Plan as it was before the proposed major modification.

12.13 Termination of a Development Plan

A Development Plan terminates if (a) the Fabrication AFE for that Development Plan is not approved by Election, (b) the Participating Parties unanimously agree to terminate the Development Plan, or (c) the construction or acquisition of the Development System is not commenced within the time frame provided in Article 12.14 *(Timely Operations for Development Systems)*.

12.13.1 Termination Prior to Fabrication AFE Approval

The Costs, risks, and liabilities of a Development Plan that is terminated before its associated Fabrication AFE has been approved by Election shall be borne by the Participating Parties in the Development Plan.

12.13.2 Termination After Fabrication AFE Approval

The Costs, risks, and liabilities of a Development Plan that is terminated after its associated Fabrication AFE has been approved by Election shall be borne by the Participating Parties in the Fabrication AFE.

12.14 Timely Operations for Development Systems

The Operator shall commence or cause to be commenced the construction or acquisition of a Development System (a) within six (6) months after the end of

the period for approval of the Fabrication AFE or (b) sixty (60) days prior to the date the Operator is required to commence that construction or acquisition under an SOP or Unit Plan, whichever is the earlier. The construction or acquisition of a Development System commences on the date the major fabrication contract for the Development System is awarded or the date the purchase contract for the Development System is executed.

12.15 Subsequent Development Phases

At any time after the installation of the initial Development System for the initial Development Phase, any Participating Party may propose a subsequent Development Phase and the installation of a subsequent Development System. That proposal shall require approval by Vote except as provided in Article 16.4 *(Non-Consent Operations to Maintain Contract Area).*

12.15.1 Proposal of a Subsequent Development Phase

If a subsequent Development Phase is approved, the procedures specified in Article 12.2 *(Project Team Proposal)* and Article 12.2.1 *(Project Team Approval)* shall apply to the proposal of the Project Team, the approval of the Project Team proposal, and the formation of the Project Team for that subsequent Development Phase.

12.15.2 Further Appraisal Operations Needed Notwithstanding the Earlier Conclusion of Appraisal Operations

If an additional well is needed before a Development Plan can be prepared for a subsequent Development Phase, the well shall be proposed and drilled under Article 11 *(Appraisal Operations)*. Each Non-Participating Party in the well is subject to Article 16.5.2 *(Non-Consent Appraisal Operations).*

12.15.3 Development Plan in a Subsequent Development Phase

Articles 12.3 *(Proposal of a Development Plan)*, 12.4 *(Content of the Development Plan)*, 12.5 *(Alternative Development Plans)*, and 12.6 *(Approval of Operator's Development Plan Submitted During its Exclusive Period)* govern the preparation, submission, and approval of the Development Plan for a subsequent Development Phase.

12.15.4 Fabrication AFE in a Subsequent Development Phase

Articles 12.9 *(Fabrication AFE)* and 12.9.1 *(Approval of a Fabrication AFE)* govern the preparation and submission of a Fabrication AFE for a subsequent Development Phase. Each Non-Participating Party in a Fabrication AFE for a subsequent Development Phase is subject to the non-consent provisions in Article 16.5.5 *(Non-Consent Subsequent Development System and Additional Facilities)*, not Article 16.2 *(Acreage Forfeiture Provisions)*. Although a Non-Participating Party in a Fabrication AFE for a subsequent Development Phase will retain its Working Interest in the Contract Area, that Party will only be entitled to Hydrocarbon production from a subsequent Development Phase after that Party has satisfied the non-consent provisions in Article 16.5.5 *(Non-Consent Subsequent Development System and Additional Facilities)*. A Non-Participating Party in a subsequent Development Phase shall not unreasonably interfere with any activities or operations in that subsequent Development Phase (including making any claim for drainage upon the Participating Parties in the subsequent Development Phase, so long as the subsequent Development Phase is conducted under prudent operating practices). In all events, the sequence and conduct of activities and operations in a subsequent Development Phase shall be controlled by the Participating Parties in the Fabrication AFE for the subsequent Development Phase.

12.16 Access to Existing Facilities

A Participating Party in a subsequent Development Phase may propose to access the gathering lines and processing Facilities installed for a previous Development Phase. The proposal shall require approval by Vote of the Participating Parties in the previous Development Phase and shall include the basic terms under which the access is to be granted. If the proposal is approved, it shall be incorporated into a formal Facilities usage agreement and shall bind all Parties.

ARTICLE 13 – DEVELOPMENT OPERATIONS

13.1 Proposal of Development Wells and Development Operations

It is the intent of the Parties to proceed with the development of the Contract Area under an approved Development Plan.

Development Wells shall be subject to separate AFEs unless a Development Plan calls for a number of Development Wells to be drilled together in order to set conductor casing or to be pre-drilled together prior to the installation of the Development System, in which case those wells may be included in a single AFE.

Once a Development Well has been completed and placed on production, the Participating Parties in that well must unanimously agree to allow any Party to conduct a Non-Consent Operation in that well, unless that well becomes incapable of producing in paying quantities. A proposal to conduct Development Operations in a Producible Reservoir requires the unanimous agreement of the Parties, unless the proposing Party designates the Producible Reservoir as an Objective Depth or completion zone in the proposal.

13.1.1 Proposal of Development Wells Included in a Development Plan

Subject to Article 13.1 *(Proposal of Development Wells and Operations)*, any Participating Party in a Development Plan and Fabrication AFE may propose drilling a Development Well that was included in the Development Plan by giving notice of the proposal (along with the associated AFE and Well Plan) to the other Parties. Each proposed Development Well that was included in the Development Plan requires approval by Election.

Each Non-Participating Party in a Development Well will be subject to either an acreage forfeiture or Hydrocarbon Recoupment as provided in Article 16 *(Non-Consent Operations)*.

13.1.2 Proposal of Development Operations Not Included in a Development Plan

Subject to Article 13.1 *(Proposal of Development Wells and Operations)*, any Participating Party in the Development Plan may propose drilling a Development Well that was not included in the

Development Plan by giving notice of the proposal (along with the associated AFE and Well Plan) to the other Parties. The proposal shall specify that the well was not included in the Development Plan. Each proposed Development Well that was not included in the Development Plan requires approval by Vote.

Each Non-Participating Party in a Development Well will be subject to either an acreage forfeiture or Hydrocarbon Recoupment, as provided in Article 16 *(Non-Consent Operations)*.

13.1.3 <u>Timely Operations</u>

Actual drilling operations on a Development Well shall be commenced within one hundred eighty (180) days after the end of the period for the approval of a Development Well. However, during such one hundred eighty (180) day period, Operator shall be permitted to extend the commencement date of the approved Development Operation for up to an additional one hundred twenty (120) days in the event that the Operator has contracted for a drilling rig within one hundred twenty (120) days from the date the Development Operation is approved, but such rig will not be available to the Operator to commence said approved Development Operation within the initial one hundred eighty (180) day time period. Except for the occurrence of a Force Majeure, if the Operator does not commence actual drilling operations on a Development Well in a timely manner, the proposal of A Development Well and its approval will be deemed to have been withdrawn. If a proposal for a Development Well is deemed to have been withdrawn, all Costs incurred in the preparation for or in furtherance of that Development Well will be chargeable to the Participating Parties.

13.1.4 <u>AFE Overruns and Substitute Well</u>

Once a Development Well is commenced, the Operator shall drill the well with due diligence to its Objective Depth, subject to:

(a) all supplemental AFEs required under Article 6.2.2 *(Supplemental AFEs)*,

(b) the Operator encountering mechanical difficulties, uncontrolled influx of subsurface water, loss of well control, abnormal

pressures, pressured or heaving shale, granite or other practicably impenetrable substances or other similar conditions in the well bore or damage to the well bore that render further well operations impractical, and

(c) the unanimous agreement of the Participating Parties to cease drilling a Development Well before reaching Objective Depth.

If a Development Well is abandoned due to the conditions described under Article 13.1.4(b), then any Participating Party in the abandoned Development Well may, within sixty (60) days after abandonment of that Development Well, propose the drilling of a substitute well for the abandoned Development Well by giving notice of the proposal (along with the associated AFE and Well Plan) to all other Participating Parties in the abandoned Development Well, and that proposal requires approval by Election of the Participating Parties in the abandoned Development Well. The Well Plan for the substitute Development Well shall be substantially the same as the abandoned Development Well's Well Plan and shall also take into account those conditions that rendered further drilling of the abandoned Development Well impractical.

If the bottomhole location is moved more than five hundred feet (500'), each Non-Participating Party in the abandoned well may, for a period of fifteen (15) days after receipt of the approved substitute Development Well proposal and its associated AFE, notify the Operator, in writing, that it will participate in the substitute Development Well.

Each Non-Participating Party in a substitute Development Well or an approved supplemental AFE for a Development Well will be subject to either an acreage forfeiture or Hydrocarbon Recoupment, as provided in Article 16 *(Non-Consent Operations)*.

13.2 <u>Development Operations at Objective Depth</u>

After a Development Well has been drilled to its Objective depth, all operations in the controlling AFE have been conducted or terminated (except permanent plugging and abandonment), and all logs and test results have been distributed to the Participating Parties, the Operator shall promptly notify the Parties entitled

to make an Election on an operation proposed under this Article 13.2, of its proposal to conduct subsequent operations in the well. Except for a proposal to permanently plug and abandon the well, the Operator's proposal shall include an associated AFE and a plan for the operation. The Parties entitled to make an Election under this Article 13.2 are:

(a) the Participating Parties, and

(b) the Non-Participating Parties, if the proposal is to Sidetrack or Deepen the well at its initial Objective Depth only, and if Article 16.2 (*Acreage Forfeiture Provisions*) was not applicable to the drilling of that Development Well.

The Operator's proposal shall be for one of the following operations:

(a) conduct Additional Testing, Sidewall Coring or Logging of the formations encountered prior to setting production casing;

(b) complete the well at the Objective Depth in the objective zone or formation;

(c) Sidetrack the well;

(d) plug back the well and attempt a completion in a shallower zone or formation;

(e) Deepen the well to a new Objective Depth;

(f) conduct other operations on the well not listed;

(g) temporarily abandon the well; or

(h) permanently plug and abandon the well.

If the Operator fails to submit its proposal to the Participating Parties within forty-eight (48) hours (inclusive of Saturdays, Sundays, and federal holidays) after receipt of all logs and test results from a Development Well, then any Participating Party may make a proposal. In that event, the procedures in this Article 13.2 *(Development Operations at Objective Depth)* shall apply to that proposal, and any reference in this Article 13.2 to the "Operator's proposal" shall include a proposal made by a Participating Party.

13.2.1 Response to Operator's Proposal

A Participating Party may, within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) of its receipt of the Operator's proposal, make a separate proposal (along with an associated AFE and a plan for the operation), except if the proposal is to permanently plug and abandon the well) for one of the operations in Article 13.2 *(Development Operations at Objective Depth)*, and the Operator, immediately after the expiration of the twenty-four (24) hour period for making a separate proposal shall provide the Parties entitled to make an Election with a copy of all separate proposals so made. If no separate proposal is made, the Parties entitled to make an Election shall, within forty-eight (48) hours (inclusive of Saturdays, Sundays, and federal holidays) of its receipt of the Operator's proposal, make an Election on the Operator's proposal (except for a proposal to permanently plug and abandon). If a separate proposal is made, the Parties entitled to make an Election shall make an Election under the procedure in Article 13.2.2 (*Response to Highest Priority Proposal*). If a proposal to permanently plug and abandon the well is the only operation proposed, then the approval and Cost allocation provisions of Article 13.5 (*Permanent Plugging and Abandonment and Cost Allocation*) shall apply to the proposal. If Article 8.3 *(Second Opportunity to Participate)* or Article 8.4 *(Participation by Fewer than All Parties*), or both, apply to an Election, then the response period in those articles shall be twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) instead of forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays). Notwithstanding any contrary provision of this Agreement, if one or more operations are proposed before the distribution of information from the previous approved operation, then the response periods provided above shall not begin until the Parties entitled to make an Election in Article 13.2 *(Development Operations at Objective Depth)* have received the information from the previous approved operation.

13.2.2 Response to Highest Priority Proposal

If a separate proposal is made, each Party entitled to make an Election shall, within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) after its receipt from the Operator of a complete

copy of all separate proposals, make its Election on the highest priority proposal (except a proposal to permanently plug and abandon the well). Article 13.2(a) has the highest priority, and Article 13.2(h) has the lowest priority. If different depths or locations are proposed for the same type of operation, preference shall be given to the shallowest depth, or the location nearest to the existing well bore, as applicable. If the proposal with the highest priority is approved, then the lower priority proposals shall be deemed withdrawn. Once the approved operation is completed, the Parties shall follow the procedure provided in this Article 13.2 *(Development Operations at Objective Depth)* for all other proposals for operations in the well bore until such time as the well is temporarily abandoned or permanently abandoned.

13.2.3 <u>Response on Next Highest Priority Proposal</u>

If the proposal with the highest priority is not approved, then the next highest priority proposal shall be deemed the highest priority proposal, and it shall be subject to the approval procedure in Article 13.2.2 *(Response to Highest Priority Proposal)*. This process will continue until a proposal is approved to complete the Development Well, temporarily plug and abandon the Development Well, or permanently plug and abandon a Development Well.

13.2.4 <u>Non-Participating Parties in Development Operations</u>

A Non-Participating Party in a Development Operation at Objective Depth [as provided for in this Article 13.2 *(Development Operations at Objective Depth)*] is subject to Article 16.5.4 *(Non-Consent Development Operations)* and is relieved of the Costs and risks of that Development Operation, except that a Non-Participating Party in the Development Operation at Objective Depth remains responsible for its Participating Interest Share of the Costs of plugging and abandoning a Development Well, less and except all Costs of plugging and abandoning associated solely with the subsequent Development Operation in which it was a Non-Participating Party.

13.2.5 Participation in a Sidetrack or Deepening by a Non-Participating Party in a Development Well at Initial Objective Depth

If a Development Well is drilled to its Objective Depth and a Non-Participating Party in a Development Well becomes a Participating Party in an approved Sidetracking or Deepening under Article 13.2 (c) or (e), that former Non-Participating Party shall become an Underinvested Party in an amount equal to its Non-Participating Interest Share of the Costs of that Development Well to its Objective Depth prior to that Sidetracking or Deepening. The original Participating Parties in a Development Well are Overinvested Parties in that amount. A former Non-Participating Party in an Development Well that becomes a Participating Party in an approved Sidetracking or Deepening remains a Non-Participating Party in that Development Well to initial Objective Depth until (a) its Underinvestment is eliminated under Article 16.9 *(Settlement of Underinvestments)* and (b) the Hydrocarbon Recoupment recoverable under Article 16.5.4 *(Non-Consent Development Operations)* less the Underinvestment, has been recovered by the original Participating Parties. If a former Non-Participating Party becomes a Participating Party in more than one approved Sidetracking or Deepening in the same Development Well, that former Non-Participating Party shall become an Underinvested Party only with regard to the first Sidetracking or Deepening it approves; however, that Underinvestment shall not be relieved by an Underinvested Party's subsequent participation.

13.3 Development Well Proposals That Include Drilling Below the Deepest Producible Reservoir

Any Party may propose a Development Well with an Objective Depth below the Deepest Producible Reservoir, and in response to that well proposal each Party may, in writing, limit its participation in the drilling of that Development Well to the base of the Deepest Producible Reservoir to be penetrated by that Development Well. A Party who limits its participation in a Development Well to the base of the Deepest Producible Reservoir shall bear its Participating Interest Share of the Cost and risk of drilling that Development Well to the base of the Deepest Producible Reservoir (including abandonment), and it shall be a Non-Participating Party for the Deeper Drilling and shall be subject to Article 16.5.4 (*Non-Consent Development Operations*) in regard to the Deeper Drilling.

13.3.1 Multiple Completion Alternatives Above and Below the Deepest Producible Reservoir

If a Party Electing to limit its participation in a well to the base of the Deepest Producible Reservoir to be penetrated by the well under Article 11.3 *(Appraisal Well Proposals That Include Drilling Below the Deepest Producible Reservoir)* or Article 13.3 *(Development Well Proposals That Include Drilling Below the Deepest Producible Reservoir)* considers the well to be capable of producing at or above the Deepest Producible Reservoir and has notified the Participating Parties down to Objective Depth of its desire to complete the well at or above the Deepest Producible Reservoir, the well will be drilled subject to the following provisions:

(a) **Multiple Completion:** If before drilling of the well commences, all Participating Parties in the well agree that multiple well completions are possible and practicable and that those completions will involve (i) a completion at or above the Deepest Producible Reservoir and (ii) a completion below the Deepest Producible Reservoir, the Participating Parties in the Deeper Drilling will bear one hundred percent (100%) of the Costs of drilling the well to an Objective Depth below the Deepest Producible Reservoir, that are in excess of the original Costs to drill and complete the well in the Deepest Producible Reservoir.

(b) **Single Completions:** If prior to the commencement of the drilling of the well, the Participating Parties do not unanimously agree that multiple well completions are possible, then the first completion shall be at the objective deeper than the Deepest Producible Reservoir. A Non-Participating Party in the Deeper Drilling is an Overinvested Party in the well in an amount equal to its Participating Interest Share of the Costs of drilling the well to the Deepest Producible Reservoir, and the Participating Parties in the Deeper Drilling on the well are Underinvested Parties for that amount upon the first of the following events to occur:

(i) the well is not a Producible Well at a depth deeper than the Deepest Producible Reservoir and the well is plugged back to a zone at or above the Deepest Producible Reservoir;

(ii) the well is completed as a Producible Well at a depth deeper than Deepest Producible Reservoir, but Hydrocarbon production from that depth is later depleted prior to Complete Recoupment (in regard to Deeper Drilling) and the well is plugged back to a zone at or above the Deepest Producible Reservoir;

(iii) the well is completed as a Producible Well at a depth deeper than the Deepest Producible Reservoir and the Participating Parties have achieved Complete Recoupment (in regard to the Deeper Drilling) from Hydrocarbon production from a zone deeper than the Deepest Producible Reservoir,

(iv) the well is plugged and abandoned prior to an attempted completion at or above the Deepest Producible Reservoir.

The Underinvestment will be depreciated at the rate of one-half percent (1/2%) per month from the date the Deeper Drilling commences to the date the Non-Participating Party is entitled to share in the Hydrocarbon production from zones deeper than Deepest Producible Reservoir, but that depreciation will not reduce the Underinvestment below forty_ percent (40%) of the original Underinvestment.

13.3.2 <u>Completion Attempts At or Above the Deepest Producible Reservoir</u>

If a Development Well in which Deeper Drilling is conducted is not completed for production below the Deepest Producible Reservoir, then the Participating Parties in that well down to the Deepest Producible Reservoir may use the well for completion in a zone at or above the Deepest Producible Reservoir. The Parties who paid their proportionate share of the drilling Costs to the base of the Deepest Producible Reservoir under Article 13.6 *(Development Well Proposals That Include Drilling Below the Deepest Producible Reservoir)* may

participate in the completion attempt in the zone at or above the Deepest Producible Reservoir. The Participating Parties in the Deeper Drilling operation shall bear the Costs (including plugging back Costs) necessary to place the well in proper condition for its completion in the zone at or above the Deepest Producible Reservoir. If a well drilled below the Deepest Producible Reservoir is damaged to the extent that it is rendered incapable of being completed and produced at or above the Deepest Producible Reservoir, the Participating Parties in the Deeper Drilling are obligated to reimburse the Non-Participating Parties in the Deeper Drilling for their Participating Interest Share of the Costs of drilling the well to the base of the Deepest Producible Reservoir.

13.4 <u>Recompletions and Workovers</u>

Any of the Participating Parties in the subsequent Development Operation, Recompletion, or Workover that resulted in the most recent Hydrocarbon production from a Development Well may propose a Recompletion in or Workover of that Development Well. Each Recompletion or Workover requires approval by Vote of those Participating Parties. A Non-Participating Party in a Recompletion or Workover is subject to Article 16.5.4 *(Non-Consent Development Operations)* and is relieved of the Costs and risks of the Recompletion or Workover but remains responsible for its Participating Interest Share of the Costs of plugging and abandoning the Development Well, less and except any Costs of plugging and abandoning associated solely with a Recompletion or Workover in which it is a Non-Participating Party.

13.5 <u>Permanent Plugging and Abandonment and Cost Allocation</u>

The permanent plugging and abandonment of a Development Well that:

(a) is to be plugged due to mechanical difficulties or impenetrable conditions before the well has been drilled to its Objective Depth under Article 13.1.4 (b),

(b) is to be plugged under Article 13.2 (*Development Operations at Objective Depth*), or

(c) has been previously temporarily abandoned under Article 13.2 (*Development Operations at Objective Depth*)

and has not produced Hydrocarbons (other than as a result of Production Testing), requires the approval of the Participating Parties by Vote. Approval to plug and abandon a Development Well that has produced Hydrocarbons (other than as a result of Production Testing) shall be governed by Article 18.1 *(Abandonment of Wells)*. If a proposal to plug and abandon a Development Well receives approval by Vote, the approved proposal binds all Parties. If any Participating Party fails to respond within the applicable response period for a proposal to plug and abandon a Development Well, that Participating Party shall be deemed to have approved the plugging and abandonment of that Development Well. If a rig is on location and a proposal to plug and abandon a Development Well under either Article 13.5(a) or 13.5(b) does not receive approval by Vote, and if within twenty-four (24) hours (inclusive of Saturdays, Sundays, and federal holidays) after receipt of that proposal no other operation is proposed (and subsequently approved) for the well by a Party entitled to make a proposal, the Operator may nevertheless proceed to plug and abandon the Development Well, and shall give each Participating Party notice of that fact. If the proposal to plug and abandon a Development Well that has not produced Hydrocarbons (other than as a result of Production Testing) does not receive approval by Vote, but the Operator deems the well bore not to be safe or in sound enough condition for it to perform further operations, the Operator may nevertheless proceed to plug and abandon that Development Well and shall give each Participating Party notice of that fact.

The Participating Parties in a Development Well proposal shall pay all Costs of plugging and abandoning that Development Well, except all increased plugging and abandoning Costs associated solely with a Non-Consent Operation approved under Article 13.2 *(Development Operations at Objective Depth)* or Article 6.2.2 *(Supplemental AFEs)*. The Participating Parties in that Non-Consent Operation are responsible for the increased plugging and abandoning Costs attributable to that Non-Consent Operation.

ARTICLE 14 – FACILITIES AND GATHERING SYSTEMS

14.1 Facilities as a Part of Development Plan

The Development Plan shall provide for the installation of all Facilities necessary to handle or service Hydrocarbon production. If the approved Development Plan

provides that Hydrocarbon production can most efficiently be processed and handled by Offsite Host Facilities, the Development Plan shall provide for a Development System designed to use Offsite Host Facilities.

14.2 Use of Offsite Host Facilities

In the event the approved Development Plan provides that Hydrocarbon production can most efficiently be processed and handled by Offsite Host Facilities, the Participating Parties shall use reasonable efforts to secure a formal "Facilities Use and Production Handling Agreement" from the owners of the Offsite Host Facilities under the terms submitted to the Parties by the Operator under Article 12.4(f) (*Tie-back Operations)*, but no Participating Party shall have a duty (fiduciary or otherwise) to secure access to the Offsite Host Facilities on behalf of the other Participating Parties. However, any access secured by that Facilities Use and Production Handling Agreement to Offsite Host Facilities shall be shared proportionately by the Participating Parties on the basis of their Participating Interest Share in the Development System. This Article 14.2 shall not constitute a limit on a Party's right to install its own facilities under Article 15 *(Disposition of Hydrocarbon Production)*.

14.3 Use of Development Systems

The Participating Parties in a Development System have priority access to and utilization of the Facilities associated with the Development System in order to operate and develop the Contract Area under an approved Development Plan.

14.4 Processing Hydrocarbon Production from Outside the Contract Area

If processing capacity beyond the requirements of an approved Development Plan is available in the Facilities associated with a Development System, the Participating Parties may unanimously agree to use the Facilities for handling hydrocarbon production from outside the Contract Area. That use of excess processing capacity in the Development System is subject to the following priority of usage:

(a) First priority to hydrocarbon production from outside the Contract Area that is owned by all Participating Parties in the Development System;

(b) Second priority to hydrocarbon production from outside the Contract Area that is owned by one or more Participating Parties in the Development System, but not by all of them; and

(c) Third priority to hydrocarbon production owned by third parties coming from outside the Contract Area.

All hydrocarbon production that comes from outside the Contract Area and uses a Development System shall be processed under a Facilities Use and Production Handling Agreement unanimously agreed to by the Participating Parties in the Fabrication AFE for that Development System.

14.5 <u>Approval of Additional Facilities</u>

This Article 14.5 shall only apply to Facilities that were not included in an approved Development Plan. Any Participating Party in a Fabrication AFE for a Development System may propose the installation of additional Facilities beyond those specified in the Development Plan associated with that Development System by giving notice to the other Participating Parties (along with an associated AFE), together with information adequate to describe the proposed Facilities. Except as provided in Article 15.2 *(Facilities to Take In Kind)*, the installation of additional Facilities beyond the scope of a Development Plan requires the approval by Vote of the Participating Parties in the Fabrication AFE (and all supplemental AFEs) for the Development System that is to receive the additional Facilities. Upon approval of such a proposal, the Operator shall proceed to install the additional Facilities, provided that, in the judgment of the Operator, the additional Facilities do not interfere with continuing operations on the Contract Area and there is sufficient deck space and buoyancy available to support the proposed additional Facilities. A Non-Participating Party in a proposal for additional Facilities shall be subject to Article 16.5.5 *(Non-Consent Subsequent Production System and Additional Facilities)*.

14.6 <u>Expansion or Modification of Existing Production System</u>

After installation of a Production System described and approved in a Development Plan, any Participating Party in that Production System may propose the expansion or modification of that Production System by written notice (along with its associated AFE) to the other Participating Parties in that Production System. That proposal requires the approval by Vote of the Participating Parties in that Production System. If approved, that proposal will be binding on all Participating Parties in that Production System and the Operator shall commence that expansion or modification at the sole Cost and risk of all of the Participating Parties in that Production System unless otherwise agreed.

14.7 Additions, Expansion or Modification of Production System or Facilities for Health, Safety or Environmental Reasons

If a proposal for additional Facilities or a proposal for the expansion or modification of a Production System does not receive approval by Vote of the Participating Parties in the Fabrication AFE (and all supplemental AFEs) for the Development System that is to receive additional Facilities or have its Production System expanded or modified, whichever is applicable, and that proposal is necessary for health, safety, or environmental reasons and has been mandated by governmental authority or judicial process, the Operator may, at its discretion, install those additional Facilities or make those expansions or modifications to the Production System. If the Operator elects to exercise its discretionary right to make those installations, modifications, or expansions, the Operator shall provide written notice of its decision to each Participating Party in the Fabrication AFE (and all supplemental AFEs) for the Development System that is to receive additional Façilities or have its Production System expanded or modified, whichever applies.

14.8 Repairs of Production System or Facilities

The Operator at its sole discretion shall make repairs on the Production System and Facilities as needed to keep the Production System and Facilities in good working order. No approval by the Parties is required for the Operator to make those repairs.

ARTICLE 15 – DISPOSITION OF HYDROCARBON PRODUCTION.

15.1 Duty to Take in Kind

Each Party has the right and duty to take in kind or separately dispose of its share of the Hydrocarbons, excluding (i) Hydrocarbon production that the Operator uses in production or Development Operations or in preparing and treating Hydrocarbons for marketing and (ii) Hydrocarbons that are unavoidably lost.

15.2 Facilities to Take in Kind

Each Participating Party in the Fabrication AFE for a Development System has the right, at its sole cost and risk, to construct and install facilities and pipelines for purposes of taking its share of Hydrocarbon production in kind, provided that,

in the judgment of the Operator, the installation and operation of those facilities and pipelines will not unreasonably interfere with continuing operations on the Development System or the Contract Area.

15.3 Failure to Take Oil or Condensate in Kind

If a Party fails to take in kind or dispose of its share of the oil or condensate produced from the Contract Area, the Operator may, but is not obligated to, purchase for its own account, sell to others, or otherwise dispose of all or part of that oil or condensate at the same price at which the Operator calculates and pays lessor's royalty on its oil or condensate, or if lessor takes its royalty in kind, sell that oil or condensate to others at the price prevailing in the area for oil or condensate of the same kind, gravity, and quality reasonably obtainable by the Operator under the circumstances. The Operator is not obligated to obtain a price equal to the price at which its oil or condensate is sold. The Operator's right to take in kind or dispose of a non-taking Party's share of the oil or condensate is subject to the non-taking Party's right, at any time and from time to time, to take in kind or dispose of its share of the oil or condensate. All contracts of sale by the Operator for another Party's oil or condensate shall be only for such reasonable periods not to exceed one (1) year. Proceeds of all sales by the Operator under this Article 15.3 shall be paid each calendar month to the Parties entitled to those proceeds in time to allow them to make timely payment, without penalty, of lessor's royalty on the oil or condensate that was sold.

Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with a non-taking Party.

15.4 Gas Balancing Provision

If for any reason a Party fails to take or market its full share of gas as produced, the gas balancing and accounting between the Parties shall be handled under Exhibit "D."

15.5 Expenses of Delivery in Kind

All Costs incurred by the Operator in making delivery of a Party's share of Hydrocarbon production or disposing of same shall be borne by that Party.

ARTICLE 16 – NON-CONSENT OPERATIONS

16.1 Conduct of Non-Consent Operations

Any activity or operation that invokes this Article 16 *(Non-Consent Operations)* must be proposed by a Party in good faith, using Cost estimates and Objective Depths that are reasonable for the Contract Area. Non-Consent Operations shall not unreasonably interfere with activities or operations conducted by all Parties, unless the Non-Consent activity or operation will maintain all or a portion of the Contract Area under Article 16.4 *(Non-Consent Operations to Maintain Contract Area)*.

16.1.1 Costs

The Costs of a Non-Consent Operation shall be borne by the Participating Parties in accordance with their Participating Interest Share in the Non-Consent Operation (unless otherwise agreed by the Participating Parties). Within one hundred eighty (180) days after a Non-Consent Operation, the Operator shall furnish all other Parties with either (a) an itemized statement of the Cost of the Non-Consent Operation and an inventory of the pertinent equipment or (b) a detailed statement of monthly billings. The Operator shall furnish to the Parties a monthly statement showing operating, maintenance, and other expenses attributable to the Non-Consent Operation together with a statement of the quantity of Hydrocarbons produced, and the revenues from the sale of Hydrocarbon production for the preceding month from operations subject to Hydrocarbon Recoupment under this Article 16. In accounting for the revenues from Non-Consent Operations, Hydrocarbon production need not be separately metered, but may be determined upon the basis of monthly well tests. Operating expenses shall be allocated under Article 16.8.3 *(Operating and Maintenance Charges)*. If a Party takes its share of production in kind under Article 15 *(Disposition of Hydrocarbon Production)*, that Party shall advise the Operator (in writing on or before the tenth day of the month following the month in which the Hydrocarbon production is sold or used off the premises) of the volumes of Hydrocarbons sold or used off the premises and the prices received for those Hydrocarbons so that the Operator may calculate the balance of any Hydrocarbon Recoupment amounts.

The calculation of the balance of Hydrocarbon Recoupment shall be accomplished as follows:

The Operator shall prepare the monthly statement of the quantities of oil and gas produced and the amounts of the proceeds from the sale of all Non-Participating Parties' relinquished production based on the proceeds received for the Operator's share of production. When Operator's payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties. The Participating Parties shall then provide the Operator all information pertaining to the cumulative proceeds received from the sale of the Non-Participating Parties' relinquished production. The Operator shall revise the payout date using the actual proceeds from the sale of the Non-Participating Party's relinquished production and administer subsequent adjustments between the Parties.

16.1.2 Multiple Completions

Non-Consent Operations shall not be conducted in a well having multiple completions unless:

(a) each of the multiple completions are owned by the same Parties in the same proportion;

(b) none of the previous well completions are capable of producing in paying quantities; or

(c) the Participating Parties in the well containing the multiple completions unanimously agree to those Non-Consent Operations.

For the purposes of this Article 16, each completion is a separate well.

16.2 Acreage Forfeiture Provisions

In view of the significantly greater risks associated with the first Exploratory Well and the Fabrication AFE for the initial Development System, the Participating Parties in the first Exploratory Well or that Fabrication AFE are entitled to an

assignment of all of the right, title, and interest (including operating rights) in the Contract Area of the Non-Participating Parties in that well or AFE as provided below.

16.2.1 First Exploratory Well

If a Participating Party proceeds with the timely commencement of the drilling of the first Exploratory Well as a Non-Consent Operation, a Non-Participating Party in the first Exploratory Well or its substitute well, as applicable, shall execute and deliver an assignment of all of its right, title, and interest in the Contract Area, effective on the date actual drilling operations for the well are commenced, to the Participating Parties in the first Exploratory Well or its substitute well, as applicable, with no reimbursement by and at no Cost to those Participating Parties. If an assignment is made under this Article 16.2.1, then each Participating Party shall accept its Participating Interest Share, as determined under Article 8.4 *(Participation by Fewer Than All Parties)*, of the Non-Participating Party's assigned interest. The Non-Participating Party's Election not to participate in the first Exploratory Well shall be deemed a withdrawal under Article 17 *(Withdrawal From Agreement)*, and the Parties shall be subject to Article 17 *(Withdrawal From Agreement)*.

16.2.2 Fabrication AFE

Within thirty (30) days of notice of the timely commencement of the activities or operations associated with the Fabrication AFE for the initial Development System, a Non-Participating Party in that Fabrication AFE shall execute and deliver an assignment of all of its right, title, and interest in the Contract Area to the Participating Parties in that Fabrication AFE, effective on the date the construction or acquisition of the initial Development System is commenced, with no reimbursement by and at no Cost to those Participating Parties. If an assignment is made under this Article 16.2.2, then each Participating Party shall accept its Participating Interest Share, as determined under Article 8.4 *(Participation by Fewer Than All Parties)*, of the Non-Participating Party's assigned interest. The Non-Participating Party's Election not to participate in the Fabrication AFE for the initial Development System shall be deemed a withdrawal under Article 17

(Withdrawal From Agreement), and the Parties shall be subject to Article 17 *(Withdrawal From Agreement)*.

16.3 Costs and Liabilities of Prior Operations

Subject to Article 6.2.2 (*Supplemental AFEs*), a Non-Participating Party subject to a non-consent provision remains liable for its share of previously incurred Costs and liabilities for activities and operations in which it was a Participating Party, and there shall be no re-allocation of Costs for activities and operations in which it was a Participating Party, except as provided in Article 13.3.1 *(Multiple Completion Alternatives Above and Below the Deepest Producible Reservoir)*.

16.4 Non-Consent Operations to Maintain Contract Area

If a proposal is made for

(a) an activity or operation required under a governmental agency order, notice, regulation, or Lease to maintain all or part of the Contract Area; or

(b) an activity or operation

(i) within the final twenty-four (24) months of the primary term of a Lease that has no Producible Well, and if the Lease is not held by a unit, SOO, or SOP, or

(ii) within two (2) months after the deadline for an activity or operation required under an SOO or SOP activity schedule or a unit plan of operation,

and the proposal requires approval by Vote or Election or unanimous agreement and that approval or agreement is not obtained within the applicable response period, then, notwithstanding any contrary provision of Article 8 *(Approvals and Notices)*, the proposed activity or operation shall be deemed to have been approved, and all Parties that Voted or Elected or agreed by written statement to participate in the proposed activity or operation may proceed with the proposed activity or operation at their sole Cost and risk. However, before those Parties commence that activity or operation, they shall give written notice to the other Parties of their intention to commence that activity or operation. The other Parties shall have a second opportunity to participate in that activity or operation, under Article 8.3 *(Second Opportunity to Participate)*, except that the response

period for that second opportunity to participate shall be fifteen (15) days after receipt of that notice.

16.4.1 Acreage Forfeiture in the Entire Contract Area

If it is necessary to conduct an activity or operation referred to in Article 16.4 *(Non-Consent Operations to Maintain Contract Area)* in order to maintain the entire Contract Area, then each Non-Participating Party in that activity or operation shall relinquish and permanently assign, effective on the date the operation is commenced, to the Participating Parties one hundred percent (100%) of the Non-Participating Party's Working Interest in the entire Contract Area, including property and equipment acquired under this Agreement, within thirty (30) days of the commencement of that activity or operation. Failure to participate in that activity or operation is deemed a withdrawal, and the Parties will be subject to Article 17 *(Withdrawal From Agreement)*.

16.4.2 Acreage Forfeiture in a Portion of a Contract Area

If it is necessary to conduct an activity or operation referred to in Article 16.4 *(Non-Consent Operations to Maintain Contract Area)* in order to maintain a portion of the Contract Area, then each Non-Participating Party in that activity or operation shall relinquish and permanently assign, effective on the date the operation is commenced, to the Participating Parties one hundred percent (100%) of the Non-Participating Party's Working Interest in the affected portion of the Contract Area, including property and equipment acquired under this Agreement, within thirty (30) days of the commencement of that activity or operation. That assignment shall be conveyed to the Participating Parties in proportion to their Participating Interest Share in that activity or operation. The Non-Participating Party shall bear all expenses associated with that assignment and shall be subject to Article 17.3.1 (*Prior Expenses*), Article 17.3.2 (*Confidentiality*) and Article 17.3.3 (*Emergencies and Force Majeure*) with respect to the assigned acreage. Upon MMS approval of that assignment, the assigned acreage shall be expunged from Exhibit "A," and it shall no longer be included in the Contract Area. If that assignment is to two or more Participating Parties in that activity or operation, then (a) the assigned acreage shall be deemed to be governed by an operating agreement

incorporating identical provisions as the provisions in this Agreement, except to the extent they are clearly inappropriate, (b) the execution of the operating agreement by those Participating Parties shall be considered a mere formality only, (c) the Operator of the assigned acreage shall promptly prepare that operating agreement, and (d) the Participating Parties shall promptly execute it.

16.4.3 <u>Limitations on Acreage Forfeiture</u>

Notwithstanding the foregoing, if more than one activity or operation is conducted under Article 16.4 *(Non-Consent Operations to Maintain Contract Area)*, any one of which would maintain the entire Contract Area or the affected portion of the Contract Area, a Participating Party in any one of those activities or operations shall not be required to make an assignment under Article 16.4 *(Non-Consent Operations to Maintain Contract Area)*. In addition, no Party is required to relinquish or assign all or any portion of its Working Interest in the Contract Area if a governmental agency order, notice, regulation, Lease provision, SOO or SOP activity schedule, or unit plan of operation requiring the activity or operation is appealed and successfully overturned.

16.5 <u>Percentage Hydrocarbon Recoupment for Non-Consent Operations</u>

Except as provided in Articles 16.2 *(Acreage Forfeiture Provisions)* and 16.4 *(Non-Consent Operations to Maintain the Contract Area)*, upon the timely commencement of a Non-Consent Operation, each Non-Participating Party's Working Interest and leasehold operating rights in the Non-Consent Operation along with its title to that portion of future Hydrocarbon production provided in this Article 16.5, if any, shall be owned by and vested in each Participating Party in accordance with its Participating Party Interest Share in the Non-Consent Operation under Article 8.4 *(Participation by Fewer Than All Parties)*. A third-party cash contribution made for Confidential Data from a Non-Consent Operation shall be deducted from the Non-Participating Interest Share of the Costs of the well operation or of drilling and completing the well, as applicable, prior to computation of the Hydrocarbon Recoupment amount.

16.5.1 Non-Consent Exploratory Operations down to Objective Depth in the First Exploratory Well

Since the Participating Parties in the first Exploratory Well are entitled to an assignment of all of the right, title, and interest (including operating rights) in the Contract Area of the Non-Participating Parties in that well as provided in Article 16.2.1 *(First Exploratory Well)*, there is no Hydrocarbon Recoupment for Non-Consent Exploratory Operations conducted in the first Exploratory Well down to its Objective Depth.

16.5.1.1 Non-Consent Exploratory Operations At Objective Depth

The Hydrocarbon Recoupment amount for all non-consent Exploratory Operations conducted after the first Exploratory Well has reached its Objective Depth, be they non-consent Exploratory Wells other than the first Exploratory Well or operations conducted subsequent to an Exploratory Well, including the first Exploratory Well, reaching its Objective Depth, is the Non-Participating Interest Share of the Costs of that Non-consent Operation multiplied by eight hundred percent (800%).

16.5.2 Non-Consent Appraisal Operations

The Hydrocarbon Recoupment amount for all Appraisal Operations conducted as Non-Consent Operations is the Non-Participating Interest Share of the Costs of the Appraisal Operation multiplied by six hundred percent (600%).

16.5.3 Non-Consent Project Team Proposals, Pre-Development AFEs or Development Plan

A Non-Participating Party in a Project Team proposal, Pre-Development AFE or Development Plan is an Underinvested Party in an amount equal to two hundred percent (200%) of the amount that Party would have paid had it participated in that activity, operation or AFE until the Underinvestment is eliminated under Article 16.9 *(Settlement of Underinvestments)*.

16.5.4 **Non-Consent Development Operations**

The Hydrocarbon Recoupment amount for all Development Operations conducted as Non-Consent Operations is the Non-Participating Interest Share of the Costs of the Development Operation multiplied by four hundred percent (400%).

16.5.5 **Non-Consent Subsequent Development System and Additional Facilities**

The Hydrocarbon Recoupment amount for a non-consent Fabrication AFE for a subsequent Development System or additional Facilities not included in a Fabrication AFE is the Non-Participating Interest Share of the Cost incurred with respect to that Fabrication AFE or those additional Facilities not included in a Fabrication AFE multiplied by two hundred percent (200%).

16.5.6 **Additional Hydrocarbon Recoupment**

In addition to the percentage Hydrocarbon Recoupment for the various Non-Consent Operations set forth above, the Participating Parties are entitled to recoup:

(a) one hundred percent (100%) of the Non-Participating Interest Share of the Cost of using a Development System already installed under this Agreement that is needed to serve a Production System or Facilities installed as a Non-Consent Operation (for example, production handling fees, power usage fees, water disposal fees); plus

(b) one hundred percent (100%) of the Non-Participating Interest Share of the Cost of operating expenses, maintenance Costs, royalties, and severance, gathering, and production taxes and other governmental fees based on production.

16.5.7 **Hydrocarbon Recoupment From Production**

Hydrocarbon Recoupment for a Non-Consent Operation shall be made from the Hydrocarbon production as follows:

16.5.7.1 **Non-Consent Exploratory Operations, Non-Consent Appraisal Operations, and Non-Consent Development**

Operations That Discover or Extend a Producible Reservoir

For

(a) an Exploratory Operation,

(b) an Appraisal Operation, or

(c) a Development Operation,

that is conducted as a Non-Consent Operation and discovers a new Producible Reservoir or extends an existing Producible Reservoir (as the Producible Reservoirs existed at the time the Development Operation was proposed), each Non-Participating Party shall satisfy Hydrocarbon Recoupment from

(i) one hundred percent (100%) of its Non-Participating Interest Share of all Hydrocarbons produced and saved from the Non-Consent Operation, if the Non-Consent Operation results in Hydrocarbon production, and

(ii) from fifty percent (50%) of its Participating Interest Share of all Hydrocarbons produced and saved from operations conducted after the Non-Consent Operation that result in Hydrocarbon production from the same Producible Reservoir discovered or extended by the Non-Consent Operation.

16.5.7.2 Non-Consent Development Operations in an Existing Producible Reservoir

If a Development Operation is conducted as a Non-Consent Operation and does not discover a new Producible Reservoir and also does not extend an existing Producible Reservoir (as the Producible Reservoirs existed at the time the Development Operation was proposed), each Non-Participating Party shall satisfy Hydrocarbon Recoupment from one hundred percent (100%) of its Non-Participating Interest Share of Hydrocarbons produced and saved from the

Non-Consent Operation, if the Non-Consent Operation results in Hydrocarbon production.

16.5.7.3 Non-Consent Subsequent Development Systems

If the construction and installation of a subsequent Development System is conducted as a Non-Consent Operation, each Non-Participating Party shall satisfy Hydrocarbon Recoupment from:

(a) one hundred percent (100%) of its Non-Participating Interest Share or its Participating Interest Share (whichever applies) of Hydrocarbons produced and saved from all Development Operations that are conducted from that subsequent Development System, and

(b) one hundred percent (100%) of its Non-Participating Interest Share or its Participating Interest Share (whichever applies) of Hydrocarbons produced and saved from all wells that benefit from injection or disposal wells drilled and/or operated from that subsequent Development System.

16.6 Restoration of Interests to Non-Participating Party

Except as provided in Articles 16.2 *(Acreage Forfeiture Provisions)* and 16.4 *(Non-Consent Operations to Maintain the Contract Area)*, a Non-Participating Party's Working Interest and leasehold operating rights revert to the Non-Participating Party, effective at 7:00 a.m. of the day after the occurrence of the first of the following events:

(a) the well bore of the Non-Consent Operation is not a Producible Well on the date the permanent plugging and abandonment of the well concludes;

(b) Hydrocarbon production recouped under Article 16.5.7 *(Hydrocarbon Recoupment From Production)* as result of a Non-Consent Operation ceases prior to Complete Recoupment;

(c) the Participating Parties Sidetrack or Deepen an Exploratory Well, Appraisal Well or Development Well and that well does not qualify as a Producible Well; or

(d) upon Complete Recoupment.

However, only upon Complete Recoupment does a former Non-Participating Party become a Participating Party in the Non-Consent Operation.

16.6.1 Dry Hole Reversion

If a Non-Consent Operation, other than a Non-Consent Operation under Articles 16.2 *(Acreage Forfeiture Provisions)* and 16.4 *(Non-Consent Operations to Maintain Contract Area)*, results in an event provided in Article 16.6(a) or (b) and a Non-Participating Party's Working Interest and leasehold operating rights revert back to the Non-Participating Party, all well equipment in place as a result of that Non-Consent Operation and all Development Systems fabricated and installed as a result of that Non-Consent Operation and rights to future Hydrocarbon production from a Producible Reservoir discovered or extended by that Non-Consent Operation as described in Article 16.5.7 *(Hydrocarbon Recoupment From Production)* remain vested in the Participating Parties. Any salvage value in excess of Complete Recoupment will be credited to all Parties according to their Working Interest and without regard to their participation status.

16.6.2 Sidetracking or Deepening a Non-Consent Well

If a Non-Participating Party participates in a Sidetracking or Deepening as provided in Article 10.2.5 *(Participation in Sidetrack or Deepening by a Non-Participating Party in an Exploratory Well at Initial Objective Depth)*, Article 11.2.5 *(Participation in Sidetrack or Deepening by a Non-Participating Party in an Appraisal Well At Initial Objective Depth)* or Article 13.2.5 *(Participation in Sidetrack or Deepening by a Non-Participating Party in a Development Well at Initial Objective Depth)*, and if the Participating Parties have recouped the Cost of the original well down to its Objective Depth at the time the Sidetrack or Deepening is approved by Election, then the Non-Participating Party shall not be an Underinvested Party in the Sidetracking or Deepening of that well, and the Participating Parties in the original well shall achieve Complete

Recoupment under Article 16.5.7.1 *(Non-Consent Exploratory Operations, Non-Consent Appraisal Operations, and Non-Consent Development Operations That Discover or Extend a Producible Reservoir)* or Article 16.5.7.2 *(Non-Consent Development Operations in an Existing Producible Reservoir)*, whichever applies.

16.7 <u>Operations From a Subsequent Non-Consent Development System</u>

A Party who Elected not to participate in a subsequent Development System may participate in Development Operations from that subsequent Development System. If that Non-Participating Party participates in such a Development Operation, then the Non-Participating Party shall make to the Operator a lump sum payment of any remaining Hydrocarbon Recoupment and Underinvestment under Article 16 *(Non-Consent Operations)* for which it is still liable. The Operator shall then distribute to the Participating Parties in the subsequent Development System their Participating Interest Share of the payment. Upon that payment, the Non-Participating Party will become an owner and a Participating Party in the subsequent Development System.

16.8 <u>Allocation of Development System Costs to Non-Consent Operations</u>

In the event a well is drilled from or produced through a Production System or is produced through Facilities whose Participating Parties are different from the Participating Parties in that well or if the Participating Parties' Participating Interest Shares in that Production System or Facilities are different from their Participating Interest Shares in that well, the rights of the Participating Parties in that well and the Costs to use the Production System or Facilities for that well shall be determined as follows:

16.8.1 <u>Investment Charges</u>

(a) The Participating Parties in that well shall pay to the Operator a one-time slot usage fee for the use of a slot on the Production System equal to two percent (2%) of the Cost of the Production System. Within fifteen (15) days of its receipt of that fee, the Operator shall distribute to the Participating Parties in the Production System their Participating Interest Share of that payment. For purposes of calculating the slot usage fee, the total Cost of the Production System shall be reduced by 0.41667% per month, commencing on the date the Production System was

installed and continuing every month thereafter until the month actual drilling operations on that well is commenced; however, the total Cost of the Production System shall not be reduced by more than fifty percent (50%) of the total Production System's costs. The Cost of additions to the Production System shall be reduced in the same manner commencing the first month after the addition is installed.

If that well is abandoned, having never produced Hydrocarbons, the right of the Participating Parties in that well to use the Production System slot through which the well was drilled shall terminate unless those Parties commence drilling a substitute well for the abandoned well through the same slot within ninety (90) days of the abandonment. If that substitute well is abandoned, having never produced Hydrocarbons, the right of the Participating Parties in that well to use the Production System slot through which the well was drilled shall terminate.

The slot usage fee shall not apply to a slot deemed to be "surplus." A slot may be deemed surplus only by the unanimous agreement of the owners of the Production System.

(b) The Participating Parties in that well shall pay to the owners of the Facilities a sum equal to that portion of the total Cost of those Facilities that the throughput volume of the Non-Consent Operation bears to the total design throughput volume of the Facilities. Throughput volume shall be estimated by the Operator in barrels produced per day (with 1 barrel of oil equaling 5.8 mcf of gas), using an average daily volume of the first three months of Hydrocarbon production from the Non-Consent Operation. For purposes of calculating the Facilities Underinvestment, the total Cost of the Facilities, shall be reduced by 0.41667% per month, commencing from the date when the Facilities were installed and continuing every month thereafter until the first month during which production from the Non-Consent Operation commences, but the total Cost of the Facilities shall not be reduced more than fifty percent (50%) of the total Facilities' Cost. If a modification,

expansion, or addition to the Facilities is made after commencing first production and before connection of the Non-Consent Operation to the Facilities, the Facilities investment shall be reduced in the same manner described above, from the month in which the Facilities modification, expansion or addition is completed until the first month during which production from the Non-Consent Operation is commenced.

16.8.2 Payments

Payment of a usage fee shall not be deemed to be a purchase by the Underinvested Parties of an additional interest in the Production System or Facilities.

16.8.3 Operating and Maintenance Charges

The Participating Parties in a well drilled as a Non-Consent Operation shall-pay all Costs necessary to connect the well to the Production System. The expense of operating and maintaining the Facilities and the Production System shall be allocated equally among all active completions served. Subsea Production System operating and maintenance expenses shall be allocated equally among all active subsea well completions served by the Subsea Production system. Operating and Maintenance costs for the Facilities that handle or process production shall be allocated to each well in the proportion that the volume throughput of the well bears to the total volume throughput of all wells connected to the Facilities. Operating and maintenance expense for support facilities such as electrical systems and living quarters shall be allocated to each well based on usage.

16.9 Settlement of Underinvestments

Except as provided in Articles 16.9.1, an Underinvestment shall be settled through Disproportionate Spending with the Underinvested Party being responsible for and paying one hundred percent (100%) of the Overinvested Parties' share of the Costs (or if there are two or more Underinvested Parties, a proportion of those Costs based on each Party's Underinvestment) in subsequent activities or operations or AFEs under this Agreement in which that Underinvested Party and one or more Overinvested Parties participate until the amount of the Underinvestment is eliminated. However, an Underinvestment

under Article 13.3.1 *(Multiple Completion Alternatives Above and Below the Deepest Producible Reservoir)* shall be settled through Disproportionate Spending with the Underinvested Party being responsible for and paying one hundred percent (100%) of the Overinvested Parties' share of the Costs (or if there are two or more Underinvested Parties, a proportion of those Costs based on each Party's Underinvestment) in subsequent activities or operations or AFEs within the Contract Area in which one or more Overinvested Parties participate until the amount of the Underinvestment is eliminated.

16.9.1 Cash Settlement of Underinvestment

If the Parties do not plan or propose further activities or operations under this Agreement (for which Costs would be allocated to the elimination of an Underinvestment), the Underinvested Party shall pay the Overinvested Parties the remaining Underinvestment amount in cash under Exhibit "C." If Disproportionate Spending in the Contract Area does not eliminate an Underinvestment within two (2) years after the date the Underinvestment is incurred, or upon final accounting and settlement under this Agreement, or before the Underinvested Party withdraws from the Contract Area under Article 17 *(Withdrawal From Agreement)*, whichever comes first, the Underinvested Party shall pay the Overinvested Parties the remaining Underinvestment in cash under Article 17 *(Withdrawal From Agreement)* and Exhibit "C."

ARTICLE 17 – WITHDRAWAL FROM AGREEMENT

17.1 Right to Withdraw

Subject to this Article 17.1, any Party may withdraw from this Agreement (the "Withdrawing Party") by giving prior written notice to all other Parties stating its decision to withdraw ("the withdrawal notice"). The withdrawal notice shall specify an effective date of withdrawal that is at least thirty (30) days, but not more than ninety (90) days, after the date of the withdrawal notice. Within thirty (30) days of receipt of the withdrawal notice, the other Parties may join in the withdrawal by giving written notice of that fact to the Operator ("written notice to join in the withdrawal") and upon giving written notice to join in the withdrawal are "Other Withdrawing Parties." The withdrawal notice and the written notice to join in the withdrawal are unconditional and irrevocable offers by the Withdrawing

Party and the Other Withdrawing Parties to convey to the Parties who do not join in the withdrawal ("the Remaining Parties") the Withdrawing Party's and the Other Withdrawing Parties' entire Working Interest in all of the Leases, Hydrocarbon production, and other property and equipment owned under this Agreement.

17.2 <u>Response to Withdrawal Notice</u>

Failure to respond to a withdrawal notice is deemed a decision not to join in the withdrawal.

17.2.1 <u>Unanimous Withdrawal</u>

If all the other Parties join in the withdrawal,

(a) no assignment of Working Interests shall take place;

(b) no further operations may be conducted under this Agreement unless agreed to by all Parties;

(c) the Parties shall abandon all activities and operations within the Contract Area and relinquish all of their Working Interests to the MMS within ninety (90) days of the conclusion of the thirty (30) day joining period; and

(d) notwithstanding anything to the contrary in Article 18 *(Abandonment and Salvage)*, the Operator shall:

(i) furnish all Parties a detailed abandonment plan, if applicable, and a detailed cost estimate for the abandonment within sixty (60) days after the conclusion of the thirty (30) day joining period; and

(ii) cease operations and begin to permanently plug and abandon all wells and remove all Production Systems and Facilities in accordance with the abandonment plan.

17.2.2 <u>No Additional Withdrawing Parties</u>

If none of the other Parties join in the withdrawal, then the Remaining Parties must accept an assignment of their Participating Interest Share of the Withdrawing Party's Working Interest.

17.2.3 **Acceptance of the Withdrawing Parties' Interests**

If one or more but not all of the other Parties join in the withdrawal and become Other Withdrawing Parties, then within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) of the conclusion of the thirty (30) day joining period, each of the Remaining Parties shall submit to the Operator a written rejection or acceptance of its Participating Interest Share of the Withdrawing Party's and Other Withdrawing Parties' Working Interest. Failure to make that written rejection or acceptance shall be deemed a written acceptance. If the Remaining Parties are unable to select a successor Operator, if applicable, or if a Remaining Party submits a written rejection and the other Remaining Parties do not agree to accept one hundred percent (100%) of the Withdrawing Party's and Other Withdrawing Parties' Working Interest within thirty_ (30) days of the conclusion of the forty-eight (48) hour period to submit a written rejection or acceptance, the Remaining Parties will be deemed to have joined in the withdrawal, and Article 17.2.1 *(Unanimous Withdrawal)* will apply.

17.2.4 **Effects of Withdrawal**

Except as otherwise provided in this Agreement, after giving a withdrawal notice or a written notice to join in the withdrawal, the Withdrawing Party and Other Withdrawing Parties are not entitled to approve or participate in any activity or operation in the Contract Area, other than those activities or operations for which they retain a financial responsibility. The Withdrawing Party and Other Withdrawing Parties shall take all necessary steps to accomplish their withdrawal by the effective date referred to in Article 17.1 *(Right to Withdraw)* and shall execute and deliver to the Remaining Parties all necessary instruments to assign their Working Interest to the Remaining Parties. A Withdrawing Party and Other Withdrawing Parties shall bear all expenses associated with their withdrawal and the transfer of their Working Interest.

17.3 **Limitation Upon and Conditions of Withdrawal**

17.3.1 **Prior Expenses**

The Withdrawing Party and Other Withdrawing Parties remain liable for their remaining Underinvestments and their Participating Interest Share

of the Costs of activities, operations, rentals, royalties, taxes, damages, or other liability or expense accruing or relating to operations (i) conducted before the effective date of the withdrawal, (ii) approved by the Withdrawing Party and Other Withdrawing Parties before the effective date of the withdrawal, or (iii) commenced by the Operator under one of its discretionary powers under this Agreement before the effective date of the withdrawal. Before the effective date of the withdrawal, the Operator shall render a statement to the Withdrawing Party and Other Withdrawing Parties for (1) their respective shares of all identifiable Costs under this Article 17.3.1 and (2) their respective Participating Interest Shares of the estimated current Costs of plugging and abandoning all wells and removing all Production Systems, Facilities, and other materiel and equipment serving the Contract Area, less their respective Participating Interest Shares of the estimated salvage value of the assets at the time of abandonment, as approved by Vote. This statement of expenses, Costs, and salvage value shall be prepared by the Operator under Exhibit "C." Before withdrawing, the Withdrawing Party and Other Withdrawing Parties shall either pay the Operator, for the benefit of the Remaining Parties, the amounts allocated to them in the statement or provide security satisfactory to the Remaining Parties for all obligations and liabilities they have incurred and all obligations and liabilities attributable to them before the effective date of the withdrawal. All liens, charges, and other encumbrances which the Withdrawing Party and Other Withdrawing Parties placed (or caused to be placed) on their Working Interest shall be fully satisfied or released prior to the effective date of its withdrawal (unless the Remaining Parties are willing to accept the Working Interest subject to those liens, charges, and other encumbrances).

17.3.2 <u>Confidentiality</u>

The Withdrawing Party and Other Withdrawing Parties will continue to be bound by the confidentiality provisions of Article 7 *(Confidentiality of Data)* after the effective date of the withdrawal but will have no further access to technical information relating to activities or operations under this Agreement. The Withdrawing Party and Other Withdrawing Parties are not required to return to the Remaining Parties Confidential Data acquired prior to the effective date of the withdrawal.

17.3.3 Emergencies and Force Majeure

No Party may withdraw during a Force Majeure or emergency that poses a threat to life, safety, property or the environment but may withdraw from this Agreement after termination of the Force Majeure or emergency. The Withdrawing Party and Other Withdrawing Parties remain liable for their share of all Costs and liabilities arising from the Force Majeure or emergency, including but not limited to the drilling of relief wells, containment and cleanup of oil spills and pollution, and all Costs of debris removal made necessary by the Force Majeure or emergency.

ARTICLE 18 – ABANDONMENT AND SALVAGE

18.1 Abandonment of Wells

Any Participating Party may propose the permanent plugging and abandonment of a well that has produced Hydrocarbons (other than as a result of Production Testing) by notifying the other Participating Parties. Any Participating Party that fails to respond within the applicable response period shall be deemed to have approved the permanent plugging and abandonment of the well. If the permanent plugging and abandonment proposal is unanimously agreed to by the Participating Parties in that well, the well shall be permanently plugged and abandoned under the applicable regulations at the Cost and risk of the Participating Parties. If the Participating Parties do not unanimously agree to permanently plug and abandon the well, the Operator shall prepare an estimate of the Costs of the permanent plugging and abandonment of the well less the estimated salvage value of the well, as determined under Exhibit "C," and the Participating Party desiring to permanently plug and abandon the well shall pay the Operator, for the benefit of the non-abandoning Participating Parties, its share of that estimate within thirty (30) days of its receipt of the estimate. If an abandoning Participating Party's respective share of the estimated salvage value is greater than its share of the estimated Costs of the permanent plugging and abandonment, the Operator, on behalf of the non-abandoning Participating Parties, shall pay to the abandoning Participating Party a sum equal to the deficiency within thirty (30) days of the abandoning Participating Party's receipt of the estimate. Each Participating Party desiring to abandon a well shall assign to each non-abandoning Participating Party in that well a portion of its Working

Interest in that well and the equipment therein and the Hydrocarbon production therefrom equal to the non-abandoning Party's Participating Interests in that well divided by the entire Participating Interests of the non-abandoning Parties in that well. That assignment shall be effective as of the date of the abandoning Party's response to the well abandonment proposal. The abandoning Party shall be relieved from further liability for that well, except liability for payments under this Article 18.1.

18.2 <u>Abandonment of Facilities and Production Systems</u>

Any Participating Party in a Production System or Facility may propose the abandonment and disposition of that equipment. If that proposal is unanimously agreed to by the Participating Parties, the Operator shall abandon and dispose of that equipment at the Cost and risk of the Participating Parties. If a Participating Party fails to respond within the applicable response period, that Participating Party shall be deemed to have approved the abandonment and disposal of the Production System or Facilities. If all Participating Parties do not approve abandoning and disposing of the Production System or Facilities, the Operator shall prepare an estimate of the Costs of abandonment, removal, site clearance, and disposition of the Production System or Facilities, less the estimated salvage value of the Production System or Facilities, as determined under Exhibit "C," and the Participating Party desiring to abandon and dispose of the Production System or Facilities shall pay the Operator, for the benefit of the non-abandoning Participating Parties, its share of that estimate within thirty (30) days of its receipt of the estimate. If an abandoning Participating Party's respective share of the estimated salvage value is greater than its share of the estimated costs, the Operator, on behalf of the non-abandoning Participating Parties, shall pay to the abandoning Participating Party a sum equal to the surplus within thirty (30) days of the abandoning Participating Party 's receipt of the estimate. Each Participating Party desiring to abandon a Production System or Facilities shall assign to each non-abandoning Participating Party in that Production System or those Facilities a portion of its Working Interest in that Production System or those Facilities equal to the non-abandoning Party's Participating Interests in that Production System or those Facilities divided by the entire Participating Interests of the non-abandoning Parties in that Production System or those Facilities. That assignment shall be effective as of the date of the abandoning Party's response to the Production System or Facilities abandonment proposal. The abandoning Party shall be relieved from further

liability for that Production System or those Facilities, except liability for payments under this Article 18.1.

18.3 Disposal of Surplus Materiel

The Operator may classify materiel acquired under this Agreement as surplus when the Operator deems it is no longer needed in present or foreseeable activities or operations. The Operator shall determine the value and Cost of disposing of the materiel under Exhibit "C." If the materiel is classified as junk or if the value, less the Cost of disposal, is less than or equal to One Hundred Thousand Dollars ($100,000.00), the Operator may dispose of the surplus materiel in a manner it deems appropriate. If the value, less the Cost of disposal of the surplus materiel, is greater than One Hundred Thousand Dollars ($100,000.00), the Operator shall give written notice thereof to the Parties owning the materiel, and the surplus materiel shall be disposed of in accordance with the method of disposal approved by the Parties owning the materiel. Proceeds from the sale or transfer of surplus materiel shall be promptly credited to each Party in proportion to its ownership of the materiel at the time of the retirement or disposition of the materiel.

18.4 Abandonment Operations Required by Governmental Authority

The Operator shall conduct the abandonment and removal of any well, Production System or Facilities required by a governmental authority, and the Costs, risks, and net proceeds of that abandonment and removal will be shared by the Participating Parties in that well, Production System or Facilities according to their Participating Interest Share.

ARTICLE 19 – RENTALS, ROYALTIES, AND MINIMUM ROYALTIES

19.1 Burdens on Hydrocarbon Production

Other than the overriding royalty interests listed on Exhibit "A" hereto, if a Party has previously created or hereafter creates an overriding royalty, production payment, carried or reversionary working interest, net profits interest, mortgage, lien, security interest or other type of burden on Hydrocarbon production other than the lessor's royalty stipulated in a Lease (a "Lease Burden"), the Party creating the Lease Burden shall assume and bear all liabilities and obligations of the Lease Burden regardless of that Party's participation status and

notwithstanding an assignment under this Agreement of all or part of that Party's Working Interest to another party. The Party creating the Lease Burden shall indemnify, release, defend, and hold all other Parties harmless from all claims and demands for payment asserted by the owners of the Lease Burden.

19.1.1 Subsequently Created Lease Burdens

Notwithstanding any contrary provision of this Agreement, other than the overriding royalty interest listed on Exhibit "A" hereto, if a Party, after executing this Agreement, creates a Lease Burden, that Lease Burden shall be made specifically subject to this Agreement. If the Party owning the Working Interest from which a Lease Burden is created (a) fails to pay when due its share of Costs, (b) withdraws from this Agreement, or (c) Elects to abandon a well under Article 18.1 *(Abandonment of Wells)*, then the beneficiary of the Lease Burden will be chargeable with Costs equal to its fractional interest in gross production and the security rights created in Exhibit "F" will be applicable against that Lease Burden. The Operator has the right to enforce the security rights (and all other rights granted under this Agreement) against the beneficiary of a Lease Burden for the purpose of collecting Costs chargeable to the Lease Burden. The rights of the beneficiary of a Lease Burden are subordinate to the rights of the Parties granted by Exhibit "F."

19.2 Payment of Rentals and Royalties

The Operator shall make all rental payments for the Leases on behalf of the Parties. The Operator shall use reasonable care to make proper and timely payment of the rental payments, all minimum royalties, and all other similar payments accruing under the Leases. Upon receipt of proper evidence of those payments and the Operator's invoice for its proportionate share of those payments, each Non-Operating Party shall reimburse the Operator for the Non-Operating Party's Working Interest share of those payments. In the event Operator fails to make proper payment of a rental, minimum royalty or other similar payment accruing under a Lease through mistake or oversight where that payment is required to continue that Lease in force and effect, the Operator will not be liable to the other Parties for any resulting damages or any loss that results from the non-payment, unless that non-payment is due to the Gross Negligence or Willful Misconduct of the Operator. The loss of a Lease or interest

therein that results from the Operator's failure to pay, or the Operator's erroneous payment of, a rental, minimum royalty, or other similar payments is a joint loss, and there will be no readjustment of Working Interests as a consequence thereof. For production delivered in-kind by the Operator to a Non-Operating Party or to a third party for the account of a Non-Operating Party, the Non-Operating Party shall provide the Operator with information about the proceeds or value of the production in order for the Operator to make payments of all minimum royalties due.

19.2.1 Non-Participation in Payments

If a Party notifies the other Parties, in writing at least sixty (60) days before the date the payment is due of its intention not to pay its share of a rental, minimum royalty, or other similar payment, that Party shall be deemed to have given a withdrawal notice under Article 17 *(Withdrawal From Agreement)*, and must withdraw from the entire Contract Area, not just the Lease on which the payment is due. Upon this occurrence, the Operator shall make the payment solely for the benefit of the Remaining Parties, as defined in Article 17 *(Withdrawal From Agreement)*, and the Remaining Parties shall reimburse the Operator for their respective shares of the payment, based on the procedures in Article 17.2 *(Response to Withdrawal Notice)*.

19.2.2 Royalty Payments

Each Party shall pay or cause to be paid all royalty and other amounts payable which are based on its share of Hydrocarbon production. When the Participating Parties are recouping their Costs from a Non-Consent Operation and an applicable premium under Article 16.5 (*Percentage Hydrocarbon Recoupment for Non-Consent Operations*), each of the Participating Parties shall pay or cause to be paid the Lease royalty on the portion of the Hydrocarbon Recoupment to which it is entitled.

ARTICLE 20 – TAXES

20.1 Internal Revenue Provision

Notwithstanding any provision in this Agreement to the effect that the rights and liabilities of the Parties are several, not joint or collective, and that this Agreement and the activities and operations under this Agreement do not constitute a partnership under state law, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, and similar provisions of applicable state laws. The tax partnership shall be governed by Exhibit "J."

20.2 Other Taxes and Assessments

The Operator shall file all tax returns and reports required by law and pay all applicable taxes [other than income or other taxes provided in Article 20.2.2 *(Production and Severance Taxes)*] and assessments levied with respect to activities and operations conducted under this Agreement. The Parties shall promptly furnish the Operator with copies of all notices, assessments, and statements received pertaining to taxes to be paid by the Operator. The Operator will charge each Party its Working Interest share of all taxes and assessments paid [other than income or other taxes provided in Article 20.2.2 *(Production and Severance Taxes)*] and, upon written request from a Non-Operating Party, provide copies of all tax returns, reports, tax statements, and receipts for the taxes. The Operator shall not allow any taxes to become delinquent unless unanimously agreed to by the Parties.

20.2.1 Property Taxes

The Operator shall render for ad valorem property tax purposes all personal property and/or real property covered by this Agreement as may be subject to that taxation and shall pay those property taxes for the benefit of each Party. The Operator shall timely and diligently protest a valuation of the Leases for tax purposes it deems unreasonable. Pending final determination of the valuation of the Leases for tax purposes, unless unanimously agreed to by the Parties to the contrary under Article 20.2 *(Other Taxes and Assessments)*, the Operator shall, on or before the due date, pay under protest taxes on the Leases at the assessed value of the Leases. If upon final determination, additional taxes are due or if interest or a penalty has accrued as a result of the protest, the Operator shall pay the taxes, interest, and penalty and shall charge each Party its Working Interest share of the taxes, interest, and penalty under Exhibit "C."

20.2.2 Production and Severance Taxes

Each Party shall pay, or cause to be paid, all production, excise, severance, and other similar taxes due on its share of Hydrocarbon production. Each Party shall upon a written request from the Operator, provide evidence that those taxes have been paid.

ARTICLE 21 – INSURANCE AND BONDS

21.1 Insurance

The Operator shall provide and maintain the insurance coverage specified in Exhibit "B" and charge those Costs to the Joint Account. No other insurance shall be carried for the benefit of the Parties under this Agreement unless otherwise agreed by the Parties.

21.2 Bonds

Operator shall obtain and maintain all bonds or financial guarantees required by an applicable law, regulation or rule. The Costs of those bonds or financial guarantees acquired exclusively for the conduct of activities and operations under this Agreement shall be charged to the Joint Account, including an amount equivalent to the reasonable cost of that bond or financial guarantee if Operator provides that bond or guarantee itself and does not engage a third party to do so. Operator shall require all contractors to obtain and maintain all bonds required by an applicable law, regulation or rule.

ARTICLE 22 – LIABILITY, CLAIMS, AND LAWSUITS

22.1 Individual Obligations

The obligations, duties, and liabilities of the Parties under this Agreement are several and not joint or collective; and, except as otherwise provided in Article 20 *(Taxes)*, nothing in this Agreement shall be construed to create a partnership, joint venture, association, or other form of business entity recognizable in law for any purpose. In their relations with each other under this Agreement, the Parties are not fiduciaries, but rather are free to act at arm's length in accordance with their own respective interests.

22.2 Notice of Claim or Lawsuit

If, on account of a matter involving activities or operations under this Agreement, or affecting the Leases or the Contract Area, a claim is made against a Party, or if a party outside of this Agreement files a lawsuit against a Party, or if a Party files a lawsuit, or if a Party receives notice of a material administrative or judicial hearing or other proceeding, that Party shall give written notice of the claim, lawsuit, hearing, or proceeding ("Claim") to the other Parties as soon as reasonably practicable.

22.3 Settlements

The Operator may settle a Claim, or multiple Claims arising out of the same incident, involving activities or operations under this Agreement or affecting the Leases or the Contract Area, if the aggregate expenditure does not exceed One Hundred Fifty Thousand ($150,000.00) and if the payment is in complete settlement of these Claims. If the amount required for settlement exceeds this amount, the Parties shall determine the further handling of the Claims under Article 22.4 (*Defense of Claims and Lawsuits*).

22.4 Defense of Claims and Lawsuits

The Operator shall supervise the handling, conduct, and prosecution of all Claims involving activities or operations under this Agreement or affecting the Leases or the Contract Area. Claims may be settled in excess of the amount specified in Article 22.3 (*Settlements*) if the settlement is approved by Vote of the Participating Parties in the activity or operation out of which the Claim arose, but a Party may independently settle a Claim or the portion of a Claim which is attributable to its Participating Interest Share alone as long as that settlement does not directly adversely affect the interest or rights of the other Participating Parties. No charge shall be made for services performed by the staff attorneys of a Party, but all other expenses incurred by the Operator in the prosecution or defense of Claims for the Parties, together with the amount paid to discharge a final judgment, are Costs and shall be paid by the Parties in proportion to their Participating Interest Share in the activity or operation out of which the Claim arose. The employment of outside counsel, but not the selection of that counsel, requires approval by Vote of the Participating Parties in the activity or operation out of which the Claim arose. If the use of outside counsel is approved, the fees and expenses incurred as a result thereof shall be charged to the Parties in proportion to their Participating Interest Share in the activity or operation out of

which that Claim arose. Each Party has the right to hire its own outside counsel at its sole cost with respect to its own defense.

22.5 Liability for Damages

Unless specifically provided otherwise in this Agreement, liability for losses, damages, Costs, expenses or Claims involving activities or operations under this Agreement or affecting the Leases or the Contract Area which are not covered by or in excess of the insurance carried for the Joint Account shall be borne by each Party in proportion to its Participating Interest Share in the activity or operation out of which that liability arises, except that when liability results from the Gross Negligence or Willful Misconduct of a Party, that Party shall be solely responsible for liability resulting from its Gross Negligence or Willful Misconduct.

22.6 Indemnification for Non-Consent Operations

To the extent allowed by law, the Participating Parties will hold the Non-Participating Parties (and their Affiliates, agents, insurers, directors, officers, and employees) harmless and release, defend, and indemnity them against all claims, demands, liabilities, regulatory decrees, and liens for environmental pollution and property damage or personal injury, including sickness and death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by a Non-Participating Party as an incident thereof, except where that loss or cost results from the sole, concurrent, or joint negligence, fault or strict liability of that Non-Participating Party, in which case each Party shall pay or contribute to the settlement or satisfaction of judgment in the proportion that its negligence, fault or strict liability caused or contributed to the incident. If an indemnity in this Agreement is determined to violate law or public policy, that indemnity shall then be enforceable only to the maximum extent allowed by law.

22.7 Damage to Reservoir, Loss of Reserves, and Loss of Profits

Notwithstanding any contrary provision of this Agreement, no Party is liable to any other Party for damage to a reservoir, loss of Hydrocarbons, loss of profits, or other consequential damages, damages for business interruption, or punitive damages, except if that damage or loss arises from a Party's Gross Negligence or Willful Misconduct, nor does a Party indemnify any other Party for that damage or loss.

22.8 Non-Essential Personnel

A Non-Operating Party that requests transportation or access to a drilling rig, Production System, vessel, or other facility used for activities or operations under this Agreement shall hold the other Parties harmless and shall release, defend, and indemnify them against (i) all claims, demands, and liabilities for property damage and (ii) all claims, demands, and liabilities for any loss or cost suffered by a Party as an incident thereof, including, but not limited to, sickness and death, caused by or otherwise arising out of that transportation or access, or both, except if that loss or cost results from the Gross Negligence or Willful Misconduct of the Party so indemnified and protected.

22.9 Dispute Resolution Procedure

Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement or an activity or operation conducted under this Agreement shall be resolved under the Dispute Resolution Procedure in Exhibit "H" to this Agreement.

ARTICLE 23 – CONTRIBUTIONS

23.1 Contributions from Third Parties

A "Contribution" means a bottom hole cash contribution, dry hole cash contribution or acreage contribution from third parties as consideration for data from wells or well operations on the Contract Area. This Article 23 does not apply to the following:

(a) Trades of Confidential Data for other similar geophysical, geological, geochemical, drilling or engineering data from third parties. Those trades of Confidential Data are subject to Article 7.2.1 *(Trades of Confidential Data)*.

(b) Contributions received as consideration for entering into a contract for the sale of Hydrocarbon production, as proceeds of loans, or as proceeds of other financial arrangements.

(c) A farmout of all or a portion of a Party's Working Interest, which is subject to Article 24 *(Transfer of Interest and Preferential Right to Purchase)*.

23.2 Methods of Obtaining Contributions

The Operator shall negotiate all Contributions on behalf of the Participating Parties in the well or well operation. A Contribution may be obtained in the following ways:

(a) Any Participating Party in a well or well operation may propose that the Participating Parties in that well or well operation seek a Contribution from a third party towards that well or well operation.

(b) If a Participating Party in a well or well operation receives a Contribution offer for that well or well operation from a third party, that Party shall notify all other Participating Parties in that well or well operation of the terms of that offer within five (5) days of its receipt of that offer.

23.3 Counteroffers

If a third party makes a Contribution counteroffer to the Participating Parties' Contribution offer, or if a Participating Party proposes to make a Contribution counteroffer to a third party Contribution offer, the Operator shall submit the Contribution counteroffer to the other Participating Parties.

23.4 Approval of Contributions

A Contribution proposal, a Contribution counteroffer to a third party Contribution offer, an acceptance of a Contribution offer from a third party or a Contribution counteroffer from a third party require the unanimous agreement of the Participating Parties in the well or well operation affected by the Contribution. Within thirty_(30) days of their receipt of a notice of a Contribution proposal, Contribution offer or Contribution counteroffer, those Participating Parties shall respond to the Operator.

23.5 Cash Contributions

If a bottom hole or dry hole cash Contribution is offered and accepted, that cash Contribution shall be paid to the Operator, and the Operator shall credit the amount of the cash Contribution against the Costs of that well or well operation to each Participating Party in proportion to its Participating Interest Share.

23.6 Acreage Contributions

Any acreage Contribution, which is offered and accepted under this Article 23 *(Contributions)*, shall be conveyed to the Participating Parties in the well or well

operation in proportion to their Participating Interest Share therein. The leases or portions of leases included in the acreage Contribution shall not be added to Exhibit "A" or included in the Contract Area.

23.6.1 Two or More Parties Own 100% of the Acreage Contribution

If two or more Parties participate in the acreage Contribution and the conveyances to effectuate it, and if, after the conveyances are approved by the MMS, those Parties own one hundred percent (100%) of the ownership interest in the contributed acreage, then (a) the contributed acreage shall be deemed to be governed by an operating agreement incorporating identical provisions as the provisions in this Agreement, except to the extent they are clearly inappropriate, (b) the execution of the operating agreement by the Parties participating in the acreage Contribution shall be considered a mere formality only, (c) the designated operator shall promptly prepare the operating agreement, and (d) the Parties participating in the acreage Contribution shall promptly execute the operating agreement once it is prepared.

23.6.2 Two or More Parties Own Less Than 100% of the Acreage Contribution

If two or more Parties participate in the acreage Contribution and the conveyances to effectuate it, and if, after the conveyances are approved by the MMS, those Parties own less than one hundred percent (100%) of the ownership interest in the contributed acreage, then those Parties shall use reasonable efforts to negotiate and execute with the other working interest owners in the contributed acreage an operating agreement covering the contributed acreage, which is as close in form to this Agreement as possible.

ARTICLE 24 – TRANSFER OF INTEREST AND PREFERENTIAL RIGHT TO PURCHASE

24.1 Transfer of Interest

Except as provided in 24.1.1, a Transfer of Interest shall be preceded by written notice to the Operator and the other Parties ("the transfer notice"). Any Transfer of Interest shall be made to a party financially capable of assuming the

corresponding obligations under this Agreement. No Transfer of Interest shall release a Party from its obligations and liabilities under this Agreement, and the security rights under Article 6.3 *(Security Rights)* shall continue to burden the Working Interest transferred and to secure the payment of those obligations and liabilities.

24.1.1 Exceptions to Transfer Notice

Notwithstanding any contrary provision of this Agreement, the transfer notice is not required when a Party proposes to mortgage, pledge, hypothecate or grant a security interest in all or a portion of its Working Interest (including Assignments of Hydrocarbon production executed as further security for the debt secured by that security device), any Production Systems, Facilities or equipment. However, an encumbrance arising from the financing transaction shall be expressly made subject and subordinated to this Agreement.

24.1.2 Effective Date of Transfer of Interest

The effective date of a Transfer of Interest shall be at least sixty (60) days, but not more than one hundred eighty (180) days, after the date of the transfer notice. No Transfer of Interest, other than those provided in Article 17.1 (*Right of Withdrawal*) and Article 24.1.1 *(Exceptions to Prior Written Notice)*, is binding upon the Parties unless and until (i) the assignor or assignee provides all remaining Parties with a photocopy of a fully executed Transfer of Interest and an executed MMS Form 1123, "Designation of Operator," and (ii) evidence of receipt of all necessary approvals by the MMS. The Parties shall promptly undertake all reasonable actions necessary to secure those approvals and shall execute and deliver all documents necessary to effectuate that Transfer of Interest. All costs attributable to a Transfer of Interest are the sole obligation of the assigning Party.

24.1.3 Minimum Transfer of Interest

Except as otherwise provided in this Agreement, a Transfer of Interest shall cover an undivided Working Interest in the entire Contract Area. Prior to the Fabrication AFE Election on the initial Development System, no Transfer of Interest shall be made that is not at least an

undivided fifteen percent (15%) Working Interest in the entire Contract Area unless unanimous agreement of the Parties is obtained.

24.1.4 Form of Transfer of Interest

Any Transfer of Interest shall incorporate provisions that the Transfer of Interest is subordinate to and made expressly subject to this Agreement and provide for the assumption by the assignee of the performance of all of the assigning Party's obligations under this Agreement. Any Transfer of Interest not in compliance with this provision is voidable by the non-assigning Parties.

24.1.5 Warranty

Any Transfer of Interest, vesting or relinquishment of Working Interest between the Parties under this Agreement shall be made without warranty of title.

24.2 Preferential Right to Purchase

Any Transfer of Interest shall be subject to the following provisions:

24.2.1 Notice of Proposed Transfer of Interest

The transfer notice shall provide full information about the proposed Transfer of Interest, including, but not limited to, the name and address of the prospective assignee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the full consideration for the Transfer of Interest, and all other terms of the offer.

In the case of a package sale of oil and gas interests that includes all or part of the assigning Party's Working Interest, the Working Interest that is subject to the Transfer of Interest shall be separately valued and the transfer notice shall state the monetary value attributed to the Working Interest by that prospective assignee. Article 24.2 *(Preferential Right to Purchase)* shall apply only to the Working Interest that is subject to the Transfer of Interest.

24.2.2 Exercise of Preferential Right to Purchase

Within thirty (30) days from receipt of the transfer notice, each non-assigning Party may exercise its preferential right to purchase its

Participating Interest Share of the Working Interest offered (on the same terms and conditions, or on equivalent terms for a non-cash transaction as stated in the notice) without reservations or conditions by written notice of that fact to all of the Parties. If a non-assigning Party does not exercise its preferential right to purchase its Participating Interest Share of the Working Interest offered and the non-assigning Parties, who wish to exercise there preferential right to purchase, do not agree to pay the full consideration for the Transfer of Interest and accept all of the other terms of the third party offer within thirty (30) days of the thirty (30) period in which the non-assigning Parties may exercise their preferential right to purchase, the assigning Party shall be free to complete the proposed conveyance on the terms disclosed in the notice. If the other non-assigning Parties agree to pay the full consideration for the Transfer of Interest and accept all of the other terms of the third party offer, the assigning Party shall transfer the Working Interest to the non-assigning Parties who exercised their preferential right to purchase under this Article 24 *(Transfer of Interest and Preferential Right to Purchase)*. The Transfer of Interest shall be concluded within a reasonable time, but no later sixty (60) days after the applicable period in which the non-assigning Parties may exercise their preferential right to purchase.

24.2.3 <u>Transfer of Interest Not Affected by the Preferential Right to Purchase</u>

Article 24.2 *(Preferential Right to Purchase)* shall not apply when a Party proposes to:

(a) mortgage, pledge, hypothecate or grant a security interest in all or a portion of its Working Interest (including assignments of Hydrocarbon production executed as further security for the debt secured by that security device), or

(b) grant an overriding royalty, a net profits interest, or a production payment

(c) dispose of its Working Interest by:

(i) merger, reorganization, or consolidation;

(ii) a Transfer of Interest of substantially all of a Party's exploration and production properties in the Gulf of Mexico; or

(iii) a Transfer of Interest to an Affiliate, provided that there is included in the Transfer of Interest a provision that if for any reason the assignee ceases to be an Affiliate of the Transferring Party within one (1) year after Transfer of Interest, those rights shall be immediately reassigned to the original Party before the assignee ceases to be an Affiliate, and that all rights of the assignee in the Contract Area shall terminate if the re-assignment does not take place.

24.2.4 Completion of Transfer of Interest

If the proposed Transfer of Interest is not executed and filed of record with the MMS within four (4) months after receipt of the transfer notice by the non-assigning Parties, or if the terms of the proposed Transfer of Interest conveyance are materially altered, the proposed Transfer of Interest shall be deemed withdrawn, and the Working Interest included in the proposed Transfer of Interest shall again be governed by this Article 24.2 (*Preferential Right to Purchase*).

ARTICLE 25 – FORCE MAJEURE

25.1 Force Majeure

If a Party is unable, wholly or in part because of a Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, that Party shall give the other Parties prompt written notice of the Force Majeure with full particulars about it. Effective upon the date notice is given, the obligations of the Party, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure. Time is of the essence in the performance of this Agreement, and every reasonable effort will be made by the Party to avoid delay or suspension of any work or acts to be performed under this Agreement. The

requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.

ARTICLE 26 – ADMINISTRATIVE PROVISIONS

26.1 Term

This Agreement shall remain in effect so long as a Lease remains in effect and thereafter until (a) all wells have been abandoned and plugged or turned over to the Parties owning an interest in the Lease on which the wells are located; (b) all Production Systems, Facilities, and equipment have been disposed by the Operator in accordance Article 18 (*Abandonment and Salvage*); (c) all Claims as defined in Article 22 (*Liability, Claims, and Lawsuits*) have been settled or otherwise disposed of; and (d) there has been a final accounting and settlement. In accordance with Article 4.5 (*Selection of Successor Operator*), this Agreement will also terminate if no Party is willing to become Operator, effective after all conditions in clauses (a) through (d) above have been completed. Termination of this Agreement shall not relieve a Party of a liability or obligation accrued or incurred before termination and is without prejudice to all continuing confidentiality obligations or other obligations in this Agreement.

26.2 Waiver

A term, provision, covenant, representation, warranty, or condition of this Agreement may be waived only by written instrument executed by the Party waiving compliance. The failure or delay of a Party in the enforcement or exercise of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Time is of the essence in the performance of this Agreement and all time limits shall be strictly construed and enforced.

26.3 Waiver of Right to Partition

Each Party waives the right to bring an action for partition of its interest in the Contract Area, Production System, Facilities, and equipment held under this Agreement, and covenants that during the existence of this Agreement it shall not resort at any time to an action at law or in equity to partition any or all of the Leases and lands or personal property subject to this Agreement.

26.4 Compliance With Laws and Regulations

This Agreement, and all activities or operations conducted by the Parties under this Agreement, are expressly subject to, and shall comply with, all laws, orders, rules, and regulations of all federal, state, and local governmental authorities having jurisdiction over the Contract Area.

26.4.1 Applicable Law

THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER FEDERAL LAWS AND LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REFER THE MATTER TO THE LAWS OF ANOTHER JURISDICTION.

26.4.2 Severance of Invalid Provisions

If, for any reason and for so long as, a clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under a present or future law (or interpretation thereof), the remainder of this Agreement will not be affected by that illegality or invalidity. An illegal or invalid provision will be deemed severed from this Agreement, as if this Agreement had been executed without the illegal or invalid provision. The surviving provisions of this Agreement will remain in full force and effect unless the removal of the illegal or invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void.

26.4.3 Fair and Equal Employment

Each of the Parties is an Equal Opportunity Employer, and the equal opportunity provisions of 30 CFR 270 and 41 CFR 60-1 are incorporated in this Agreement by reference. The affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60-250) and the affirmative action clauses concerning employment of the handicapped (41 CFR 60-741) are also incorporated in this Agreement by reference. In performing work under this Agreement, the Parties shall comply with (and the Operator shall

require each independent contractor to comply with) the governmental requirements in Exhibit "E" that pertain to non-segregated facilities.

26.5 Construction and Interpretation of this Agreement

26.5.1 Headings for Convenience

Except for the definition headings in Article 2 *(Definitions)*, all the table of contents, captions, numbering sequences, and paragraph headings in this Agreement are inserted for convenience only and do not define, expand or limit the scope, meaning, or intent of this Agreement.

26.5.2 Article References

Except as otherwise provided in this Agreement, each reference to an article of this Agreement includes all of the referenced article and its sub-articles.

26.5.3 Gender and Number

The use of pronouns in whatever gender or number is a proper reference to the Parties to this Agreement though the Parties may be individuals, business entities, or groups thereof. Reference in this Agreement to the singular of a noun or pronoun includes the plural and vice versa.

26.5.4 Joint Preparation

This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties and shall not be construed for or against one Party or the other as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

26.5.5 Integrated Agreement

This Agreement contains the final and entire agreement of the Parties for the matters covered by this Agreement and, as such, supersedes all prior written or oral communications and agreements. This Agreement may not be modified or changed except by written amendment signed by the Parties.

26.5.6 Binding Effect

To the extent it is assignable, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, and shall constitute a covenant running with the land comprising the Contract Area. This Agreement does not benefit or create any rights in a person or entity that is not a Party to this Agreement.

26.5.7 Further Assurances

Each Party will take all actions necessary and will sign all documents necessary to implement this Agreement. Except as otherwise provided in this Agreement, within (30) days after their receipt of a valid written request for those documents from a Party, all other Parties shall prepare and execute the documents.

26.5.8 Counterpart Execution

This Agreement may be executed by signing the original or a counterpart. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all Parties had signed the same agreement. No Party shall be bound to this Agreement until all Parties have executed a counterpart or the original of this Agreement. This Agreement may also be ratified by a separate instrument that refers to this Agreement and adopts by reference all provisions of this Agreement. A ratification shall have the same effect as an execution of this Agreement.

26.6 Restricted Bidding

If more than one Party is ever on the list of restricted joint bidders for OCS lease sales, as issued by the MMS under 30 CFR 256.44, the Parties shall comply with all statutes and regulations regarding restricted joint bidders on the OCS.

IN WITNESS WHEREOF, each Party, through its duly authorized agent or representative, has executed this Agreement effective as of the date first written above.

LLOG EXPLORATION OFFSHORE, INC.

BY: Michael Aertobel

TITLE: LAND MANAGER - GOM DEEPWATER

RIDGEWOOD ENERGY CORPORATION

BY: W A Tabor VB

TITLE: EXECUTIVE VICE PRESIDENT

OFFSHORE OPERATING AGREEMENT

EXHIBIT "A"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator.

I. IDENTIFICATION OF LANDS SUBJECT TO AGREEMENT

A. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act OCS-G 21762 dated effective as of May1, 2000 between the United States of America, as Lessor, and Hunt Oil Company and Kerr-McGee Oil & Gas Corporation, as Lessees, covering all of Block 489, Mississippi Canyon, OCS Official Protraction Diagram, NH 16 - 10 containing approximately 5,760 acres, more or less.

B. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act OCS-G 27276 dated effective as of July1, 2005 between the United States of America, as Lessor, and LLOG Exploration Offshore, Inc., as Lessee, covering all of Block 490, Mississippi Canyon, OCS Official Protraction Diagram, NH 16 - 10 containing approximately 5,760 acres, more or less.

II. RESTRICTIONS ON DEPTH

None

III. WORKING INTEREST OF PARTIES

	Working Interest
LLOG Exploration Offshore, Inc., Operator	75%
Ridgewood Energy Corporation, Non-Operator	25%
Total	100.0%

IV. OVERRIDING ROYALTY INTERESTS

OCS-G 21762, Mississippi Canyon Block 489	
Resource Solution	2.0% of 8/8ths
Kerr-McGee Oil & Gas Corporation (Anadarko)	2.50% of 8/8ths
Hunt Oil Company	2.50% of 8/8ths
Kevin A. Small	0.35% of 8/8ths
Gary A. Hummel	0.35% of 8/8ths
Alan D. Keel	0.125% of 8/8ths
Len S. Belcher	0.125% of 8/8ths
Westport Overriding Royalty LLC	0.95% of 8/8ths

OCS-G 27276, Mississippi Canyon Block 490

Resource Solution 2.0% of 8/8ths

The above overriding royalty interests shall be borne by the Parties in proportion to the above Working Interests of each.

V. ADDRESSES OF PARTIES

LLOG Exploration Offshore, Inc.
11700 Old Katy Road, Suite 295
Houston, TX 77079
Attn: Michael Altobelli
Phone: (281) 752-1105
Fax: (281) 596-0219

Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079
Attn: Randy Bennett
Phone: (281) 293-9384
Fax: (281) 293-7705

OFFSHORE OPERATING AGREEMENT

EXHIBIT "B"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

<u>INSURANCE PROVISIONS</u>

1. Insurance - No insurance shall be carried for the benefit of the Joint Account, except as provided under Paragraphs 2 and 3 of this Article. At all times while the Joint Operating Agreement is in effect, each party to the Agreement shall insure or self-insure for their share of any liabilities assumed under the Joint Operating Agreement. The cost of these insurance or self-insurance programs shall be the individual responsibilities of each of the parties and none of the cost associated with these programs shall be charged to the Joint Account. Each Party shall insure or self-insure the following coverage for the minimum limits stated: i) Comprehensive General Liability with limits not less than $1,000,000, ii) Excess Liability with limits not less than $25,000,000, and iii) Control of Well Insurance, including Clean Up, Containment, Seepage and Pollution with combined limits of not less than $50,000,000 per occurrence. Failure of any Party to obtain insurance as required under Exhibit "B" shall not change that Party's responsibility for their portion of the loss. Any party may at its own expense acquire such additional insurance as it may deem necessary to protect itself against claims, losses, damage or destruction to property arising out of operations hereunder. Each party shall furnish a certificate of insurance executed by the company providing the insurance required hereunder certifying that all required coverages are in full force and effect, and will not be modified or canceled without at least thirty (30) days notice to the parties hereto.

2. Worker's Compensation - At all times during the conduct of operations hereunder, Operator shall maintain in force for the benefit of the parties hereto the following insurance protection with limits of not less than those stipulated below:

> Worker's Compensation Insurance in accordance with the laws of governmental bodies having jurisdiction, including, if applicable, the United States Longshore and Harbor Worker's Compensation Act, with the Outer Continental Shelf Extension and Employer's Liability Insurance. Employer's Liability Insurance shall provide coverage of $1,000,000 per occurrence.

Premiums for the insurance above specified shall be charged to the Joint Account, provided that if under the laws of jurisdiction in which operations are conducted, Operator is authorized to be a self-insurer as to Worker's Compensation or Employer's Liability, Operator may elect to be a self-insurer and in such event Operator shall charge

the Joint Account, in lieu of any premiums paid, the COPAS recommended rate. Claims under Operator's self-insurance program shall not be charged to the Joint Account.

3. Automobile Liability - Operator shall carry automobile liability for all owned, non-owned or leased vehicles used in the conduct of operations.

4 Waiver of Subrogation - Each party hereby waives its rights of recovery against all other Parties to the Agreement, and agrees that all insurance policies covering its interest in the jointly owned property will be suitably endorsed to effectuate this waiver of subrogation.

5 Contractors - Operator shall require all contractors working or performing services hereunder to comply with the Worker's Compensation and Employer's Liability Laws, both State and Federal.

6. Non-Consent - In case any operations in which less than all Parties hereto are Participating Parties under the terms of this Agreement, the insurance requirements and costs, as well as losses, liabilities and expense incurred as the result of such operations, shall be the burden of the Parties participating therein.

OFFSHORE OPERATING AGREEMENT

EXHIBIT "C"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

ACCOUNTING PROCEDURE
PROJECT TEAM
JOINT OPERATIONS

I. GENERAL PROVISIONS

1. Definitions

All terms used in this Accounting Procedure, if not otherwise defined below, shall have the same meaning as in the Agreement to which this is attached.

"Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

"Joint Operations" shall mean activities required to handle specific operating conditions and problems for the exploration, development, production, protection, maintenance, abandonment, and restoration of the Joint Property.

"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

"Operator" shall mean the Party designated to conduct the Joint Operations.

"Non-Operators" shall mean the Parties to this agreement other than the Operator.

"Parties" shall mean legal entities signatory to the Agreement, or their successors or assigns, to which this Accounting Procedure is attached.

"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity. For the purpose of this definition, the words "Employees and /or contract labor" shall not include Technical Employees.

"Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

"Personal Expenses" shall mean travel, temporary living expenses, relocation costs, and other reimbursable expenses of Operator's employees as well as Non-Operator's employees assigned to a Project Team.

"Material" shall mean personal property, equipment, supplies, or consumables acquired or held for use on the Joint Property.

"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

"Shore Base Facilities" shall mean onshore support facilities that during Joint Operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

"Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

"Project Team" shall mean employees of the Parties directly assigned to perform work and/or studies as authorized under the terms of the Agreement.

"Affiliate" shall mean, with respect to any Party, any legal entity directly or indirectly controlling, or controlled by or under common control with such Party.

2. Statements and Billings

A. Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be summarized by major Material classifications. Intangible drilling costs and audit adjustments shall be separately and clearly identified.

B. Project Team costs incurred by Non-Operators shall be billed to the Operator, on a monthly basis, in accordance with the provisions contained herein. Operator shall reimburse Non-Operators in accordance with Section I, Paragraph 3.

3. **Advances and Payments by the Parties**

A. The Operator may require the Non-Operators to advance their share of the estimated cash outlay for such month's operations. Unless otherwise provided in the Agreement, any billing for such advance shall be payable within fifteen (15) days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month.

B. Each Party shall pay its proportion of all bills within thirty (30) days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly using the U.S. Treasury Bill three month rate plus 3% in effect on the first day of the month for each month that the payment is delinquent or the maximum contract rate permitted by the applicable usury laws in the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts. Interest shall begin accruing on the first day of the month in which the payment was due.

4. **Adjustments**

A. Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof, provided, however; all bills and statements (including payout status statements) related to expenditures rendered during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said period a Party takes specific detailed written exception thereto and makes claim for adjustment.

B. All adjustments initiated by the billing Parties except those described in (1) through (4) below are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared on the Joint Account statement or payout status statement. Adjustments made beyond the twenty-four month period are limited to the following:

(1) a physical inventory of Controllable Material as provided for in Section V.

(2) an offsetting entry (whether in whole or in part) which is the direct result of a specific joint interest audit exception granted by the Party relating to another property.

(3) a government/regulatory audit.

(4) working interest ownership adjustments.

5. **Expenditure Audits**

A. A Non-Operator, upon notice in writing to Operator and other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit. The lead audit company's audit report shall be issued within 180 days after completion of the audit field work; provided, however, the 180 day time period shall not extend the 24 month requirement for taking specific detailed written exception as required by Paragraph 4.A. above. All claims shall be supported with sufficient documentation. Failure to issue the report within the prescribed time or to take specific written exception within the 24 month period will preclude the Non-Operator from taking exception to any charge billed within the time period audited.

   A timely filed audit report or any timely submitted response thereto shall suspend the running of any applicable statute of limitations regarding claims made in the audit report. While any audit claim is being resolved, the applicable statute of limitations will be suspended. Provided, however, the failure to comply with the deadlines provided herein shall cause the statute to commence running again.

B. The Operator shall allow or deny all exceptions in writing to an audit report within 180 days after receipt of such report. Denied exceptions should be accompanied by a substantive response. Failure to respond to an exception with substantive information on denials within the time provided will result in the Operator paying interest on that exception, if ultimately granted, from the date of the audit report. The interest charged shall be calculated in the same manner as used in Section I, Paragraph 3.B.

C. The lead audit company shall reply to the Operator's response to an audit report within 90 days of receipt, and the Operator shall reply to the lead audit company's follow-up response within 90 days of receipt. If the lead audit company does not provide a substantive response to an exception within 90 days, that

unresolved audit exception will be disallowed. If the Operator does not provide a substantive response to lead auditor's follow-up response within 90 days, that unresolved audit exception will be allowed and credit given the Joint Account.

D. The lead audit company or Operator may call an audit resolution conference for the purpose of resolving audit issues/exceptions that are outstanding at least eighteen (18) months after the date of the audit report. The meeting will require one month's written notice to Operator and all audit participants, be held at the Operator's office or other mutually agreed upon location, and require the attendance of representatives of Operator and each audit participant responsible for the area(s) in which the exceptions are based and who have authority to resolve issues on behalf of their company. Any Party who fails to attend the resolution conference shall be bound by any resolution reached at the conference. The lead audit company will coordinate the response/position of the Non-Operators and continue to maintain its traditional role throughout the audit resolution process.
Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. An audit resolution conference may be held as often as agreed to by the Parties. Issues unresolved at one conference can be discussed at subsequent conferences until each such issue is resolved.

E. Non-Operator charges to the Joint Account shall be subject to the above audit requirements. Each Non-Operator shall maintain auditable records to support charges made on its behalf to the Joint Account. The Parties shall have the right to audit Non-Operator's accounts and records relating to such charges.

6. Approval by Parties

Where an approval or other agreement of the Parties is expressly required under other sections of this Accounting Procedure, Operator shall notify all Parties of the proposal. If the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, an affirmative vote of one (1) or more of the Parties having a combined working interest of at least fifty-one percent (51 %) shall be controlling.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1. Rentals and Royalties

Lease rentals and royalties paid by Operator, on behalf of all Parties, for the Joint Operations.

2. Labor

A. (1) Project Team

All salaries and wages for Operator's employees and/or Non-Operator's employees assigned to the Project Team on a full time basis shall be considered a direct cost and shall be charged to the Joint Account. Such employees shall include personnel who are directly engaged in project management, evaluation, design, construction and installation activities regardless of location. Part time Project Team employees and employees not assigned to the Project Team, but working under the direction of the Project Team shall be charged to the Joint Account, based on actual days worked, only when such time involves at least one day or more per month that is devoted to the project. All such charges must be reviewed and approved by the Project Team before being changed to the Joint Account

(2) Other Operations

The following salaries and wages shall be charged for employees not assigned to a Project Team.

(a) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

(b) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 6 of this Section II.

(c) Salaries of First Level Supervisors in the field.

(d) Salaries and wages of Technical Employees directly employed on the Joint Property or Offshore Facilities serving the Joint Property, if such charges are excluded from the Overhead rates.

(e) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

B. Cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If

percentage assessment is used, the rate shall be based on the Operator's or Non-Operators' cost experience, as appropriate.

C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to costs chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II.

D. Personal Expenses, exclusive of relocation costs, of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II. Relocation costs are only chargeable for an employee transferred and assigned to the Project Team full-time for a minimum of twelve (12) months.

E. Government mandated training only, except as provided for in this Section II, Paragraph 13. This training charge shall include the wages, salaries, training course cost, and reimbursable travel, meals, and lodging incurred during the training session for those employees whose time would otherwise be chargeable under Paragraph 2.A of this Section II. The cost of the training course will be limited to prevailing commercial rates.

F. Cost of established plans for employees' benefits as described in COPAS Interpretation No. 11 determined by applying the employee benefits percent most recently published by COPAS to the chargeable salaries and wages.

3. Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4. Transportation

Transportation of company labor, contract personnel, and Material necessary for the Joint Operations but subject to the following limitations:

A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties.

No charge shall be made to the Joint Account for moving Material to other properties, unless agreed to by the Parties.

C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is less than the amount most recently recommended by COPAS, excluding accessorial charges, as set forth in COPAS Bulletin 21.

5. Services

The costs of contract services, equipment and utilities provided by sources other than the Parties, except for those services covered by the Section III overhead provisions or excluded under Paragraph 9 of Section II.

6. Equipment and Facilities Furnished by Operator

A. Equipment and facilities owned by the Operator shall be charged to the Joint Account at the average prevailing commercial rate for such equipment. If an average commercial rate is used to bill the Joint Account, Operator shall adequately document and support such rate and shall periodically review and update the rate.

B. In lieu of charges in Paragraph 6.A. above, or if a prevailing commercial rate is not available, equipment and facilities owned by the Operator will be charged to the Joint Account at the Operator's actual cost. Such costs may include all expenses which would be chargeable pursuant to this Section II if such equipment were jointly owned, depreciation using straight line depreciation method, interest on investment (less gross accumulated depreciation) not to exceed 12% per annum. In addition, for platforms, subsea production systems, and production handling facilities the rate may include an element of the estimated cost of abandonment, reclamation, and dismantlement. Charges for depreciation will no longer be allowable once the equipment has been fully depreciated. Actual cost shall not exceed the average prevailing commercial rate.

C. When applicable for Operator owned or leased motor vehicles, Operator shall use rates published by the Petroleum Motor Transport Association or such other organization recognized by COPAS as the official source of such rates. When such rates are not available, Operator shall comply with the provisions of Paragraph A or B above.

7. Affiliates

Affiliate equipment, facilities and services provided for the Joint Operations shall be chargeable to the Joint Account as herein provided.

A. If Operator Affiliate services, equipment, or facilities provided for operations not under the direction of a Project Team are expected to exceed $100,000.00 dollars per annum, per Affiliate, such charges to the Joint Account for such operations shall be pursuant to written agreement between Operator and Non-Operator.

B. If Non-Operator Affiliate services, equipment, or facilities are provided for operations not under the direction of a Project Team, charges shall be considered third party services as provided in Paragraph 5 of this Section II.

C. Affiliates of the Operator or Non-Operator working at the request of a Project Team shall be chargeable to the Joint Account using the method(s) indicated below. If more than one option is selected below, notification and agreement by the Parties of the method to be used shall be required prior to commencement of the activity utilizing the Affiliate.

(X) Cost Basis

Affiliate services shall be charged to the Joint Account as charged by the Affiliate and include any services or materials procured for Joint Operations. Parties shall charge the Joint Account for the use of Affiliate-owned equipment and facilities at rates commensurate with costs of ownership and operations, in accordance with Section II, Paragraph 6.

Charges to the Joint Account for any services, equipment or facilities provided by an Affiliate shall not exceed average commercial rates, when such rates are available. In the event a Party determines such charges to be in excess of third party rates, that Party shall provide sufficient documentation to support all audit claims in accordance with Section I, Paragraph 5.

( ) AFE/Project Basis

Prior to the commencement of each project, Operator shall submit an AFE which details Affiliate services, equipment and facilities to be provided and the costs/rates charged by the Affiliate. Such AFE shall require the agreement and written approval of the Parties. . Once agreed to, such Affiliate costs/rates shall remain in effect for the duration of the AFE/Project, unless revised by the Parties.

Any Party may request adjustments to Affiliate costs or rates at any time it deems appropriate but no more than once per year. The Parties shall respond to proposals for revised Affiliate costs or rates within thirty (30) days of receipt of the request. Approval of proposed Affiliate costs or rates shall not be unreasonably withheld by the Parties.

( ) Fixed Rate Basis

Affiliate equipment, facilities and services shall be charged on an all inclusive standard rate. Written approval of the rates shall be

required of the Parties. Once established, the rates shall be subject to annual adjustment as of the first day of April each year following the effective day of the standard rate agreement. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease recommended by COPAS each year. The adjusted rate shall be the rates currently in use, plus or minus the computed adjustment.

Any Party may request adjustments to Affiliate costs or rates at any time it deems appropriate but no more than once per year. The Parties shall respond to proposals for revised Affiliate costs or rates within thirty (30) days of receipt of the request. Approval of proposed Affiliate costs or rates shall not be unreasonably withheld by the Parties.

D. Parties shall maintain auditable records to support all Affiliate charges to the Joint Account which shall be subject to audit in accordance with Paragraph 5, Section I.

8. Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property resulting because of damages or losses incurred, except those resulting from Operator's gross negligence or willful misconduct.

9. Legal Expense

The Operator may not charge for services of the Operator's legal staff or fees and expenses of outside attorneys unless approved by the Parties in writing. Other expense of handling, settling, or otherwise discharging litigation, claims, liens, title examinations, and curative work necessary to protect or recover the Joint Property shall be chargeable.

10. Taxes and Permits

All taxes and permits of every kind and nature assessed or levied upon or in connection with the Joint Property or production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, unless the penalties and interest result from Operator's gross negligence or willful misconduct.

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party's working interest, then notwithstanding any contrary provisions, the charges to Parties will be made in accordance with the tax value generated by each Party's working interest.

11. Insurance

Net premiums paid for insurance required to be carried for the protection of the Parties. If Joint Operations are conducted at locations where the Operator acts as self-insurer, Operator shall charge the Joint Account

COPAS approved manual rates, as regulated by the jurisdiction in which the Joint Property is located. Such rate shall be adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

12. Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's office. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 6 of this Section II.

13. Ecological, Environmental and Safety

A) Costs incurred

(**X**) for the benefit of the Joint Property or

( ) on the Joint Property

resulting from statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Minerals Management Service or other regulatory authority. Also costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable laws and regulations. Similar costs incurred by the Operator as deemed appropriate for prudent operations are also chargeable under this provision.

B) Costs incurred

(**X**) for the benefit of the Joint Property or

( ) on the Joint Property

to conduct and/or implement safe operational practices/guidelines as a result of statutory regulations, or as recommended for voluntary compliance. Examples are the requirements mandated by the Occupational Safety and Hazards Act (OSHA), Safety and Environmental Management Program (SEMP), Process Safety Management (PSM), and/or requirements which may be mandated/recommended by similar programs or by other current or successor regulatory agencies. Similar costs incurred by the Operator as deemed appropriate for prudent operations are also chargeable under this provision.

C) Environmental, ecological and safety training costs for employees whose time would otherwise be chargeable under this Paragraph 13(A) or (B) above, regardless of whether training is mandated by statute or regulatory agency, is chargeable to the Joint Account.

D) Safety awards in the conduct of Joint Operations
(**X**) shall be chargeable to the Joint Account.
( ) shall not be chargeable to the Joint Account.

In the event of a conflict between the provisions of this Paragraph 13 and Section III, Paragraphs i. and ii, the following election shall prevail:
(**X**) Section II, Paragraph 13
( ) Section III, Paragraphs i. and ii.

14. Abandonment and Reclamation
Costs incurred for abandonment and reclamation of the Joint Property, including costs required by governmental or other regulatory authority.

15. Other Expenditures
Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.
Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless directly chargeable under Section II or such costs are agreed to by the Parties as a direct charge to the Joint Account.

i. Except as otherwise provided in Paragraph 1 and 3 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:
( ) shall be covered by the overhead rates.
(**X**) shall not be covered by the overhead rates.

ii. Except as otherwise provided in Paragraph 1 and 3 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and

contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

(**X**) shall be covered by the overhead rates.

( ) shall not be covered by the overhead rates.

1. Overhead - Project Team

To compensate the Operator for overhead costs incurred in support of a Project Team defined herein, Operator shall charge a rate of three Percent (3 %) of the total cost of the Project Team as defined in Section II, Paragraph 2.A.(1). Such overhead costs shall include, but shall not be limited to: all personnel not directly chargeable under Section II, Paragraph 2.A.(1), and all computer equipment and supplies, office space, utilities, office furniture and equipment, cleaning and general housekeeping, office supplies, conference room facilities, facsimile machines, copy machines, telephones and other general costs supporting the Project Team.

2. Overhead - Development and Operating

As compensation for overhead in connection with drilling and producing operations, Operator shall charge on either:

( ) Fixed Rate Basis, Paragraph 2.A., or

(**X**) Percentage Basis, Paragraph 2.B.

A. Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate per month _______ (Prorated for less than a full month)

Producing Well Rate per month _______

(2) Application of Overhead - Drilling Well Rate shall be as follows:

(a) Charges for onshore drilling wells shall begin on spud date and terminate on the date the drilling or completion equipment is released, whichever occurs later. Charges for offshore drilling wells shall begin on the date drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first. No charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

(b) Charges for wells undergoing any type of workover, recompletion, or abandonment for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charges shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3) Application of Overhead - Producing Well Rate shall be as follows:

(a) An active well completion for any portion of the month shall qualify for a one-well charge for the entire month. An active completion is one which is
[1] produced,
[2] injected into for recovery or disposal, or
[3] used to obtain water supply to support production operations.

(b) Each active completion in a multi-completed well in which production is not commingled downhole shall qualify for a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(c) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when the drilling well rate applies.

(d) All wells not meeting the criteria set forth in this Paragraph A.(3) (a), (b), or (c) shall not qualify for a producing overhead charge.

(4) The well rates shall be adjusted on the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease recommended by COPAS each year. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B. Overhead - Percentage Basis (exclusive of Project Team costs)

(1) Operator shall charge the Joint Account at the following rates:

(a) Development Rate two and one-half Percent (2.5%) of the cost of development of the Joint Property

exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.

(b) Operating Rate twelve Percent (12%) of the cost of operating the Joint Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2) Application of Overhead - Percentage Basis shall be as follows:

(a) Development shall include all costs in connection with

[1] drilling, redrilling, plugging back or deepening of any or all wells,

[2] workover operations requiring a period of fifteen (5) consecutive work days or more on a well,

[3] preliminary expenditures necessary in preparation for drilling,

[4] expenditures incurred in abandoning when the well is not completed as a producer,

[5] original construction or installation of fixed assets, expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 3 of Section III.

(b) Operating shall include all other costs in connection with Joint Operations except that catastrophe costs shall be assessed overhead as provided in Paragraph 3 of Section III.

3. Overhead - Major Construction And Catastrophes

Major Construction is defined as any project requiring an AFE, under the terms of the Agreement to which this Accounting Procedure is attached, for the construction and installation of fixed assets, the expansion of fixed assets, or in the dismantling for abandonment of fixed assets as required for the development and operation of the Joint Property.

Catastrophe is defined as a calamitous event bringing damage, loss or destruction resulting from a single occurrence requiring an AFE to restore the Joint Property to the equivalent condition that existed prior to the event causing the damage.

To compensate the Operator for overhead costs incurred in connection with Major Construction and Catastrophes, Operator shall either negotiate

a rate prior to beginning the work or shall charge the Joint Account for overhead based on the following rates:

A. If Operator charges, to a Project Team AFE, the engineering, design and drafting costs associated with a Major Construction or Catastrophe project AFE, the overhead assessment shall be two percent (2%) of total project costs.

B. If Operator does not charge, to a Project Team AFE, the engineering, design and drafting costs related to a Major Construction or Catastrophe project AFE, Operator shall charge the following rates:

   (1) If Operator absorbs engineering, design, and drafting costs related to the project, the overhead assessment shall be three percent (3%) of total project costs.

   (2) If Operator charges engineering, design and drafting costs related to the project directly to the Joint Account, the overhead assessment shall be two percent (2%) of total project costs.

For purposes of calculating overhead, the cost of drilling and workover wells shall be excluded and catastrophe expenditures to which these rates apply shall not be reduced by insurance recoveries. Overhead assessed under the major construction and catastrophe provisions shall be in lieu of all other overhead provisions. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 5, the provisions of this paragraph shall govern.

4. Amendment of Rates

The Overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, as provided for in Section I, Paragraph 6.

IV. MATERIAL PURCHASES, TRANSFERS AND DISPOSITION

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator normally provides all Material for use on the Joint Property but does not warrant the Material furnished. At the Operator's option, Material may be supplied by Non-Operators.

1. Direct Purchases

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. A direct

purchase is determined to occur when an agreement is made between an Operator and a third party for the acquisition of Materials for a specific well site or location. Material provided by the Operator under "vendor stocking programs," where the initial use is for a Joint Property and title of the Material does not pass from the vendor until usage, is considered a direct purchase. If Material is found to be defective or is returned to the vendor for any other reason, credit shall be passed to the Joint Account when adjustments have been received by the Operator from the manufacturer, distributor, or agent.

2. Transfers

A transfer is determined to occur when the Operator furnishes Material from its storage facility or from another operated property. Additionally, the Operator has assumed liability for the storage costs and changes in value and has previously secured and held title to the transferred Material. Similarly, the removal of Material from a Joint Property to the Operator's facility or to another operated property is also considered a transfer. Material that is moved from the Joint Property to a temporary storage location pending disposition may remain charged to the Joint Account and is not considered a transfer.

A. Pricing

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of transfer. Transfers of new Material will be priced using one of the following new Material bases:

(1) Published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS). The HPMs and the associated date of published price to which they should be applied will be published by COPAS periodically.

(a) For oil country tubulars and line pipe, the published price shall be based upon eastern mill (Houston for special end) carload base prices effective as of date of movement, plus transportation cost as defined in Section IV, Paragraph 2.B.

(b) For other Material, the published price shall be the published list price in effect at date of movement, as listed by a supply store nearest the Joint Property (where material is normally available) capable of supplying the material, or point of manufacture, plus

transportation costs as defined in Section IV, Paragraph 2.B.

(2) A price quotation that reflects a current realistic acquisition cost may be obtained from a supplier/manufacturer.

(3) Historical purchase price may be used, providing it reflects a current realistic acquisition cost on date of movement. Sufficient price documents should be available to Non-Operators for purposes of verifying Material transfer valuation.

(4) As agreed to by the Parties.

(5) When higher than specification grade or size tubulars from Operator's inventory are used on the Joint Property, Operator shall charge the Joint Account at the equivalent price for well design specification tubulars.

B. Freight

Transportation costs should be added to the Material transfer price based on one of the following:

(1) Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the railway receiving point nearest the Joint Property based on the carload weight basis as recommended by COPAS in Bulletin 21 and current interpretations.

(2) Transportation costs for special mill items shall be calculated from that mill's shipping point to the railway receiving point nearest the Joint Property. For transportation costs from other than eastern mills, the 30,000-pound Specialized Motor Carriers interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the Specialized Motor Carriers rate per weight of tubing transferred to the railway receiving point nearest the Joint Property.

(3) Transportation costs for special end tubular goods shall be calculated using the 30,000-pound Specialized Motor Carriers interstate truck rate from Houston, Texas, to the railway receiving point nearest the Joint Property.

(4) Transportation costs for Material other than that described in Section IV, Paragraphs 2.B(1) through (3), if applicable, shall

be calculated from the supply store or point of manufacture, whichever is appropriate, to the railway receiving point nearest the Joint Property.

C. Condition

(1) Condition "A" - New and unused Material in sound and serviceable condition shall be charged at one hundred percent of the price as determined in Section IV, Paragraphs 2.A and B. Material transferred from the Joint Property that was not placed in service on the Joint Property shall be credited as charged without gain or loss. Any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking charge. All refurbishing costs required or necessary to return the material to original condition or to correct handling or transportation damages and other related costs will be borne by the divesting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the property either through a direct purchase or transfer. Any preparation costs performed, including any internal or external coating and wrapping, will be credited on new Material provided these costs were not repeated for the receiving property.

(2) Condition "B" - Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined by the pricing guidelines in Section IV, Paragraphs 2.A and B. All refurbishing costs required or necessary to return the material to Condition B, or to correct handling or transportation damages and other related costs will be borne by the divesting property.

If the Material was originally charged to the Joint Account as used Material and placed in service on the Joint Property, the Material will be credited at the condition percentage most recently recommended by COPAS times the price as determined in Section IV, Paragraphs 2.A and B.

Used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

(3) Condition "C" - Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at the condition percentage most recently recommended by COPAS times the price determined in Section IV, Paragraphs 2.A and B. The cost of reconditioning shall be charged to the receiving property provided Condition C value, plus cost of reconditioning, does not exceed Condition B value.

(4) Condition "D" - Other Material that is no longer suitable for its original purpose but usable for some other purpose is considered Condition D Material. Included under Condition "D" are also obsolete items or Material that does not meet original specifications but still has value and can be used in other services as a substitute for items with different specifications. Due to the condition or value of other used and obsolete items, it is not possible to price these items under Section IV, Paragraph 2.A. The price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material. In some instances, it may be necessary or desirable to have the Material specially priced as agreed to by the parties.

(5) Condition "E" - Junk shall be priced at prevailing scrap value prices.

D. Other Pricing Provisions

(1) Preparations Costs

Costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices reflective of the Operator's actual costs of the services. Documentation must be retained to support the cost of service. New coating and/or wrapping may be charged per Section IV, Paragraph 2.A.

(2) Loading and Unloading Costs

Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS Bulletin 21.

3. Disposition Of Surplus

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be

under no obligation to purchase, the interest of Non-Operator in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus materials, the Operator should make good faith efforts to dispose of surplus within 12 months through buy/sale agreements, trade, sale to a third party, division in-kind, or other dispositions as agreed to by the Parties.

An Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator's expenditure limit as set forth in the Operating Agreement to which this Accounting Procedure is attached without the prior approval of the Non-Operator. If the gross sale value exceeds the Operating Agreement expenditure limit, the disposal must be agreed to by the Parties.

The Operator may dispose of Condition D and E Material under procedures normally utilized by the Operator without prior approval.

Operator shall be required to make an accounting entry (which would be reflected on the Joint Interest Billing) setting up at Joint Stock Account, thereby notifying partners of the surplus material.

4. **Special Pricing Provisions**

A. Premium Pricing

Whenever Material is not readily replaceable due to national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property provided notice in writing is furnished to Non-Operators of the proposed charge prior to use and to billing Non-Operators for such Material. During premium pricing periods, each Non-Operator shall have the right to furnish in-kind all or part of his share of such Material suitable for use and acceptable to the Operator by so electing and notifying the Operator within ten days after receiving notice from the Operator.

B. Shop-Made Items

Shop-made items may be priced using the value of the Material used to construct the item plus labor costs. If the Material is from a scrap or junk account, the Material shall be priced at either twenty-

five percent of the current price as determined in Section IV, Paragraph 2A, or scrap value, whichever is higher, plus costs to fabricate the item.

C. Mill Rejects
Mill rejects purchased as "limited service" casing or tubing shall be priced at eighty percent of K-55/J-55 price as determined in Section IV, Paragraphs 2.A and B. Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight.

V. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, as defined in the COPAS Material Classification Manual, with sufficient detail to perform the physical inventories requested unless directed otherwise by the Non-Operators.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of jointly owned Controllable Material are limited to the six months following the taking of the inventory. Charges and credits for overages or shortages will be valued for the Joint Account based on Condition B prices in effect on the date of physical inventory and determined in accordance with Section IV, Paragraphs 2.A and B unless the inventorying Parties can prove another Material condition applies.

1. Directed Inventories

With an interval of not less than five years, physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators.

Expenses of directed inventories will be borne by the Joint Account and may include the following:

A. Audit per diem rate for each inventory person in line with the auditor rates determined, adjusted, and published each April by COPAS. The per diem should also be applied to a reasonable number of days for pre-inventory work and for report preparation. The amount of time required for this additional work may vary from inventory to inventory.

B. Actual travel including Operator-provided transportation and personal expenses for the inventory team

C. Reasonable charges for report typing and processing

The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Unless otherwise agreed, costs in connection with any post-report follow-up work in settling the inventory will be absorbed by the Non-Operator incurring such costs. Any anticipated disproportionate costs should be discussed and agreed upon prior to commencement of the inventory.

When directed inventories are performed, all Parties shall be governed by such inventory.

2. Non-Directed Inventories

A. Operator Inventories

Periodic physical inventories that are not requested by the Non-Operator may be performed by the Operator at the Operator's discretion. The expenses of conducting such Operator inventories shall not be charged to the Joint Account.

B. Non-Operator Inventories

Any Non-Operator(s) may conduct an inventory at reasonable times, at their sole cost and risk with prior notification to the Operator of at least thirty (30) days.

C. Other Inventories

Other inventories may be taken whenever there is any sale or change of interest. When possible, the selling Party should notify all other owners 30 days prior to the anticipated closing date. When there is a change in Operator of the Joint Property, an inventory by the former and new Operator should be taken.

The expenses of conducting such other inventories shall be charged to the Joint Account.

<u>End of Exhibit</u>

OFFSHORE OPERATING AGREEMENT

EXHIBIT "D"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

GAS BALANCING AGREEMENT

I. Definitions

A. "Agreement" shall mean this Gas Balancing Agreement.

B. "Balanced" is that condition which occurs when a party hereto has taken the same percentage of the cumulative volume of Gas production it is entitled to take pursuant to the terms of the Operating Agreement.

C. "Gas" includes natural gas produced from a Well that produces Gas Well Gas, including all constituent parts of such natural gas except liquid hydrocarbons and condensate recovered by primary separation equipment.

D. "Gas Well Gas" is gas produced from a Well classified as a gas well by the regulatory body having jurisdiction.

E. "Overproduced" is the status of a party when the percentage of the cumulative volume of Gas taken by that party exceeds that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of the Operating Agreement.

F. "Underproduced" is the status of a party when the percentage of cumulative volume of Gas taken by that party is less than that party's percentage interest of the volume of cumulative Gas production of all parties to the Operating Agreement under and pursuant to the terms of said Operating Agreement.

G. "Well" is defined as each well subject to the Operating Agreement that produces Gas Well Gas. If a single Well is completed in two or more reservoirs, such Well shall be considered a separate Well with respect to, but only with respect to, each reservoir from which the Gas produced is not commingled in the well bore.

II. Application of this Agreement

The parties to the Operating Agreement own the working or operating interests in the Gas underlying the Lease covered by the Operating Agreement and are entitled to share in the percentages therein stated in the Operating Agreement.

In accordance with the terms of the Operating Agreement, each party is responsible for marketing it's share and shall take its full share of Gas produced from the Lease and market or otherwise dispose of same. In the event a party hereto elects in writing not to take in kind or market its full share of Gas or has contracted to sell its share of Gas produced from the Lease to a purchaser which, at any time while this Agreement is in effect, fails to take the share of Gas attributable to the interest of such party, the terms of this Agreement shall automatically become effective.

The Operator is responsible for administering the provisions of this Gas Balancing Agreement and as such shall have the sole option of administering all reporting of the same for the Parties or retaining the services of third party professionals for this specific purpose. The costs of such third party services by Operator shall be considered as included in the overhead rates. The Operator shall cause deliveries to be made to the Gas purchasers at such rates as may be required to give effect to the extent practicable, to be or become Balanced.

The provisions of this agreement shall be applied to each well separately as if each Well was covered by separate but identical agreements.

III. Storing and Making Up Gas Production

A. Right to Take and Market Gas

During any periods or periods when any party hereto does not take, has no market for, or the market of a party is not sufficient to take, that party's full share of the Gas produced from any Well located on the Lease, or such party's purchaser otherwise fails to take such party's share of Gas produced from any such Well located on the Lease, resulting in such party becoming Underproduced (such party being herein referred to as an "Underproduced Party"), the other party or parties shall be entitled, but not required, to produce from said Well on the Lease (and take or deliver to their respective purchaser(s)), each month all or a part of that portion of the allowable Gas production assigned to such Well by the regulatory body having jurisdiction. Any party so taking or delivering Gas which results in such party becoming Overproduced is herein referred to as an "Overproduced Party".

Those parties which are capable of taking and/or marketing quantities of Gas allocable to an Underproduced Party, in the absence of any other agreement between them, shall each take a share of the Gas attributed to the Underproduced Party or Parties in the direct proportion that their respective interests bear to the total interest of all parties taking Gas which are also considered Overproduced.

All parties hereto shall share in and own the liquid hydrocarbons recovered from such Gas by primary separation equipment in accordance with their respective interests and subject to the terms of the above-described Operating Agreement, whether or not such parties are actually taking and/or marketing Gas at such time.

B. Making Up Underproduction

Any Underproduced Party shall endeavor to bring its taking of Gas into a Balanced condition. Upon thirty (30) days prior written notice to the Operator, any Underproduced Party may thereafter begin taking or delivering to its purchaser its full share of the Gas produced from a Well (less any used in operations, vented or lost). To allow for the recovery of Gas in storage and to balance the Gas account of the parties in accordance with their respective interests, Underproduced Party shall be entitled to take or deliver to a purchaser its full share of Gas produced from such Well (less any used in operations, vented or lost) plus, (i) for the months of March, April, May, June, July, August, September and October only of any calendar year during which this agreement may be in place, an amount up to an additional fifty percent (50%) of the monthly quantity of Gas attributable to the Overproduced Party or Parties, or (ii) for the months of November, December, January and February only of any calendar year or years during which this agreement may be in place, an amount up to an additional twenty-five percent (25%) of the monthly quantity of Gas attributable to the Overproduced Party or Parties. If more than one Underproduced Party is entitled to take additional Gas, they shall divide the additional Gas in proportion to their respective Underproduced accounts. The first Gas made up shall be assumed to be the first Gas Underproduced.

C. Gas Balance Reporting

Each party taking will promptly provide to the Operator any data required by the Operator for preparation of the statements required hereunder. The Operator will maintain appropriate accounting on a monthly and cumulative basis of the quantities of Gas each party is entitled to take and/or market and the quantities of Gas taken and/or marketed by each of the parties to their respective Gas purchasers. Within ninety (90) days after the end of each producing calendar month, the Operator shall furnish each party a statement showing the status of the Overproduced and Underproduced accounts of all parties.

To determine respective volumes of Gas taken by separate gas pipelines connected to the Well, measurement of Gas for overproduction and underproduction shall be accomplished by use of sales meters and lease measurement equipment, which shall be in accordance with AGA requirements.

Each party to this Agreement agrees that it will not utilize any information obtained hereunder for any purpose other than implementing or administering the terms of this Agreement.

D. Royalty and Production Tax

At all times while Gas is produced from the Lease, unless otherwise required by any State or Federal law or regulations, each party shall pay or cause to be paid all royalty due and payable on the actual volumes of gas taken for its account. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments and similar interests payable out of production.

Each party producing or taking or delivering Gas to its Gas purchaser shall pay, or cause to be paid, all production and severance taxes due on all volumes of Gas actually taken or sold by such party.

IV. Cash Settlement

A. Volume/Value

The Parties agree to a monthly cash settlement of imbalances between them. The cash settlement will be based on the one hundred percent (100%) cash out index price published by the nearest jurisdictional pipeline to which gas produced from the prospect area flows for the applicable production month, less any applicable transportation deducts. Should this publication cease to exist, the Parties shall mutually agree to an alternative pricing bulletin. Operator will submit a monthly settlement worksheet and invoices to the Party(s) setting forth the monthly account balance. The overproduced party will make a cash payment to Operator for such amount due. Conversely, Operator will make a cash payment to the underproduced party for such amount due. The cash payments required will be made within fifteen (15) days of receipt of settlement invoices. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the balancing area is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

B. Interest due

Interest compounded at the rate as specified in Article IV A, or the maximum lawful rate of interest applicable to the balancing area, whichever is less, will accrue for all amounts due under Article IV A, beginning the first day following the date payment is past due. Such interest shall be borne by any Overproduced Party in the proportion that their respective payments are beyond the deadlines set out in Article IV A.

V. Miscellaneous

A. Term

This Agreement shall remain in force and effect as long as the Operating Agreement to which it is attached remains in force and effect, and thereafter until the Gas balance accounts between the parties are settled in full, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, legal representatives and assigns.

B. Expenses

Nothing herein shall change or affect each party's obligations to pay its proportionate share of all costs and liabilities incurred in operations on the Lease as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

C. Well Tests

Nothing herein shall be construed to deny any party the right, from time to time, to produce and take or deliver to its Gas purchaser up to one hundred percent (100%) of the entire Well stream to meet the deliverability test required by its Gas purchaser, provided that such tests are reasonable in light of overall industry standards.

D. Monitoring of Takes of Production

Each party shall, at all times, use its best efforts to regulate its takes and deliveries from each Well on said Lease so that no Well will be shut-in for overproducing the allowable assigned thereto by the regulatory body having jurisdiction. Additionally, each party shall communicate, as necessary, the contents of this agreement to its respective Gas purchaser(s) or transporter(s) and shall monitor its deliveries to its respective Gas purchaser(s) or transporter(s) so as to ensure to the greatest extent practicable that its Gas purchaser(s) or transporter(s) does not take Gas in excess of the quantities provided for herein.

E. Liquefiable Hydrocarbons Not Covered Under Agreement

The parties shall share proportionately in and own all liquid hydrocarbons recovered with the gas by lease equipment in accordance with their respective interests.

OFFSHORE OPERATING AGREEMENT

EXHIBIT "E"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

CERTIFICATION OF NONSEGREGATED FACILITIES

Contractor certifies that it does not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not permit its employees to perform their services at any location under its control, where segregated facilities are maintained. Contractor certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments and that it will not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause in any Government contract between Contractor and Operator. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin because of habit, local custom or otherwise. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontractors) prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certification of Non-segregated Facilities, as required by the May 9, 1967 order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i. e., quarterly, semi-annually or annually). (1968 MAR.) (Note: The penalty for making false statements in offers is prescribed in 18. U.S.C. 1001.) Whenever used in the foregoing Section, the term "contractor" refers to each party to this agreement.

End of Exhibit

OFFSHORE OPERATING AGREEMENT

EXHIBIT "F"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

NEWS RELEASE GUIDELINES

If the Parties have not been able to unanimously agree upon the timing or content of a news release within the time period provided for in this Joint Operating Agreement, the Parties hereby establish the following guidelines regarding the issuing of a release to the news media concerning operations on any area affected by the Agreement to which this exhibit is attached.

No release to the news media shall be made until all testing (excluding flow testing) in a well is completed ("Final Test Results"). Upon receipt of the Final Test Results, Operator shall have the option to prepare a release that may include some or all of the following information ("Content Guidelines"):

1. Name of well, rig name and water depth;
2. Location of well by area, block, and adjacent state;
3. Lease bonus paid and lease acquisition date;
4. Tested interval(s) (if appropriate) and/or net feet of pay;
5. Participants and percentages of working interest;
6. Acreage controlled;
7. Potential reserve size;
8. Additional plans;

Operator's proposed release will be faxed to the Non-Operating Parties at least twenty-four (24) hours (exclusive of Saturdays, Sundays and Federal Holidays) before being issued to the news media. Any Non-Operating Party desiring its name to be excluded from the release will so advise Operator during this twenty-four (24) hour period. Additionally, any Participating Party may, after the Final Test Results have been distributed to all Parties, notify the Operator of its intent to issue a news release and shall prepare such release ("Preparing Party"), in conformity with the Content Guidelines. The Preparing Party shall fax a copy of such proposed release to all other Parties at least twenty-four (24) hours (exclusive of Saturdays, Sundays and Federal Holidays) before issuing same to the news media. Any Party may have its name excluded from the proposed release by notifying the Preparing Party within twenty-four (24) hours following its receipt of the proposed release. In the event Operator and one (1) or more Participating Parties each want to issue a news release pursuant to these guidelines, they shall work together and coordinate to allow Operator to issue the initial news release within the above-noted time period.

Non-Operator may then issue its news release immediately after Operator's or may work with Operator to issue a simultaneous news release.

End of Exhibit

OFFSHORE OPERATING AGREEMENT

EXHIBIT "G"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

INTEGRATED PROJECT TEAM, OWNER'S STEERING COMMITTEE and TECHNOLOGY SHARING

WHEREAS, the Parties desire to further provide for the formation and operation of (i) an Owner's Steering Committee to coordinate on operational matters after the drilling of a Producible Well and to advise the Project Manager and (ii) an Integrated Project Team for the purpose of assisting the Operator with preparing a Development Plan for the Prospect Area and in the planning, design and engineering of an Initial Production System and any Subsequent Production System for the Prospect Area; and

WHEREAS, each of the Parties has considerable experience in developing offshore oil and gas properties and the design and installation of an Initial Production System will require significant engineering effort; and

WHEREAS, the Parties desire to establish an understanding, relating to i) the costs and expenses of the Integrated Project Team to be charged to the Joint Account and the method in which such costs shall be shared, ii) the overall operation, administration and management of the Integrated Project Team, and iii) the exchange, development and use of technology collected or developed by or through this Integrated Project Team.

NOW, THEREFORE, in consideration of the premises and of the mutual promises exchanged and contained within this Integrated Project Team Exhibit, the Parties have reached the following agreement concerning the formation and operation of the Owner's Steering Committee and the Integrated Project Team.

SECTION 1.0
DEFINITIONS

As used in this Exhibit, the initially capitalized terms shall have the meanings assigned in Article 2 of the Offshore Operating Agreement or as specified below:

1.1 **Confidential Work Product**: shall mean all proprietary geophysical, geochemical, drilling, engineering or other similar technical data, along with information, reports, studies, analysis, models or similar data and documents that are developed by the Integrated Project Team within the scope of its work or received from or on behalf of the Parties for use in the Integrated Project Team's work. The term shall include all proprietary information developed by the Integrated Project Team, the cost of which is charged to the Joint Account. The provisions of this Exhibit shall not be applicable to "Confidential Data," as that term is defined in the Offshore Operating Agreement.

1.2 **Project Manager**: shall mean the designated representative of the Operator who will direct, supervise and oversee the work of the Integrated Project Team.

1.3 **Integrated Project Team ("IPT")**: shall mean the group of management, supervisory, technical and support personnel from the Parties assigned to assist the Operator with preparing a Development Plan for a Prospect Area, and for the planning, design, engineering and installation of a Production System for a Prospect Area as further provided for in this Exhibit "G." The IPT shall be formed pursuant to Article 12.0 (*Development Plans*).

1.4 **Offshore Operating Agreement**: shall mean that certain Offshore Operating Agreement to which this Exhibit "G" is attached.

1.5 **Background Technology**: shall mean any proprietary geophysical, geochemical, drilling, engineering or other similar technical data, information, reports, studies, analysis, models or similar data and documents developed or obtained by a Party outside of the scope of the Offshore Operating Agreement (and this Exhibit) that is disclosed by a Party or exchanged by the Parties for use by the Integrated Project Team.

1.6 **Employees**: shall mean any individual under the employment of any Party to this Offshore Operating Agreement including any Affiliate or contractor which may represent any Party hereunder.

1.7 **Owner's Steering Committee ("OSC")**: shall be composed of personnel from the Parties consisting of one (1) senior management representative and two (2) alternate representatives. The senior management representative shall be authorized to i) review and evaluate all issues presented to the OSC and ii) advise and consult with the Project Manager through Operator's representative on the OSC. In addition to the senior management representative, the alternate representatives shall whenever possible attend all OSC meetings. In the event a senior management representative is unable to attend a scheduled meeting, any alternate representative attending the meeting shall be authorized to act in place of the senior management representative. A representative of a Party on the OSC may also represent such Party on the IPT.

SECTION 2.0
INTEGRATED PROJECT TEAM FORMATION and OWNER'S STEERING COMMITTEE

2.1.1. A) **Formation and Staffing of the Integrated Project Team**: An IPT of project, technical and support personnel may be established pursuant to the terms of Article 12.2 (*Proposal of Integrated Project Team*) of the Offshore Operating Agreement. Each Participating Party may nominate representatives possessing

specific backgrounds as identified by the Project Manager to progress the Development Plan. Each Participating Party may nominate a number of IPT members equal to its Participating Interest in the IPT. Each Party shall have the right to have percentage representation on the IPT (including supervisory positions that report to the Project Manager) up to its respective working interest share of the total number of technical personnel to be assigned to the Integrated Project Team. However, a Party shall not be precluded from having more or less than its respective Participating Interest representation on the IPT, if approved by the Project Manager and consistent with the needs of the IPT. The Project Manager must approve actual participation of any individual nominated by a Party for participation on the IPT, and such approval shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, nothing in this Exhibit "G" shall preclude each Participating Party from having at least one (1) team member.

B) **<u>Formation and Staffing of the Owner's Steering Committee</u>:** The Parties agree to establish an OSC as soon as is reasonably possible after the drilling of a Producible Well. The overall intent of the OSC is to allow each Party to have adequate input through meetings and discussions, into any and all operational matters contemplated by this Agreement after the drilling of a Producible Well. The OSC will meet from time to time at the request of any member of the OSC. A Party desiring to hold a meeting shall provide the other Parties with the written notice at least ten (10) days in advance of the desired meeting date. The notice shall list the desired time and place of the meeting and the issues to be discussed. Upon the mutually agreement of the OSC members, which agreement shall not be unreasonably withheld, the requested meeting will be scheduled. Additionally, the OSC shall advise the Project Manager through Operator's representative on the OSC. At such time as an IPT is formed pursuant to the terms of the Offshore Operating Agreement, any Party represented on the

OSC that elects not to participate in the IPT, shall upon such election be deemed to have immediately resigned from the OSC.

2.1.2 **Employee Staff Contribution**: Each Participating Party in the IPT AFE shall have the right (but not the obligation) to nominate its Employees as members of the IPT. Nominated Employees may include project, technical or support personnel.

2.1.3 **Affiliate and Contract Staff**: The IPT may utilize the resources of Affiliates, consultants and contractors to carry out the work of the IPT. Consultants or contractors nominated by Participating Parties to serve on the IPT in the place of a Participating Party's employees are included under the terms of this Section 2.1.2. The individuals nominated for participation by the Participating Parties must have experience commensurate with the position to which they are being nominated, who could be expected to meaningfully participate and contribute to the work of the IPT.

2.2 **Status of Team Members**: Each Employee member of the IPT and the OSC shall remain an employee of its respective company and each company shall remain responsible for their employees' salaries and benefits as well as maintaining worker's compensation insurance on their employees. Accordingly, each Party will continue to administer the compensation, benefits, allowances and staff planning of its employees on the IPT and the OSC. Each Party retains the right to ultimately direct the details and means by which their representatives participate on the IPT. However, Employees who participate on the IPT will receive team assignments and general supervision from the Project Manager in connection with their day to day work. An individual selected to the IPT shall, insofar as possible, and consistent with the needs of the IPT and the individual's employer, serve on the IPT for the duration of the IPT. Notwithstanding the above, some IPT members may be selected for specific tasks or phases of IPT work, and

upon the conclusion of such tasks or phases these team members may be dismissed by the Project Manager.

2.3 **Project Manager**: The IPT shall operate under the direction of the Project Manager, who shall be a designated representative of the Operator who will direct, supervise and oversee the work of the IPT but shall also consult with the OSC through Operator's representative on the OSC. The Project Manager shall be responsible for making team assignments and shall be responsible for the overall management and supervision of specific work tasks for the IPT. The Project Manager shall determine at whose offices the IPT work is to be undertaken. The Project Manager shall be responsible for selecting team members from the nominations provided by Parties. The Project Manager shall also be responsible for selecting contractors to perform certain IPT activities, acquiring supplies and services needed by the IPT and for instituting rules and procedures for maintaining confidential information. The Project Manager shall also be responsible for making presentations on any Initial or Subsequent Production System and associated documentation at meetings which are conducted under the Offshore Operating Agreement or are requested by the OSC.

2.4 **Work Scope of the Integrated Project Team**: The primary objective for forming any IPT is to pool the talents of the Parties in preparing feasibility studies prior to Development Operations and in planning, design, engineering, fabricating, transportation and installation of any Production System. The proposal of the Development Plan (including the Initial Production System) and commitment of funds thereto shall be handled in accordance with Article 12.0 (*Development Plans*) of the Offshore Operating Agreement. For any project undertaken by the IPT, the Operator shall provide: (1) a memo describing the anticipated scope of the team's work to be undertaken in reasonable detail such that the Non-Operator may make an informed decision concerning its participation in the Integrated Project Team; (2) a memo describing the type and number of staff required to complete the assignment; and (3) an AFE itemizing the Operator's estimate of the Cost of the Integrated Project Team. Approval of the IPT AFE (and

scoping memo) shall be handled pursuant to Article 12.2 (*Proposal of Integrated Project Team*) and 12.3 (*Integrated Project Team* Election) of the Offshore Operating Agreement.

2.5 **Reports by the Integrated Project Team**: The Project Manager shall review the progress of the work of the IPT with the OSC and all Participating Parties at least quarterly, and present the results of any studies or planning upon their conclusions. The time and place of the meetings of the IPT and location for conducting IPT activities shall be determined by the Project Manager.

2.6 **Integrated Project Team Costs**: The costs and expenses for the IPT shall be charged to the Joint Account pursuant to Exhibit "C" (*Accounting Procedure*) of the Offshore Operating Agreement. Each Participating Party in the IPT shall be responsible for its Participating Interest share of the IPT expenses, regardless of its level of Employee participation on the IPT.

2.6.1 **Employee Charges**: Each Participating Party in the IPT shall recover the costs of Employees assigned to or associated with the IPT through charges to the joint account under Exhibit "C" (*Accounting Procedure*) of the Offshore Operating Agreement. The Parties shall endeavor to arrive at agreed upon costs for employees of like disciplines.

2.6.2 **Contractors and Consultants**: The Project Manager may retain the services of consultants and contractors as is reasonably necessary to carry out the studies and tasks assigned to the IPT. Costs of such consultants and contractors assigned to the IPT shall be recovered by Operator through charges to the joint account under Exhibit "C" (*Accounting Procedure*) of the Offshore Operating Agreement. So long as the Costs of the consultant or contractor are within the scope and amount of an approved AFE, the Project Manager's retention of consultants shall not require additional approval by the Participating Parties.

2.7 **Liability of Integrated Project Team Members**. Each Party agrees to defend, hold harmless and indemnify the other Parties from and against any loss, damage, claim suit, liability, judgment and expense (including attorney fees and other costs of litigation) for any personal injury (including death) of its Employees on the IPT or the OSC.

SECTION 3.0 Security Provisions

3.1 **Security Policies**: All Operator and Non-Operator Employees and associates with the IPT shall honor Operator's security system and shall treat all information directly or indirectly learned or received by virtue of its participation on the IPT as confidential in accordance with the provisions of Operator's security manual, and all revisions thereto which are made prior to termination of this Exhibit. A copy of the security manual and any revisions thereto shall be made available to Non-Operator Employees by the Project Manager for their use during the project. This obligation of confidentiality shall also apply to any other proprietary and confidential information which may relate to matters other than the Prospect Area to which IPT members are exposed by virtue of working in Operator's offices. Operator will use reasonable efforts to minimize the exposure of Non-Operator personnel to the Operator's proprietary and confidential information. In no event shall confidential information be disclosed to a third party without the prior written consent of Operator and Non-Operator except as provided in the Offshore Operating Agreement.

SECTION 4.0
Confidentiality

4.1 **Confidentiality Obligation:** Each Party agrees to maintain as confidential and not to use or disclose to any third party the Confidential Work Product, except as expressly provided hereunder, for a confidentiality period commencing on the date of execution of the

Offshore Operating Agreement and extending through the later of (i) two (2) years following the termination of the IPT work pursuant to Section 8 of this Exhibit "G" or (ii) seven (7) years following the date of execution of the Offshore Operating Agreement. After expiration of the confidentiality period the receiving Party's obligations of confidentiality and restrictions on use shall cease. Each Party agrees to treat the disclosure of the Confidential Work Product in the same manner as it treats its own confidential information.

4.1.1 **Background Technology**: The Parties shall use best efforts to declare and list Background Technology and information which will be utilized by the IPT prior to establishment of the IPT. However a Participating Party may declare and list additional Background Technology after establishment of the IPT if it deems such technology will be beneficial to the IPT. Prior to disclosing any Background Technology to the IPT, the Participating Parties shall agree to exempt the Background Technology from the terms of this Exhibit and the Offshore Operating Agreement. If such agreement is not obtained, such Background Technology need not be disclosed to the IPT. The receiving Party shall maintain any Background Technology received as Confidential Work Product under this Exhibit. In no event will Background Technology be disclosed to a third party without the prior written consent of the Party providing the Background Technology to the IPT. Any Background Technology presently owned and developed by a Party prior to the effective date of the Offshore Operating Agreement shall remain the sole property of that Party.

4.1.2 **Consultant Agreements**: The Project Manager and each Party soliciting work from third party contractors and consultants (or from Affiliates) in connection with the IPT shall use its best efforts to secure contract terms with such third party which contain applicable confidentiality terms and which support rights to the Parties consistent with this Agreement.

4.2 **Exceptions and Permitted Disclosures**: Any Participating Party may disclose Confidential Work Product to third parties if such disclosure is either an exception to the confidentiality obligation as listed in Article 7.1.1 (*Exceptions to Confidentiality*) or is a permitted disclosure under Article 7.1.2 (*Permitted Disclosures*) of the Offshore Operating Agreement.

4.2.1 **Patent Application Disclosures**: Notwithstanding the foregoing, each Party may use such Confidential Work Product under Subarticle 5.2 as reasonably necessary or appropriate to file patent applications pursuant to Article 6. Prompt notice will be provided to the other Parties of any such filing.

4.2.2 **Subsequent Disclosures**: Following the expiration of the period of confidentiality set forth in Section 4.1 above, each Party may freely use and disclose the Confidential Work Product without accounting to any other Party, subject only to whatever patent rights, copyright restrictions or confidentiality obligations are owed to third parties. Subject to the obligations of confidentiality set forth herein, each Party has the right to copy, display, publish, distribute and prepare derivative works of all documents, drawings or other writings or materials created or conveyed under this Exhibit, including the rights to license, sell or otherwise transfer such rights.

4.3 **Supporting Agreements**: Each Party shall be responsible for insuring that its respective representatives fully abide by all obligations associated with the confidentiality of all information learned as a result of their participation on the IPT and agree to convey such information to others in their company on a "need-to-know" basis only. In this regard, there shall be limited reproduction of IPT generated data. Upon the Project Manager's request, each Party shall require its respective employees participating on the IPT to execute a confidentiality agreement consistent with the confidentiality obligations specified in the Offshore Operating Agreement and this Exhibit and shall furnish the

other Parties with a copy of same upon request. Operator shall be responsible for securing confidentiality agreements from outside contract services.

SECTION 5.0
USE OF CONFIDENTIAL WORK PRODUCT

5.1 **Receipt of Confidential Work Product**: Each Party will be entitled to receive the full reports of all technical studies, detail reports, general conclusions, numerical results, and design drawings from all engineering services that are charged to the Joint Account pursuant to an AFE in which it is a Participating Party, whether those engineering services are performed by a Party participating in the IPT, an Affiliate or by a third party.

5.2 **Right to use Confidential Work Product**: Each Participating Party may use for its own account (and free of cost) all Confidential Work Product received or developed by the IPT which is (1) Background Technology or (2) developed by the IPT under this Agreement or the cost of which is charged to the Joint Account. Each Participating Party may disclose Confidential Work Product to other members of joint venture or production sharing arrangements in which the Party or Affiliate has an ownership interest provided the other members agree to hold the Confidential Work Product in confidence and to use it only for the benefit of that joint venture or production sharing arrangement.

5.3 **Third Party Limitations**: The Parties acknowledge that various Background Technology may have been received from third parties under preexisting restrictions (e.g., that the Party may disclose the third party source information to a partner in a joint venture only under obligations of confidentiality and under restriction to use the information only in connection with the joint venture). Each delivering Party agrees to identify, in writing, any Background Technology subject to third party restrictions and disclose the nature of the restriction to the receiving Party prior to disclosure of the Background Technology. The delivering Party shall secure the receiving Party's

acknowledgment of such restrictions prior to transmittal of such third party Background Technology. The receiving Party's acknowledgment constitutes its acceptance of such obligations and restrictions imposed upon disclosure and use of the Background Technology.

5.4 **Proprietary Software**: During the term of the IPT, a Party may be authorized to use various computer software and programs which are identified as being proprietary to one of the other Parties. Such proprietary computer software and programs shall not be considered joint property and such computer software and programs are not a deliverable under this Agreement. Use of such proprietary software and programs is not a grant of license of any rights outside of this Agreement and the Parties retain all rights to such property. Computer software and programs which are not proprietary to one of the Parties, but which were developed jointly by the IPT, shall be considered Confidential Work Product and joint property.

SECTION 6.0
INVENTIONS, PATENTS AND COPYRIGHTS

6.1 **Patent Assignment with Right to License and Sublicense**: Patents on inventions which are (1) conceived solely by outside contractors or consultants employed for the joint account, or conceived jointly among the Parties (each including its respective Affiliates) while working on the IPT and (2) from work which has been funded by the Joint Account will be assigned to the Operator with revenue from such patents being credited to the Joint Account. The Operator agrees to grant each Participating Party an irrevocable, non-exclusive, worldwide, royalty-free license to practice under all such patents, including the right to grant sublicenses under such patents to any third party or Affiliate on such other terms and conditions that such Party deems appropriate, without accounting to any other Party.

6.2 **Patent Assignment and License with Limited Right to Sublicense:** Patents on inventions not covered in Section 6.1, which are conceived or first reduced to practice (actual or constructive), by a Party or its Affiliate, either alone or jointly with any outside contractors or consultants, and as a direct result of work which has been funded by the Joint Account, will be owned by that Party. The Party owning any such patent agrees to grant each other Party an irrevocable, non-exclusive, worldwide, royalty-free license under all such patents to make, have made, use and have used such invention for such other Party's own business, including any joint venture or production sharing arrangement in which such other Party has an ownership interest. Further, each such other Party has the right to extend these rights to its Affiliates.

6.3 **No Commitment to Disclose Technology**: Except as expressly set forth above, nothing in this Exhibit "G" will be deemed to require any Party or Affiliate to grant any licenses under any patents to anyone. The scope and content of any Background Technology disclosed under this Agreement will be determined in the sole discretion of the disclosing Party.

SECTION 7.0

WARRANTIES AND INDEMNITIES

7.1 **Disclaimer of Warranties**: ALL INFORMATION DISCLOSED OR RECEIVED BY THE PARTIES HEREUNDER SHALL BE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY, VALIDITY OR UTILITY OF SUCH INFORMATION OR THAT IT CAN BE USED WITHOUT INFRINGING ANY THIRD PARTY PATENT, COPYRIGHT, OR OTHER PROPRIETARY RIGHT. WITHOUT LIMITING THE PRECEDING, ANY EXPRESS, IMPLIED OR STATUTORY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED FROM THIS AGREEMENT. IN NO EVENT SHALL A PARTY CONVEYING OR DISCLOSING INFORMATION BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES ARISING OUT OF OR

RESULTING FROM THE USE OF INFORMATION CONVEYED OR DISCLOSED UNDER THIS EXHIBIT.

7.2 **Indemnities**: Each Party agrees to defend, hold harmless and indemnify the other Parties from and against any loss, damage, claim, suit, liability, judgment and expense (including attorney fees and other costs of litigation) related to or in connection with its use (including use by others which it authorizes), outside of the Contact Area, of any Confidential Work Product, Background Technology or other information or other technology disclosed, exchanged under or developed pursuant to this Exhibit.

SECTION 8.0
MISCELLANEOUS PROVISIONS

8.1 **Export Controls**: Each Party agrees to abide by the United States Department of Commerce regulations concerning the export or re-export of United States source technical data, or the direct product thereof, to unauthorized destinations and regulations in respect of information supplied by or on behalf of any other Party hereunder.

8.2 **Independent Research**: Nothing herein shall in any way restrict or impair the right of any Party to conduct its own independent research, development, or design activities relating to the evaluation of alternate deepwater development systems even though such activities may parallel or overlap the activities of the IPT. Any such Party conducting such independent research activities shall be under no obligation pursuant to the Offshore Operating Agreement or this Exhibit to disclose any results of independent research to the other Party(ies) or with respect to the use or disposition of the results of independent research, including but not limited to all information and data resulting therefrom.

8.3 **Duration of the Integrated Project Team and Owner's Steering Committee**: The IPT shall remain in place until (1) the team has completed the work described in the IPT AFE

and scoping memo, or (2) the planning, design, construction, installation and start-up phase of any Production System has been completed, or (3) IPT work has been terminated by approval of the Participating Parties as a General Matter, whichever is the earlier event. Upon dissolution of the IPT, the Operator shall conduct any further work required for the installation of the Production System. Any AFE in progress at the time of the IPT's dissolution shall continue to be accounted for under Exhibit "C" (*Accounting Procedure*). The OSC shall remain in place until it is disbanded by the unanimous consent of the Parties.

8.4 **Assignability**: Except in those certain transactions set forth in 24.2.3 of the Offshore Operating Agreement, a third party (not currently a Party to this Agreement) who acquires a Working Interest in the Contract Area may join the IPT upon the approval of the Participating Parties as a General Matter. A new Party joining the IPT must agree, in writing, to undertake all obligations set forth for a Party under this Exhibit. Such new Party will have all rights, duties and obligations under this Exhibit regarding the use of all Confidential Work Product exchanged or developed prior to the date it joins the IPT and during its participation thereunder. However, patent rights received by such new Party hereunder pursuant to Section 7.0 of this Exhibit shall be limited to patents based on developments after the date such Party joins the IPT. In the event that a Party assigns its entire interest in the Leases, the assigning Party shall have all the rights specified in this Exhibit, including patent rights and license rights thereunder, based on developments and exchanges prior to the effective date of such assignment and shall continue to have all obligations and duties with respect thereto as set forth in this Exhibit "G" relating to the confidentiality, restrictions on use, patents, indemnity, and as applicable, duties to license the other Parties.

8.5 **Re-instatement of Integrated Project Team**: The IPT may be reinstated by the Operator to assist in further work on the Initial Production System or planning and designing any Subsequent Production System. Any reinstated IPT shall utilize the

procedures of this Exhibit, with any applicable time periods in Article 12 of the Offshore Operating Agreement running from the date of reinstatement of the IPT.

End of Exhibit

OFFSHORE OPERATING AGREEMENT

EXHIBIT "H"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

DISPUTE RESOLUTION PROCEDURE

I. OVERVIEW

A. **Description and Goals.** Arbitration as used in this statement is a procedure whereby an Arbitrator resolves any claim(s), controversy(ies) or dispute(s) (the "Dispute") between the Parties arising out of, relating to or in connection with that certain Joint Operating Agreement (hereinafter "Agreement") to which this exhibit is attached, including the interpretation, validity, termination or breach thereof.

(i) **Binding:** The arbitration process is binding on the Parties and this arbitration is intended to be a final resolution of any Dispute between the Parties to the same extent as a final judgment of a court of competent jurisdiction. Each Party hereby expressly covenants that it shall not resort to court remedies except as provided for herein, and for preliminary relief in aid of arbitration.

(ii) **Enforcement:** A non-prevailing Party shall pay all legal and court costs incurred by the other Party in connection with the enforcement of the final resolution of any Dispute under this Dispute Resolution Procedure. Suits, actions or proceedings in connection with such enforcement shall be instituted in the United States District Court for the ***Eastern District of Louisiana***, and pursuant to Title IX of the United States Code. Each Party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

B. **Duty to Negotiate:** The Parties shall inform one another promptly following the occurrence or discovery of any item or event which might reasonably be expected to result in a Dispute in connection with the Agreement. The Parties will attempt to resolve any such matters to their mutual satisfaction.

C. **Notice of Unresolved Dispute:** Should a Dispute arise which the Parties cannot resolve satisfactorily, either Party may deliver to the other Party a written notice of the Dispute with supporting documentation as to the circumstances leading to the Dispute (the "Notice of Dispute"). The Parties, within ten (10) Business Days from delivery of such notice, shall then each appoint a senior management representative ("Management Representative") who is duly authorized to investigate, negotiate and settle the Dispute. The Management Representative for each Party shall meet and confer as often as they deem reasonably necessary for a period not exceeding thirty (30) days following the delivery of the Notice of Dispute in good faith negotiations to resolve the Dispute amicably. The parties in their sole discretion may also agree to utilize the service of a mediator pursuant to a joint engagement. Unless otherwise provided herein, all such notices shall be served in accordance with the provisions of the Agreement.

II. ARBITRATION PROCESS

A. **Arbitration:** If the Parties are unable to resolve the Dispute within forty (40) days following the delivery of the Notice of Dispute, or such additional time as may be mutually agreed by the Parties in writing, the matter shall be submitted to arbitration in accordance with the procedures set forth below.

B. **Initiation of Arbitration:** The arbitration shall be initiated by either party delivering to the other a Notice of Intention to Arbitrate.

C. **Governing Procedures:** Except as expressly provided herein, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American

Arbitration Association, as such rules may be modified from time to time, or such other procedures that may be mutually acceptable to the Parties.

(i) **Governing Law:** The Arbitrator shall apply the governing substantive law of the state chosen by the Parties to the Agreement.

D. **Arbitrator:** There shall be one Arbitrator, who shall be independent, impartial and experienced in arbitration proceedings. Arbitrator shall be experienced in the oil and gas industry and knowledgeable or specializing as to the subject matter involved in the Dispute. The Arbitrator shall be chosen as follows: the Parties shall have thirty (30) days from the delivery of a Notice of Intention to Arbitrate to mutually agree on an Arbitrator. If the Parties cannot mutually agree within said thirty (30) day period, then the Parties shall, within three (3) days after expiration of the thirty (30) day period, apply to the American Arbitration Association as the Appointing Authority, for the appointment of an Arbitrator for or on behalf of the Parties, and in such case the Arbitrator appointed by the Appointing Authority shall meet the criteria set forth in this Section II.D. and shall act as if mutually agreed to by the Parties.

(i) **Conflicts:** Any Arbitrator, prior to his or her appointment, shall disclose to the Parties all actual or perceived conflicts of interest and business relationships involving the Dispute or the Parties, including but not limited to, any professional or social relationships, present or past, with any Party (or its affiliates), including any Party's (or its affiliates) directors, officers and supervisory personnel and counsel. Any Party may challenge in writing the appointment or continued service of any Arbitrator for lack of independence, partiality or any other cause likely to impair such Arbitrator's ability to effectively participate in the proceedings or render a fair and equitable decision. Where such challenge is made, the Appointing Authority shall uphold or dismiss the challenge. In the event a challenge is upheld, the Arbitrator shall be replaced. A replacement will be selected in the same manner as the original Arbitrator was selected. If an Arbitrator resigns or becomes unable or

unwilling to continue to serve as the Arbitrator, a replacement shall be selected in the same manner as that Arbitrator was chosen.

(ii) **Multi-Party Arbitrations:** Where more than two Parties are involved in the Dispute ("Multi-Party Arbitration"), all Parties shall jointly name and agree as the appointment of the Arbitrator meeting the criteria set forth in Section II.D. above. If the Parties cannot agree as to the choice of the Arbitrator within the said thirty (30) days, any of the Parties hereto may in like manner, within three (3) days after written notice to the other Parties, apply to the Appointing Authority for the appointment of an Arbitrator meeting the criteria set forth in Section II.D. above.

(iii) **Management of the Arbitration:** The Arbitrator shall actively manage the proceedings as he or she deems best so as to make the same expeditious, economical and less burdensome and adversarial than litigation. Unless agreed to by the Parties in writing, and notwithstanding the possible role of the American Arbitration Association as Appointing Authority in Section II.D above, the arbitration shall not be managed or administered by the American Arbitration Association or any other association, group or body.

E. **Confidentiality:** All documents, briefs, testimony, transcripts, as well as, all Arbitrator decisions shall be confidential. Likewise, the views, suggestions, admissions, proposals and other information exchanged in the arbitration are confidential and are inadmissible in any other proceeding.

F. **Costs and Expenses:** The Parties involved in the Dispute shall be equally responsible for all costs, fees and expenses incurred by the Arbitrator and any other incidental costs incurred in connection with the arbitration proceeding shall also be borne equally by the Parties. Each Party is solely responsible for its own attorneys' fees and expenses incurred in the Arbitration. In the event of a Multi-Party Arbitration, all costs and expenses shall be borne equally by all Parties.

G. Submissions: Within thirty (30) days after the selection of the Arbitrator, each Party shall provide the Arbitrator with a short and plain submission defining the issues to be decided and the nature of the relief that the Arbitrator may award (the "Submission"). This Submission shall explicitly authorize the Arbitrator to decide these issues. This authorization shall stay in force for period no longer than nine (9) months from this Submission. If the Parties are unable to reach consensus as to the issues involved, the Arbitrator in his or her sole discretion shall frame the issues through a reasonable procedure. The Arbitrator will render decisions on the specific issues established and shall fashion any remedy that the Arbitrator deems appropriate so long as that remedy is consistent with the Parties' Submissions hereunder. Any money judgment entered by the Arbitrator shall be payable in U.S. dollars.

H. Transcriptions: The presentations, testimony, and argument will be transcribed for the benefit of the Arbitrator and the Parties.

I. Discovery: Commencing thirty (30) days after the receipt of the opposing Party's Submission, each Party may serve upon the other Party up to ten (10) requests for the production of documents, including subparts. The requests shall be made in good faith and not be served for the purpose of delay or harassment. Each request shall describe the type of document(s) sought and each request shall be limited to documents that are relevant to a claim or defense in the Arbitration proceeding, or reasonably calculated to lead to the discovery of admissible evidence. The requests need not be served all at once but may be served in stages.

(i) The Party served with a request under this provision shall provide the requesting Party with copies of the requested documents, and identify the request to which each document is responsive, within twenty (20) days of the receipt of the request. If the Party served with a request objects to the production of any of the requested documents, it shall nevertheless produce within the permitted time all documents responsive to any request that is not objected to by that Party.

(ii) A Party that is served with a request may challenge the propriety of the request within the time permitted for response by a short written objection which shall be forwarded to the requesting Party and to the Arbitrator. The requesting Party shall submit its response, if any, to the objecting Party and the Arbitrator within five (5) days of receipt of the objection. The Arbitrator shall consider the request, the objection and the response, if any, and decide whether the production shall be allowed or denied or whether the request should be modified within ten (10) days after the submission of the adverse Party's response. Neither Party shall have the right to conduct depositions during the arbitration.

J. **<u>Presentations:</u>** No later than twenty-five (25) days prior to the date that presentations to the Arbitrator are to begin, each Party will submit to the Arbitrator and serve on the other Party a written position statement. The original statement of each Party shall not exceed thirty-five (35) typewritten letter-size pages with the font size no less than twelve pitch and with top, bottom, left and right margins no less than one inch. Each Party shall have the right to submit reply statements no later than fifteen (15) days prior to the date of the presentation. Such reply statements shall not exceed fifteen (15) typewritten letter-size pages with the same font size and margin limitations described above.

(i) All documents and affidavits that a Party intends to use during its presentation, together with the identity of the witnesses, if any that such Party intends to call during the presentation, shall be submitted to the Arbitrator and served on the other Party with the position and reply statements. All demonstrative exhibits shall be exchanged five (5) days in advance of the presentations.

(ii) The presentations to the Arbitrator shall extend for such time as the Arbitrator deems to be appropriate, but in no event longer than two (2) days and shall be concluded within six (6) months after selection of the Arbitrator. Presentations of each Party shall occur successively with no intervening delay.

(iii) Each Party shall make an oral and/or documentary presentation of its position in such order and in accordance with the time schedule established by the Arbitrator. All witnesses shall be sworn and the other Party shall have the right to cross-examine such witnesses. The Arbitrator may question each of the presenters and the witnesses presented during or following any and all presentations.

The Arbitrator shall determine a reasonable time and location for the presentations.

K. **Decision and Award:** The Arbitrator shall promptly (within sixty (60) days of conclusion of the presentations or such longer period as the Parties may mutually agree) determine the claims of the Parties and render a final decision in writing. The decision shall state with specificity the findings of fact and conclusions of law on which it rests. The decision rendered by the Arbitrator may be enforced in accordance with Section I.A.(ii), above, and may only be appealed pursuant to Section L below. The decision shall be served upon each of the Parties by facsimile transmission and by first class mail.

(i) If applicable law allows pre-award interest, the Arbitrator may, in his or her discretion, grant pre-award interest and, if so, such interest may be at commercial rates in the state chosen by the Parties pursuant to Section II.C.(i) during the relevant period. Each Party shall be responsible for its own attorney's fees and costs of arbitration. The Arbitrator shall not award consequential, punitive, indirect or other non-compensatory damages.

(ii) Within ten (10) days of receipt of the award either side may submit a Motion to Modify the award. A response shall be due within fifteen (15) days thereafter and the Arbitrator shall rule thereon within fifteen (15) days after receipt of the response.

(iii) Judgment on the award may be entered in a United States District Court for the Eastern District of Louisiana at any time within one year after the decision is made.

L. Vacation of Award and Appeal: An appeal from an order or judgment pursuant to this Section II.L. shall be instituted in the United States District Court for the Eastern District of Louisiana. The court may vacate the award only if the award was procured by or through fraud or corruption. Each Party waives any option or objection that it may now or thereafter have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of the court in any such suit, action or proceeding. Each Party agrees that a remedy at law for a violation of this Section II.L. may not be adequate and therefore agrees that the remedies of specific performance and injunctive relief shall be available in the event of any violation in addition to any other right or remedy at law or in equity to which any Party may be entitled.

M. Res Judicata: To the extent permitted by law, any decision of the Arbitrator shall not be *res judicata* or have any binding effect in any other litigation or arbitration where any Party to this Agreement may also be a Party.

End of Exhibit

OFFSHORE OPERATING AGREEMENT

EXHIBIT "I"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

MEMORANDUM OF OFFSHORE OPERATING AGREEMENT AND FINANCING STATEMENT COVERING
__AREA, BLOCK(S)__

1.0 This Memorandum of Offshore Operating Agreement and Financing Statement (hereinafter called "Memorandum") is entered into by the undersigned Parties (each of which is hereinafter called "Party" and all of which are hereinafter called "Parties") effective as of the effective date of the Offshore Operating Agreement referred to in Paragraph 2.0 below.

2.0 The Parties have entered into that certain Offshore Operating Agreement effective July 1, 2007, (hereinafter called "Operating Agreement") to explore, develop, and operate the lands and lease(s) described in Attachment I hereto (hereinafter called "Lands and Lease(s)") and to produce oil and gas (including condensate and liquefiable substances entrained in the gas stream) therefrom and have designated the Party identified in Attachment 1 as Operator to conduct such operations for itself and on behalf of the rest of Parties hereto as Non-Operators, as set forth in Attachment 1.

3.0 The Operating Agreement provides for certain liens, mortgages, pledges and security interests. The Operating Agreement contains an accounting procedure, along with other provisions, which provide for the payment of interest on past-due amounts and supplements the lien, mortgage, and security interest provisions, and also includes non-consent clauses which provide that Parties who elect not to participate in certain operations shall be deemed to have relinquished their interest in production until the carrying consenting Parties are able to recover their costs of such operation plus a specified amount. Should any person or entity desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, that person or entity should contact the Operator.

4.0 The purpose of this Memorandum is to more fully describe the liens, mortgages, pledges and security interests provided for in the Operating Agreement, and to place third parties on notice thereof, and to restate, grant and convey the same to the extent required to perfect the same fully in accordance with applicable state law.

5.0 To secure payment and performance by each Party of all its current and future obligations under the Operating Agreement (including, but not limited to, payment by each Party of its share of costs, plus attorneys fees, court costs, related collection costs and accrued interest on unpaid amounts due from time to time under the Operating Agreement, and the timely and proper payment by Operator to independent contractors and other persons entitled thereto performing work for the Joint Account of all sums advanced from time to time by the Non-Operators pursuant to the terms of the Operating Agreement), the Parties have agreed and do hereby agree as follows:

5.1 The Operator shall conduct and direct and have full control of all operations on the Lands and Leases, as permitted and required by, and within the limits of the Operating Agreement.

5.2 The liability of the Parties under the Operating Agreement and this Memorandum shall be several, not joint or collective. Each Party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs under the Operating Agreement and this Memorandum.

5.3 Each Party grants to each of the other Party(ies) a first mortgage and lien upon all its right, title and interest in the Lands and Lease(s), and a pledge and security interest in its share of oil and gas when extracted and its interest in all equipment and property, including fixtures, whether movable or immovable, corporeal or incorporeal located upon and/or used or useful in the production of oil and gas from such Lands and Lease(s) (all such property being more fully described in Paragraph 6.0) To the extent that a Party has a security interest under the Uniform Commercial Code, such Party shall be entitled to exercise the rights and remedies of a secured party under the Operating Agreement and this Memorandum under the Code. The bringing of a suit and the obtaining of judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interest for the payment thereof. To the extent applicable state law requires liquidation of the same for the mortgage to be enforceable, the maximum amount of the obligation to be secured from time to time by each such lien and mortgage shall be $25 million ($25,000,000.00); otherwise the maximum amount of the obligation to be so secured shall be unlimited. Notwithstanding the foregoing maximum amount of $25 million ($25,000,000.00), the liability of each Party as under the Operating Agreement and this Memorandum and the mortgage, lien, and security interest granted hereby shall be limited (and Operator shall not be entitled to enforce the same against each Party for an amount exceeding) the actual obligations and indebtedness (including all interest charges, costs, attorneys fees, and other charges provided for in the Operating Agreement or in this Memorandum) outstanding and unpaid and that are attributable to or charged against the interest of such Party pursuant to the Operating Agreement.

5.4 If any Party fails to pay its share of costs under the Operating Agreement when due, Operator may require other Parties to pay their proportionate part of the unpaid share, whereupon each such Party shall be secured by the mortgage and lien, pledge and security interest stated herein and such paying party shall be subrogated to the security rights of Operator against the non-paying Party arising under the Operating Agreement and this Memorandum.

6.0 Each Party, as debtor and mortgagor, grants to each of the other Parties, as secured party and mortgagee, a first mortgage and lien, pledge and security interest in and to the following collateral, to the extent such collateral is susceptible of mortgage, pledge and security interest, whether now owned or existing or hereafter acquired:

6.1 <u>Collateral Subject to Liens, Pledges, and Security Interest</u>

(A) All personal property located upon and/or used or useful in the production of oil and gas from such Lands and Lease(s), including things constituting "Facilities", "Pipelines", "Flowlines", "Wells" and "Platforms" under the Operating Agreement.

(B) All equipment and appurtenances, including fixtures, whether movable or immovable, corporeal or incorporeal located upon and/or used or useful in the production of oil and gas from the Lands and Lease(s), including things constituting "Facilities", "Pipelines", "Flowlines", "Wells" and "Platforms" under the Operating Agreement.

(C) Oil and gas (including condensate and liquefiable substances entrained in the gas stream) in and under the Lands and Lease(s) which may be extracted therefrom.

(D) All accounts resulting from the sale of the items described in Subparagraph (C) at the wellhead of every well located and/or producing oil and gas from the Lands and Lease(s).

(E) All items used, useful, or purchased for the production, treatment, storage, transportation, manufacture, or sale of the items described in Subparagraph (C).

(F) All rights under any gas balancing agreement, general intangibles, contract rights (including farmout rights, option farmout rights, acreage and or cash contributions, conversion rights, contracts for drilling and contract for the fabrication of items listed in Subparagraphs (A) and (B) above) to the extent such rights and intangibles relate to the Lands and Lease(s).

(G) All interests in any limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lands and Lease(s) or in any other collateral encumbered by this Memorandum.

(H) All the proceeds and products of the items described in the foregoing Subparagraphs, and all substitutions therefor, replacements thereof, or accessions thereto.

6.2 Collateral Subject to Mortgages and Liens

(A) The Lands and Lease(s), including all oil and gas thereunder which may be produced therefrom.

(B) All equipment and appurtenances, including fixtures, whether movable or immovable, corporeal or incorporeal located upon and/or used or useful in the production of oil and gas from such Lands and Lease(s), including things constituting "Facilities", "Pipelines", "Flowlines", "Wells" and "platforms" under the Operating Agreement.

(C) All easements, rights of way and other real property interests located upon and/or used or useful in the production of oil and gas from such Lands and Lease(s).

7.0 The accounts described in Paragraphs 6.1(D) will be financed at the wellhead of the well or wells located on and/or producing oil and gas from the Lands and Lease(s), and this Memorandum may be filed for record in the county(ies) and/or parish(es) adjacent thereto, with the office of the Minerals Management Service having oversight responsibility for the Lands and Lease(s) and in the appropriate Uniform Commercial Code records. All Parties who are signatories to the Operating Agreement as of the date this Memorandum is executed are identified on Attachment I.

8.0 On default of any covenant or condition of the Operating Agreement, and after notice and opportunity to cure has been given and the defaulting Party has failed to cure such default pursuant to the Operating Agreement, in addition to any other remedy afforded by law, each Party and any successor to such Party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting Party has in personal property collateral described in Paragraphs 6.1 and 6.2 and to foreclose the lien, mortgage, pledge, and security interest in the manner provided by law.

9.0 Upon expiration of the Operating Agreement and the satisfaction of all debts thereunder, within thirty (30) days after receiving a written request from any Party, the Operator shall file of record with respect to the Operating Agreement and this Memorandum a release and termination on behalf of all Parties. Absent such request, Operator shall not be required to file such release or termination if the security rights hereunder have lapsed or will lapse, by operation of law, as a consequence of a continuation statement and/or reinscription notice not being filed. If such release and termination is filed, all benefits and obligations under this Memorandum shall terminate as to all Parties with respect to the expiring Operating Agreement. Operator or any other Party shall have the right to file a continuation statement and/or reinscription notice on behalf of all Parties.

10.0 It is understood and agreed by the Parties hereto that if any part, term, or provision of this Memorandum is by the courts held to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

11.0 This Memorandum shall be binding upon and shall insure to the benefit of the Parties hereto and to their respective legal representatives, successors, and permitted assigns. The failure of one or more persons owning an interest in the Lands and Lease(s) to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who have executed this Memorandum.

12.0 A person or entity having a working interest in the Lands and Lease(s) may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying person or entity had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such Party hereby consents to its ratification

and adoption by any person or entity who may have or may acquire any interest in the Leases.

13.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purposes of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record. Each Party authorizes the filing by any other Party of an original, a certified copy, and/or any photocopy of this Memorandum as a financing statement under the Uniform Commercial Code.

14.0 The provisions of this Memorandum shall govern in the event of any conflict with the Operating Agreement.

15.0 To the extent this transaction is governed by Louisiana law, this instrument, when filed for registry, is intended to function as both a filed agreement under Section 2731 of the Louisiana Revised Statutes and a declaration under Section 2732 of the Louisiana Revised Statutes, and/or successor statutes, and to create a conventional mortgage.

WITNESSES:

____

____

LLOG EXPLORATION OFFSHORE, INC.

By:______________________________

Date:____________________________

Address:
433 Metairie Road, Suite 600
Metairie, LA 70005

U.S. Employer Identification No.: __________

Organizational Identification No.: __________

WITNESSES:

____

____

RIDGEWOOD ENERGY CORPORATION

By:______________________________

Date:____________________________

Address:
11700 Old Katy Road, Suite 280
Houston, Texas 77079

U.S. Employer Identification No.: __________

Organizational Identification No.: __________

ACKNOWLEDGMENTS

STATE OF LOUISIANA

PARISH OF ORLEANS

On this ___ day of ___________________, before me, appeared ___________________ to me personally known, who, being by me duly sworn, did say that he is the ________________ of LLOG EXPLORATION OFFSHORE, INC. and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and ________________ acknowledged the instrument to be the free act and deed of that corporation.

____
NOTARY PUBLIC

STATE OF ____________________

COUNTY OF ____________________

On this ___ day of ___________________, before me, appeared ___________________ to me personally known, who, being by me duly sworn, did say that he is the ________________ of RIDGEWOOD ENERGY CORPORATION and that the foregoing instrument was signed in behalf of that corporation by authority of its Board of Directors and ________________ acknowledged the instrument to be the free act and deed of that corporation.

____
NOTARY PUBLIC

ATTACHMENT "1"

Attached to and made a part of that certain Memorandum of Offshore Operating Agreement dated effective July __, 2007, by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

I. IDENTIFICATION OF LANDS SUBJECT TO AGREEMENT

A. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act OCS-G 21762 dated effective as of May1, 2000 between the United States of America, as Lessor, and Hunt Oil Company and Kerr-McGee Oil & Gas Corporation, as Lessees, covering all of Block 489, Mississippi Canyon, OCS Official Protraction Diagram, NH 16 - 10 containing approximately 5,760 acres, more or less.

B. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act OCS-G 27276 dated effective as of July1, 2005 between the United States of America, as Lessor, and LLOG Exploration Offshore, Inc., as Lessee, covering all of Block 490, Mississippi Canyon, OCS Official Protraction Diagram, NH 16 - 10 containing approximately 5,760 acres, more or less.

II. RESTRICTIONS ON DEPTH

None

III. WORKING INTEREST OF PARTIES

		Working Interest
LLOG Exploration Offshore, Inc., Operator		75%
Ridgewood Energy Corporation, Non-Operator		25%
	Total	100.0%

IV. OVERRIDING ROYALTY INTERESTS

OCS-G 21762, Mississippi Canyon Block 489

Resource Solution 2.0% of 8/8ths

Kerr-McGee Oil & Gas Corporation (Anadarko)	2.50% of 8/8ths
Hunt Oil Company	2.50% of 8/8ths
Kevin A. Small	0.35% of 8/8ths
Gary A. Hummel	0.35% of 8/8ths
Alan D. Keel	0.125% of 8/8ths
Len S. Belcher	0.125% of 8/8ths
Westport Overriding Royalty LLC	0.95% of 8/8ths

OCS-G 27276, Mississippi Canyon Block 490

Resource Solution	2.0% of 8/8ths

The above overriding royalty interests shall be borne by the Parties in proportion to the above Working Interests of each.

V. ADDRESSES OF PARTIES

LLOG Exploration Offshore, Inc.
11700 Old Katy Road, Suite 295
Houston, TX 77079
Attn: Michael Altobelli
Phone: (281) 752-1105
Fax: (281) 596-0219

Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079
Attn: Randy Bennett
Phone: (281) 293-9384
Fax: (281) 293-7705

OFFSHORE OPERATING AGREEMENT

EXHIBIT "J"

Attached to and made a part of that certain Offshore Operating Agreement dated effective July 1, 2007, by and between LLOG Exploration Offshore, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator

TAX PARTNERSHIP PROVISIONS

1 GENERAL PROVISIONS

1.1 Designation of Documents. This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereinafter referred to as the "Agreement;" and this exhibit is hereinafter referred to as the "Exhibit." Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2 Relationship of the Parties. The parties to this Agreement shall be hereinafter referred to as "Party" or collectively as "Parties." The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the "Partnership." For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s)-sublessee(s) and not a partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its obligations.

1.3 Priority of Provisions of this Exhibit. If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 Survivorship.

1.4.1 Any termination of the Agreement shall not affect the continuing application of the Partnership provisions for the termination and liquidation.
1.4.2 Any termination of the Agreement shall not affect the continuing application of the Partnership provisions for the resolution of all matters regarding Federal and State income reporting.
1.4.3 These Partnership provisions shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.

1.5 Term. The effective date of the Partnership shall be the effective date of the Agreement. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

2 INCOME TAX COMPLIANCE AND CAPITAL ACCOUNTS

2.1 Tax Returns. The Tax Matters Partner ("TMP"), as designated in Sec.3.1, shall prepare and file all required Federal and State partnership income tax returns. In preparing such returns the TMP shall use its best efforts and in doing so shall incur no liability to any other Party. Not less than shiny (30) days prior to the return due date (including extensions) the TMP shall submit to each Party for review a copy of the return as proposed.

2.2 Fair Market Value Capital Accounts. The TMP shall establish and maintain for each Party fair market value ("FMV") capital accounts and tax basis capital accounts. Upon request, the TMP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party's FMV capital accounts as of the end of the return period.

2.3 Information Requests. Each Party agrees to furnish to the TMP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under this Agreement as may be required for the proper preparation of such returns and capital accounts.

3 TAX MATTERS PARTNER

3.1 Tax Matters Partner. The Operator [*if Operator is not TMP strike "Operator" and insert the name of Party.*]__________________ _____________________ is designated TMP as defined in Internal Revenue Code (the "Code") §6231(a)(7). In the event of any change in the TMP, the Party serving as TMP at the beginning of a given taxable year shall continue as TMP with respect to all matters concerning such year. The TMP and other Parties shall use their best effort to comply with responsibilities outlined in this section and Code §§6222 through 6233 and 6050K (and the Treasury Regulations thereunder) and in doing so shall incur no liability to any other Party. Notwithstanding the TMP's obligation to use its best

efforts in the fulfillment of its responsibilities, the TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.

3.2 Information Request by the TMP. The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information (including information specified in Code §§6230(e) on partner identification and 6050K for transfers of partnership interests) the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

3.3 TMP Agreements with IRS.

3.3.1 The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

3.3.2 Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Cod §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

3.4 Inconsistent Treatment of Partnership Items. If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party's intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

3.5 Request for Administrative Adjustment. No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the request on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request, if shorter, any Party, including the TMP, may file a request for administrative adjustment on its own behalf.

3.6 Judicial Proceedings. Any Party intending to file a petition under Code §§ 6226, 6228, or any other Code section with respect to any partnership item, or

other tax matters involving the Partnership, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within a reasonable time to allow the other Parties to participate in the choice of the forum for such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

4 TAX AND FMV CAPITAL ACCOUNT ELECTIONS

4.1 General Elections. For both income tax return and capital account purposes, the Partnership shall elect:

(a) to deduct currently intangible drilling and development costs ("IDC");

(b) to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;

(c) the accrual method of accounting;

(d) to report income on a calendar year basis;

if checked below:

____(e) to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);

____(f) under Code §754 to adjust the basis of partnership property, with the adjustments provided in Code §734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TMP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its (their) tax basis capital account(s).

4.2 Depletion. Solely for FMV capital account purposes, depletion shall be calculated by using simulated percentage [*if percentage depletion is not used, strike percentage and insert "cost":*] ______________ depletion within the meaning of Treas. Reg. §1.704-1(b)(2)(iv)*(k)(2)*. For purposes of a simulated percentage depletion calculation the depletion rate shall be the rate specified in Code §613A(c)(1). If simulated cost depletion is used, it shall be determined under the principles of Code §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining reserves shall be as determined consistently by the TMP.

4.3 Election Out Under Code §761(a). The TMP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filing date or the due date

(including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TMP with written objection within thirty (30) days of such notice.

4.4 Other Tax or FMC Capital Account Elections or Consents. Any election other than those referenced above must be approved by the affirmative vote of two (2) or more Parties owning a Majority Working Interest based upon: post-Payout ownership. [*If another voting requirements is desired, strike "post-Payout ownership and insert desired voting requirement:*]______________________________

5 CAPITAL CONTRIBUTIONS AND FMV CAPITAL ACCOUNTS

5.1 Capital Contributions. The respective capital contributions of each Party to the Partnership shall be (a) each Party's interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership and, and (b) all amounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party's agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2 FMV Capital Accounts. The FMV capital accounts shall be increased and decreased as follows:

5.2.1 The FMV capital accounts shall be <u>increased</u> by: (i) the amount of money and the fair market value of any property contributed by each Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject; (ii) a Party's Sec. 6.1 allocated share of Partnership income and gain, or items thereof; and, (iii) that Party's share of a Code §705(a)(1)(B) items.

5.2.2 The FMV capital accounts shall be <u>decreased</u> by: (i) the amount of money and the fair market value of property distributed to each Party (net of liabilities assumed by such Party or to which the property is subject); (ii) that Party's Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and, (iii) that Party's share of Code §705(a)(2)(B) item.

5.2.3 "Fair market value" when it applies to property contributed by a Party to the Partnership shall be assumed to equal the adjusted tax basis, as defined in Code §1011, of that property unless the Parties agree otherwise as indicated below [*or in a separate written agreement; if so, insert reference to separate document*].

Property Contributed	Agreed Fair Market Value
____________________	____________________
____________________	____________________
____________________	____________________

If checked below:

___ 5.3 FMV Capital Account Revaluation. The FMV capital accounts will be revalued to reflect revaluation of partnership property according to Treas. Reg. §1.704-1(b)(2)(iv)*(f)* if the Parties agree pursuant to Sec. 4.4.

6 PARTNERSHIP ALLOCATIONS

6.1 FMV Capital Account Allocations. Each item of income, gain, loss, or deduction shall be allocated to each party as follows:

6.1.1 Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the fair market value of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties' FMV capital accounts.

6.1.2 Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.

6.1.3 Depreciation shall be allocated to each Party in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset.

6.1.4 Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.

6.1.5 Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

6.1.6 Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital balances of the Parties will most closely reflect their respective percentage or fractional interests under the Agreement.

6.1.7 Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such costs or expense.

6.1.8 Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.

6.2 Tax Return and Tax Basis Capital Account Allocations.

6.2.1 Unless otherwise expressly provided in this Sec. 6.2, the allocations of partnership items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations under Sec. 6.1. However, the partnership's gain or loss on the taxable disposition of a partnership property in excess of the gain or loss under Sec. 6.1, if any, is allocated to the contributing Party to the extent of such Party's pre-contribution gain or loss.

6.2.2 The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party's share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3 The Parties recognize that under Code §613A(c)(7)(D) the computation of gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. Furthermore, as provided in Treas. Reg. §1.704-1(b)(4)(v) for oil and gas properties, the amount realized is allocated as follows: (i) An amount that represents recovery of adjusted simulated depletion basis is allocated (without being credited to the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with sec. 6.1.6.

6.2.4 Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.

6.2.5 Any recapture of depreciation, IDC, and any other item of deduction or credit shall, to the extent possible, be allocated among the Parties in

accordance with their sharing of the depreciation, IDC, or other item of deduction or credit which is recaptured.

6.2.6 Any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7 For partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in this Section 6.2 constitute a "reasonable method" of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8 Take in kind:

6.2.8.1 Unless checked below, the income attributable to take-in-kind production will not be reflected on the tax return.

____ 6.2.8.2 The provision for taking production in-kind, as provided in the Agreement, is recognized as each Party's right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to each Party who designated such a market.

7 TERMINATION AND LIQUIDATING DISTRIBUTION

7.1 Termination of the Partnership. Termination shall occur on the earlier of the events described in Code §708(b)(1)(A) or (B).

7.1.1 Upon termination under Code §708(b)(1)(B) each Party's FMV capital account shall not be adjusted as provided in Treas. Reg. §1.704-1(b)(2)(iv)(L).

7.1.2 Upon termination under Code §708(b)(1)(A), the business shall be wound up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Sections 7.2 through 7.4.

7.2 Reversion. First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.

7.3 Balancing. Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TMP shall take the actions specified

under this Sec. 7.3 in order to cause the ratios of the Parties' FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party's FMV capital account is represented by a fraction, the numerator of which is the Party's FMV capital account balance and the denominator of which is the sum of all Parties' FMV capital account balances. This is hereafter referred to as the "balancing of the FMV capital accounts" and, when completed, the FMV capital accounts of the Parties shall be referred to as "balanced".

7.3.1 The Fair market value of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such fair market value, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6. If hereafter any Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with Treas. Reg. §1.704-1(b)(2)(ii)(b)(3) such Party is obligated to contribute an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the "Deficit Make-Up Obligation"). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Secs. 7.3.2 and 7.3.3 shall apply.

7.3.2 If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.

7.3.3 Unless Sec. 7.3.2 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.3.4 If a property is to be valued under Sec. 7.3.1 or distributed pursuant to Secs. 7.3.2 or 7.3.3 the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TMP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.4 Final Distribution. After the FMV capital accounts of the Parties have been adjusted pursuant to Sec. 7.3, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

8 TRANSFERS, INDEMNIFICATION, AND CORRESPONDENCE

8.1 Transfer of Partnership Interests. Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TMP in writing within two weeks after such transfer.

8.2 Indemnification. This agreement does not provide for any indemnification to protect Parties against any tax cost from a Code §708(b)(1)(B) termination. If the Parties desire such indemnification, it must be expressly stipulated as a variation from this Exhibit.

8.3 Correspondence. All correspondence relating to the preparation and filing of the Partnership's income tax returns and capital accounts shall be sent to:

LLOG Exploration Offshore, Inc.
433 Metairie Road, Suite 600
Metairie, Louisiana 70005
Attn: Tax Department

<u>End of Exhibit</u>

Exhibit "C"

Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

GEOLOGIC AND DATA INFORMATION REQUIREMENTS OF RIDGEWOOD

WELL:	OCS-G-21762 No. 1
LOCATION:	Mississippi Canyon Block 489
OPERATOR:	LLOG Exploration Offshore, Inc.
ADDRESS:	11700 Old Katy Road, Suite 295 Houston, Texas 77079

Ridgewood Energy Corporation (Ridgewood) requests the following data:

DAILY REPORTS

BY FAX OR EMAIL: Daily drilling reports by 7:00 AM to: hdupuy@ridgewoodenergy.com

FAX: 281- 293-7391
Mudlogs, LWD/MWD logs by 8:00 AM to **ATTN: (SEE ATTACHED "WELL INFORMATION REQUIREMENTS"):**

BY MAIL: All preliminary (field) and final logs, reports and other data and correspondence to the above address to the attention of **KEN WEBB.**

ENGINEERING AND REGULATORY DATA

ITEM	COPIES	
	FIELD	FINAL
Drilling Prognosis (complete drilling program)		2
Authority for Expenditure (AFE)		1
Location Plat and Elevation		1
Application for Permit to Drill, Approved Drilling Permit		1
Directional Wall Plot (if directional well)	2	N/A
Daily Drilling Report (**Email or Fax Daily**) Including weekends	1	
DST/Potential Test Reports, Reservoir Fluid Analyses	1	2
Directional Survey Report and Digital data (CD)	1	2
Completion/End of Well Reports		2
Other MMS/Government Reports and Correspondence		1

GEOLOGIC DATA

ITEM	COPIES	
	FIELD	FINAL
Geological Prognosis		2
Mudlogs, Pressure Logs & Show Rpts (**Email Daily**)	1	2
LWD Logs (**Email Daily**)		2
Wireline Logs (**Email**)	1	2
Open Hole Logs (LWD & Wireline) – Prints	1	
	2	2
Open Hole Logs (LWD & Wireline) – CD (LAS/DLIS/PDS/EMF)		2
Core/Sidewall Core Analyses – CD	1	2

Geochemical Analyses of cuttings, gas, liquid samples	1	2
Paleontological Analyses	1	2
Velocity Survey/VSP Data	1	2
Mudlogging Final Report (incl. LAS digital data)		2

WELL CUTTINGS SAMPLES

TYPE	SETS
Wet Samples	None
Washed and Dried Samples	None
Canned Geochemical Samples	None

NOTIFICATION LIST

NAME/TITLE	OFFICE PHONE	Home Phone	EMAIL	CELL/PAGER
Ken Webb (Geologist)	281-293-8375	281-265-3294	kwebb@ridgewoodenergy.com	281-851-7662
H. Dupuy_ (Res.Eng./Ops Eng.)	281-293-0405	281-304-8495	hdupuy@ridgewoodenergy.com	713-261-7907

Please notify Harvey Depuy or one of the above contacts prior to any unscheduled coring or logging.

Ridgewood requests the following on the subject well:

I. General Requirements

A. In accordance with the Operating Agreement, Ridgewood, at its own risk and expense, through its representative, shall have complete and immediate access at all times to the well or wells and the records and information collected in relation thereto. Ridgewood may observe the conduct of operations, if desired. In this regard, Operator will provide Ridgewood transportation on a space-available basis to and from said well or wells on regularly scheduled trips at the sole risk of Ridgewood.

B. Ridgewood shall be notified in sufficient time to allow a representative to be present for all logging, testing, and coring operations and shall be notified when a show of oil or gas deemed worthy of evaluation is detected during operations. Such notice shall be given to one of the parties listed on the notification list.

II. Drill Cuttings, Cores, and Fluid Samples

A. If requested, and pending availability, the Operator shall provide Ridgewood with a sample of fluids recovered from wireline or conventional well tests. An accompanying transmittal letter for each sample should contain the well name, fluid type, test number, depth interval, date and time of collection, and any other pertinent data.

B. Ridgewood shall be furnished a copy of all analyses performed by third-party vender(s) on cuttings, whole core or sidewall core samples, and fluid samples. Upon request, and pending availability, the

Operator shall provide Ridgewood with a split of all whole core, rotary sidewall cores, and percussion sidewall cores for additional testing or analyses.

III. Mudlogs, LWD/MWD Logs, Wireline Logs, Core Analyses, and Reports

A. The 1" mud log, the 1" LWD/MWD log, and the mudlogger's report should be faxed or emailed daily to Ridgewood as noted on page 1. On directional or deviated wells, both measured-depth (MD) and true-vertical-depth (TVD) logs are requested.

B. Prior to any unscheduled wireline logging, Operator shall notify Ridgewood so that Ridgewood may elect to have a representative present on location.

C. A graphical format of the wireline logs should be provided to Ridgewood as soon as possible after each log run. Email distribution of raster image files, faxing (LogNet-style), INSITE-ANYWHERE and Petrolink have been used successfully on past wells. If real time data is being utilized, Ridgewood personnel will be provided access to the data via the internet.

D. Ridgewood should be provided with a final composite of the merged LAS files on wireline/LWD/MWD log digital data as soon as possible at the end of the well or after the final logging run. In addition, the digital data should be available as soon as possible after each intermediate log run.

E. Ridgewood's log and report requirements are listed on page 1.

IV. Cement Bond Logs

A. Ridgewood requests a copy of any Cement Bond Log be mailed and emailed to the attention of:

Mr. _H.Dupuy
Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079

Email address: hdupuy@ridgewoodenergy.com

Exhibit "C"

Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

GEOLOGIC AND DATA INFORMATION REQUIREMENTS OF RIDGEWOOD

WELL:	OCS-G-21762 No. 1
LOCATION:	Mississippi Canyon Block 489
OPERATOR:	LLOG Exploration Offshore, Inc.
ADDRESS:	11700 Old Katy Road, Suite 295 Houston, Texas 77079

Ridgewood Energy Corporation (Ridgewood) requests the following data:

DAILY REPORTS

BY FAX OR EMAIL: Daily drilling reports by 7:00 AM to: hdupuy@ridgewoodenergy.com

FAX: 281- 293-7391

Mudlogs, LWD/MWD logs by 8:00 AM to **ATTN: (SEE ATTACHED "WELL INFORMATION REQUIREMENTS"):**

BY MAIL: All preliminary (field) and final logs, reports and other data and correspondence to the above address to the attention of **KEN WEBB.**

ENGINEERING AND REGULATORY DATA

ITEM	COPIES FIELD	COPIES FINAL
Drilling Prognosis (complete drilling program)		2
Authority for Expenditure (AFE)		1
Location Plat and Elevation		1
Application for Permit to Drill, Approved Drilling Permit		1
Directional Wall Plot (if directional well)	2	N/A
Daily Drilling Report (**Email or Fax Daily**) Including weekends	1	
DST/Potential Test Reports, Reservoir Fluid Analyses	1	2
Directional Survey Report and Digital data (CD)	1	2
Completion/End of Well Reports		2
Other MMS/Government Reports and Correspondence		1

GEOLOGIC DATA

ITEM	COPIES FIELD	COPIES FINAL
Geological Prognosis		2
Mudlogs, Pressure Logs & Show Rpts (**Email Daily**)	1	2
LWD Logs (**Email Daily**)	1	2
Wireline Logs (**Email**)	1	2
Open Hole Logs (LWD & Wireline) – Prints	2	2
Open Hole Logs (LWD & Wireline) – CD (LAS/DLIS/PDS/EMF)		2
Core/Sidewall Core Analyses – CD	1	2

Geochemical Analyses of cuttings, gas, liquid samples	1	2
Paleontological Analyses	1	2
Velocity Survey/VSP Data	1	2
Mudlogging Final Report (incl. LAS digital data)		2

WELL CUTTINGS SAMPLES

TYPE	SETS
Wet Samples	None
Washed and Dried Samples	None
Canned Geochemical Samples	None

NOTIFICATION LIST

NAME/TITLE	OFFICE PHONE	Home Phone	EMAIL	CELL/PAGER
Ken Webb (Geologist)	281-293-8375	281-265-3294	kwebb@ridgewoodenergy.com	281-851-7662
H. Dupuy_ (Res.Eng./Ops Eng.)	281-293-0405	281-304-8495	hdupuy@ridgewoodenergy.com	713-261-7907

Please notify Harvey Depuy or one of the above contacts prior to any unscheduled coring or logging.

Ridgewood requests the following on the subject well:

I. General Requirements

A. In accordance with the Operating Agreement, Ridgewood, at its own risk and expense, through its representative, shall have complete and immediate access at all times to the well or wells and the records and information collected in relation thereto. Ridgewood may observe the conduct of operations, if desired. In this regard, Operator will provide Ridgewood transportation on a space-available basis to and from said well or wells on regularly scheduled trips at the sole risk of Ridgewood.

B. Ridgewood shall be notified in sufficient time to allow a representative to be present for all logging, testing, and coring operations and shall be notified when a show of oil or gas deemed worthy of evaluation is detected during operations. Such notice shall be given to one of the parties listed on the notification list.

II. Drill Cuttings, Cores, and Fluid Samples

A. If requested, and pending availability, the Operator shall provide Ridgewood with a sample of fluids recovered from wireline or conventional well tests. An accompanying transmittal letter for each sample should contain the well name, fluid type, test number, depth interval, date and time of collection, and any other pertinent data.

B. Ridgewood shall be furnished a copy of all analyses performed by third-party vender(s) on cuttings, whole core or sidewall core samples, and fluid samples. Upon request, and pending availability, the

Operator shall provide Ridgewood with a split of all whole core, rotary sidewall cores, and percussion sidewall cores for additional testing or analyses.

III. Mudlogs, LWD/MWD Logs, Wireline Logs, Core Analyses, and Reports

A. The 1" mud log, the 1" LWD/MWD log, and the mudlogger's report should be faxed or emailed daily to Ridgewood as noted on page 1. On directional or deviated wells, both measured-depth (MD) and true-vertical-depth (TVD) logs are requested.

B. Prior to any unscheduled wireline logging, Operator shall notify Ridgewood so that Ridgewood may elect to have a representative present on location.

C. A graphical format of the wireline logs should be provided to Ridgewood as soon as possible after each log run. Email distribution of raster image files, faxing (LogNet-style), INSITE-ANYWHERE and Petrolink have been used successfully on past wells. If real time data is being utilized, Ridgewood personnel will be provided access to the data via the internet.

D. Ridgewood should be provided with a final composite of the merged LAS files on wireline/LWD/MWD log digital data as soon as possible at the end of the well or after the final logging run. In addition, the digital data should be available as soon as possible after each intermediate log run.

E. Ridgewood's log and report requirements are listed on page 1.

IV. Cement Bond Logs

A. Ridgewood requests a copy of any Cement Bond Log be mailed and emailed to the attention of:

Mr. _H.Dupuy
Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079

Email address: hdupuy@ridgewoodenergy.com

Exhibit "D"
Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

Block #]

OCS-G ____

(FORM OF)
ASSIGNMENT OF RECORD TITLE INTEREST

UNITED STATES OF AMERICA	§
OUTER CONTINENTAL SHELF	§
OFFSHORE LOUISIANA	§

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the covenants and agreements of Assignee herein contained, and subject to the terms and conditions hereinafter set forth, **LLOG Exploration Offshore, Inc.**, a Louisiana corporation, whose address is 433 Metairie Road, Suite 600, Metairie, Louisiana 70005 ("Assignor"), hereby sells, transfers, assigns, conveys and delivers unto and **Ridgewood Energy Corporation.**, whose address is 11700 Old Katy Road, Suite 280, Suite 280, Houston, Texas 77079 ("Assignee"), effective as of ________ at 7:00 a.m., local time where the Lease is located the "Effective Time"), ________________ ______percent of eight-eighths (_% of 8/8ths) record title interest in and to the following oil and gas lease (the "Assigned Interest"):

> Serial Number OCS-G ____________________: Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective , issued by the United States of America, as lessor, to ________________, as lessee, covering all of Block ____, Mississippi Canyon, OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760.00 acres, more or less (the "Lease")

TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns forever.

This Assignment of Record Title Interest is made free and clear of all burdens and encumbrances on the Lease, except for the lessor's royalty and those existing burdens and encumbrances set forth in Exhibit "A" attached hereto in existence as of the Effective Time and is delivered and accepted without any warranty of title, express or implied, except as to persons lawfully claiming by, through or under Assignor, but not otherwise, or other representations or warranties. Assignee shall have the rights of full substitution and subrogation in and to any and all rights and actions of warranty which the Assignor has or may have against all preceding owners of the Assigned Interest.

Assignee hereby accepts this Assignment of Record Title Interest subject thereto and hereby assumes and agrees to fully discharge, comply with and perform its share of all duties, liabilities, obligations, both express and implied, imposed on the lessee of the Lease and to comply with all applicable state, federal and local laws and the rules and regulations of all state and federal regulatory and administrative bodies having jurisdiction over the Lease premises or operations for and the production of oil and gas therefrom.

This Assignment of Record Title Interest is subject to that certain Participation Agreement dated effective July 1, 2007 by and between Assignor and Assignee and that certain Operating Agreement dated effective July 1, 2007 by and between Assignor and Assignee.

This Assignment of Record Title Interest is subject to the approval of the Minerals Management Service of the United States Department of the Interior and/or any other governmental department or agency having jurisdiction, which approval(s) Assignee shall earnestly seek to secure by promptly filing this Assignment of Record Title Interest with the appropriate offices of same.

The provisions hereof shall bind and inure to the benefit of Assignee and Assignor and their respective affiliates, heirs, devisees, legal representatives, successors and assigns.

EXECUTED this ______ day of _____ 2007, but effective as of the above-stated Effective Time.

WITNESSES:

____

____

ASSIGNOR:

LLOG Exploration Offshore, Inc.

By:______________________
Name: ______________________
Title: ______________________

WITNESSESS:

____

____

ASSIGNEE:

Ridgewood Energy Corporation

By:______________________
Name: ______________________
Title: ______________________

STATE OF LOUISIANA §
COUNTY OF __________ §

On this ___ day of July 2007, before me appeared Kemberlia Ducote to me personally known, who, being by me duly sworn, did say that she is the Secretary of LLOG Exploration Offshore, Inc., a Louisiana corporation, and that the said instrument was signed on behalf of said corporation by authority of its Board of Directors and appearer herein acknowledged said instrument to be the free act and deed of said corporation.

GIVEN under my hand and seal of office the day and year last above written.

______________________________ NOTARY PUBLIC in and for the aforesaid County and State

State Notarial No. ____________
My Commission expires______________

STATE OF TEXAS §
COUNTY OF HARRIS §

On this ___ day of July 2007, before me appeared __________ to me personally known, who, being by me duly sworn, did say that he is the _______ of Ridgewood Energy Corporation, a ___________ corporation, and that the said instrument was signed on behalf of said corporation by authority of its Board of Directors and appearer herein acknowledged said instrument to be the free act and deed of said corporation.

GIVEN under my hand and seal of office the day and year last above written.

______________________________ NOTARY PUBLIC in and for the aforesaid County and State

State Notarial No.____________
My Commission expires______________

Exhibit "E"

Attached to and made a part of that certain Participation Agreement effective July 1, 2007 by and between LLOG Exploration Offshore, Inc. and Ridgewood Energy Corporation.

EXISTING BURDENS ON THE CONTRACT AREA

OCS-G 21762, Mississippi Canyon Block 489

	WI	NRI
LLOG EXPLORATION	0.95000000	0.71487500
RESOURCE SOLUTION	0.05000000	0.03762500
MMS ROYALTY		0.12500000
KEVIN A. SMALL		0.00350000
GARY A. HUMMEL		0.00350000
C. DAN BUMP		0.00100000
LYNN S. BELCHER		0.00125000
ALLAN D. KEEL		0.00125000
KERR-MCGEE / WESTPORT		0.00950000
TEXICAN ENERGY CORP.		0.02600000
PGS OFFSHORE INVEST INC		0.00650000
KERR-MCGEE ORRI		0.02500000
HUNT OIL ORRI		0.02500000
RESOURCE SOLUTION ORRI		0.02000000
	1.00000000	1.00000000

OCS-G 27276, Mississippi Canyon Block 490

	WI	NRI
LLOG EXPLORATION	0.95000000	0.81225000
RESOURCE SOLUTION	0.05000000	0.04275000
MMS ROYALTY		0.12500000
WESTPORT GENERATORS		0.00000000
KERR-MCGEE ORRI		0.00000000
HUNT OIL ORRI		0.00000000
RESOURCE SOLUTION ORRI		0.02000000
	1.00000000	1.00000000